UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

GEOKINETICS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Dear Geokinetics Stockholder:

We cordially invite you to attend our 2006 Annual Meeting of Stockholders.  The Annual Meeting will be held on Wednesday, November 1, 2006, beginning at 2:00 p.m. (Central time) at the Omni Houston Hotel, Four Riverway, Houston, Texas  77056.

At this year’s Annual Meeting, you will be asked to vote on the election of directors; approval of an increase in the number of shares covered by the Geokinetics’ 2002 Stock Awards Plan; approval of a 1-for-10 reverse stock split; approval of the appointment of Geokinetics’ independent public accountants; and approval of our policy for the issuance of stock as part of the compensation for Board members.

I urge you to vote for your Board’s recommendations.  Your vote is important.  I hope you will be able to attend the meeting, but if you cannot, please vote your proxy as soon as possible.

Very truly yours,

DAVID A. JOHNSON
President and Chief Executive Officer

Houston, Texas

October 10, 2006

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GEOKINETICS INC.

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

November 1, 2006

Notice is hereby given that the 2006 Annual Meeting of Stockholders of Geokinetics Inc., a Delaware corporation (“Geokinetics”), will be held at the Omni Houston Hotel, Four Riverway, Houston, Texas 77056, at 2:00 p.m. (Central time) on Wednesday, November 1, 2006.

Only Geokinetics stockholders of record who owned shares of our Common Stock at the close of business on Monday, September 18, 2006, are entitled to notice of and can vote at this Annual Meeting or any adjournment or postponement that may take place.  At the Annual Meeting, you will be asked to take the following actions:

1.                                      Elect five directors to Geokinetics’ five-member Board of Directors, each to hold office for a term of one year;

2.                                      Vote on approval of an amendment to Geokinetics’ 2002 Stock Awards Plan to increase the number of shares authorized for the Plan to 8,000,000 shares of Common Stock on a pre-reverse split basis;

3.                                      Vote on a proposed amendment to Geokinetics’ Certificate of Incorporation to effect a reverse stock split of our Common Stock at a ratio of 1-for-10 (the “Reverse Stock Split”);

4.                                      Vote on approval of the appointment of UHY, LLP as Geokinetics’ independent public accountants;

5.                                    Vote on approval of the policy for the issuance of stock as part of the compensation for Board members; and

6.                                      Transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board recommends the election of the nominees for directors named in the accompanying Proxy Statement; approval of the increase in number of shares for Geokinetics’ 2002 Stock Awards Plan; approval of the Reverse Stock Split; approval of the appointment of UHY, LLP as Geokinetics’ independent public accountants; and approval of the policy for the issuance of restricted Common Stock as part of the annual compensation for Board members.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to complete, sign, date and return the enclosed Proxy Card as promptly as possible in the envelope enclosed for that purpose.  Alternatively, you may submit your proxy by telephone or over the internet. If you attend the meeting, you may withdraw your proxy and vote in person by ballot.

By Order of the Board of Directors

Michael A. Schott Corporate Secretary

Houston, Texas

October      , 2006

PLEASE COMPLETE, DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE. INSTEAD OF SUBMITTING A SIGNED PROXY CARD, YOU MAY ALSO SUBMIT YOUR PROXY BY TELEPHONE OR OVER THE INTERNET. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

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TABLE OF CONTENTS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

PROPOSAL 1 - ELECTION OF DIRECTORS

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES
NOMINEES
MEETINGS; COMMITTEES
COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT
CODE OF ETHICS
DIRECTORS AND EXECUTIVE OFFICERS
COMPENSATION OF EXECUTIVE OFFICERS
OPTION/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES
LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR
COMPENSATION OF DIRECTORS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PERFORMANCE GRAPH
SENIOR EXECUTIVE INCENTIVE PROGRAM
EMPLOYMENT AGREEMENTS
OTHER RELATED TRANSACTIONS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
VOTES REQUIRED; BOARD RECOMMENDATION

PROPOSAL 2 - APPROVAL OF AMENDMENT OF GEOKINETICS’ 2002 STOCK AWARDS PLAN

SUMMARY OF THE 2002 PLAN
FEDERAL INCOME TAX CONSEQUENCES OF AWARDS
NONQUALIFIED STOCK OPTIONS
NONQUALIFIED STOCK OPTIONS WITH STOCK APPRECIATION RIGHTS
INCENTIVE STOCK OPTIONS
INCENTIVE STOCK OPTIONS WITH STOCK APPRECIATION RIGHTS
RESTRICTED STOCK AWARDS
PHANTOM STOCK AWARDS
STOCK PRICE
VOTES REQUIRED; BOARD RECOMMENDATION

PROPOSAL 3 - CHARTER AMENDMENT TO EFFECT REVERSE STOCK SPLIT

AMENDMENT TO CERTIFICATE OF INCORPORATION
EFFECTS OF REVERSE STOCK SPLIT
EXCHANGE OF CERTIFICATES, NO FRACTIONAL SHARES
NO DISSENTERS’ RIGHTS
RESALE OF RESTRICTED SECURITIES
INCOME TAX ASPECTS OF REVERSE STOCK SPLIT
VOTES REQUIRED; BOARD APPROVAL

PROPOSAL 4 - APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

AUDIT FEES
AUDIT-RELATED FEES
TAX FEES
ALL OTHER FEES
VOTES REQUIRED; BOARD RECOMMENDATION

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PROPOSAL 5 — APPROVAL OF POLICY FOR ISSUANCE OF STOCK AS PART OF ANNUAL COMPENSATION FOR NON-EMPLOYEE BOARD MEMBERS

VOTES REQUIRED; BOARD RECOMMENDATION

APPENDIX A: GEOKINETICS’ 2002 STOCK AWARDS PLAN

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GEOKINETICS INC.

One Riverway, Suite 2100

Houston, TX  77056

PROXY STATEMENT

2006 Annual Meeting of Stockholders

November 1, 2006

This Proxy Statement and the accompanying Notice of 2006 Annual Meeting of Stockholders (“Annual Meeting”) and Proxy Card are being furnished in connection with the solicitation by the Board of Directors (the “Board”) of Geokinetics Inc. (“Geokinetics”) of proxies to be voted at the 2006 Annual Meeting scheduled to be held at the time, place and for the purposes set forth in the Notice. This Proxy Statement and the enclosed Proxy Card are being mailed to stockholders beginning on or about October       , 2006.  A copy of Geokinetics’ (i) Annual Report on Form 10-K/A2 for the fiscal year ended December 31, 2005, (ii) Quarterly Report on Form 10-Q/A2 for the quarterly period ended March 31, 2006, and (iii) Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006, accompany this Proxy Statement.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

1.              Who can vote?

Stockholders holding shares of Geokinetics’ Common Stock as of the close of business on the record date, September 18, 2006 (the “Record Date”), are entitled to receive notice of and to vote at the Annual Meeting, or any adjournments or postponements of the Annual Meeting.  You have one vote for each share of Common Stock held as of the record date, which may be voted on each proposal presented at the Annual Meeting.

2.              How many shares of Geokinetics Common Stock were outstanding on the record date?

The outstanding voting securities of Geokinetics on the Record Date consisted of 53,736,426 shares of Geokinetics’ Common Stock, $.01 par value (the “Common Stock”).   Common Stock is the only class of stock entitled to vote.  For information regarding holders of more than 5% of the outstanding voting securities of Geokinetics, see “Security Ownership of Certain Beneficial Owners and Management.”

3.              How do I vote?

Every stockholder of record on the Record Date is entitled to one vote for each share of Common Stock held in his or her name on each proposal or item that comes before the meeting.  A stockholder of record can vote in person at the Annual Meeting or by proxy in one of the following three ways:

1.     Mail: to vote by mail, sign, date and return your Proxy Card in the enclosed postage-paid envelope.

2.     Telephone: to vote by telephone, call 1-866-540-5760.  Use any touch tone telephone to vote your proxy.  You will need to provide the control number printed on your Proxy Card and follow the instructions on your Proxy Card and the voice prompts.

3.     Internet: to vote over the internet, access the website www.proxyvoting.com/gokn.ob. You will need to provide the control number printed on your Proxy Card and follow the instructions on your Proxy Card and the website.

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If you vote by telephone or over the internet, do not return your Proxy Card.

If you change your mind on any issue, you may revoke your proxy at any time before the close of voting at the Annual Meeting.  Any stockholder giving a proxy has the power to revoke the proxy at any time prior to its exercise by executing a subsequent proxy, by written notice to the Corporate Secretary of Geokinetics or by attending the meeting and withdrawing the proxy in person. All written notices of revocation or other communications with respect to the revocation of proxies should be addressed to Geokinetics’ principal executive offices as follows: Geokinetics Inc., One Riverway, Suite 2100, Houston, Texas 77056, Attention: Michael A. Schott, Corporate Secretary. Shares represented by a duly executed proxy received prior to the Annual Meeting will be voted in accordance with the instructions indicated on the proxy. If you properly sign and return your Proxy Card, but do not specify your choices, your shares will be voted by the proxy holders as specified by the Board.

4.              How do I vote if my shares are held in street name?

If your shares of Common Stock are held in the name of your broker, a bank or other nominee, only your broker, bank or other nominee may execute a proxy and vote your shares.  Please sign, date and promptly return the instruction card you received from your broker, bank or other nominee, in accordance with the instructions on the car.  You may vote by the Internet or telephone if your bank or broker makes those methods available, in which case you can follow the instructions on the card.  If you wish to vote your “street name” shares directly, you will need to obtain a document known as a “legal proxy” from your broker, bank or other nominee.  Please contact your bank, broker or other nominee if you wish to do so.

5.              Do I have to vote?

No.  However, we strongly urge you to vote.  You may vote for all, some or none of Geokinetics’ director nominees.  You may abstain from voting or vote “FOR” or “AGAINST” each of the other proposals.

Abstentions will be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of votes cast with respect to a proposal. Thus, abstentions will have the same effect as a vote against a proposal.  Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of votes cast with respect to a proposal. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on one or more proposals because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

6.              What is a “quorum”?

A “quorum” is a majority of the aggregate voting power of the outstanding shares of Common Stock and is required to hold the Annual Meeting.  A quorum is determined by counting shares of Common Stock present in person at the Annual Meeting or represented by proxy.  If you submit a properly executed proxy, you will be considered part of the quorum even if you abstain from voting.  Stockholders representing more than a majority of the Common Stock entitled to vote on the Record Date must be present or represented by proxy to constitute a quorum.

7.              How can I view the stockholder list?

A complete list of stockholders entitled to vote at the Annual Meeting will be available to view during the Annual Meeting.  You may review this list at Geokinetics’ offices at One Riverway, Suite 2100, Houston, Texas  77056 during ordinary business hours for a period of ten (10) days before the Annual Meeting.

8.              How many votes must each proposal receive to be adopted?

Directors are elected by a plurality of votes cast at the Annual Meeting.  The affirmative vote of the holders of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve the Reverse Stock Split, the amendment to the 2002 Stock Awards Plan, the appointment of UHY LLP; and the policy for the issuance of restricted stock as part of the annual compensation for Board members.

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9.              How are votes counted?

Votes are counted in accordance with Geokinetics’ Bylaws and Delaware law.  If a stockholder returns an executed proxy card but does not indicate how his or her shares are to be voted, the shares covered by such proxy card will be included in determining if there is a quorum and will also be counted as votes “FOR” the election of Geokinetics’ board nominees and the other four proposals.  Shares will not be voted at the Annual Meeting if no properly executed proxy card covering those shares has been returned and the holder does not cast votes with respect to those shares in person at the Annual Meeting.  A broker non-vote with respect to the election of directors or any proposal will not be counted in determining the election of directors or approval of any of the proposals.

10.       Who will count the votes?

A representative of Mellon Investor Services, our transfer agent, will count the votes and act as the Inspector of Election.  The Inspector of Election shall have the authority to receive, inspect, electronically tally and determine the validity of the proxies received.

11.       What happens if I do not specify a choice for a proposal when returning a proxy?

You should specify your choice for each proposal on the proxy card.  If no instructions are given, proxy cards that are signed and returned will be voted “FOR” the election of all Geokinetics director nominees and the other proposals.

12.       What happens if other matters come up at the Annual Meeting?

The matters described in the notice of Annual Meeting are the only matters we are aware of that will be voted on at the Annual Meeting.  If other matters are properly presented at the Annual Meeting, the proxy holders, David A. Johnson, Geokinetics’ President and Chief Executive Officer, and Scott A. McCurdy, Geokinetics’ Vice President and Chief Financial Officer, will vote your shares at their discretion.

13.       Who pays for the proxy solicitation related to the Annual Meeting?

The cost of soliciting proxies will be borne by Geokinetics. In addition to the solicitation by mail, the directors and certain regular employees of Geokinetics may solicit proxies by telephone or telecopy or in person. Such persons will not receive any fees or other compensation for such solicitation. No specially engaged employees or solicitors will be retained by Geokinetics for proxy solicitation purposes. Geokinetics may request brokerage houses, nominees, custodians and fiduciaries to forward the soliciting material to the beneficial owners of stock held of record and will reimburse such persons for forwarding this material.

14.       How can I obtain a copy of the Annual Report on Form 10-K?

Geokinetics did not prepare an Annual Report for 2005.  However, a copy of Geokinetics’ 2005 Form 10-K/A2 is being mailed with this proxy statement to each stockholder entitled to vote at the Annual Meeting.  If you do not receive a copy of the Form 10-K/A2, you may obtain one free of charge by writing or calling Michael A. Schott, Corporate Secretary, at Geokinetics, One Riverway, Suite 2100, Houston, Texas  77056, telephone (713) 850-7600.

15.       If I want to submit a stockholder proposal for the 2007 Annual Meeting, when it is due?

Any proposal or proposals by a stockholder intended to be included in the proxy statement and form of proxy relating to the 2007 Annual Meeting of stockholders must be received by Geokinetics no later than February 28, 2007, for the meeting scheduled to be held in July 2007, pursuant to the proxy solicitation rules of the Securities and Exchange Commission.  However, if the date of the 2007 Annual Meeting is changed by more than 30 days from the scheduled date, then the deadline will be a reasonable time before Geokinetics begins to print and mail the 2007 proxy materials. Your proposals should be sent by certified mail, return receipt requested, to Corporate Secretary, Geokinetics Inc., One Riverway, Suite 2100, Houston, Texas 77056.  Geokinetics is not required to include in its

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Proxy Statement and Proxy Card relating to the 2007 Annual Meeting of stockholders any stockholder proposal which may be omitted from the proxy materials pursuant to applicable regulations of the Securities and Exchange Commission in effect at the time such proposal is received.

Notice of any proposal by a stockholder that is not submitted for inclusion in next year’s Proxy Statement, but is instead presented directly at the 2007 Annual Meeting of stockholders must be received by us not less than 90 days nor more than 120 days prior to the first anniversary of the 2006 Annual Meeting.  Under this criterion, stockholders must provide us with notice of a matter to be brought before the 2007 Annual Meeting between July 4, 2007 and August 3, 2007.  However, if the date of the 2007 Annual Meeting is changed by more than 30 days from the date of the 2006 Annual Meeting, then the deadline will be the close of business on the tenth day following the date on which notice of the date of the Annual Meeting was mailed or public disclosure of the date of the Annual Meeting was made, whichever first occurs. Notices of intention to present proposals at the 2007 Annual Meeting should be addressed to Corporate Secretary, Geokinetics Inc., One Riverway, Suite 2100, Houston, Texas 77056.

PROPOSAL 1 - ELECTION OF DIRECTORS

Information about the Board of Directors and Committees

You will have the opportunity to elect Geokinetics’ entire Board of Directors at the Annual Meeting.  All of the incumbent directors are standing for re-election.  Pursuant to Geokinetics’ Bylaws, the Board has determined that the Board will consist of five directors and has nominated the five persons named below for election as directors at the Annual Meeting. Each nominee has consented to being named as a nominee for election as a director and has agreed to serve as a director if elected.  All directors are elected annually, and serve one-year terms or until a successor has been duly elected and shall qualify.

Directors are elected by a plurality of votes cast at the Annual Meeting.  Unless contrary instructions are set forth in the proxies, the persons with proxies at the Annual Meeting will vote all shares represented by such proxies for the election of each of the nominees named therein.  Should any of the nominees become unable to serve, the persons acting under the proxy will vote for the election, in the nominee’s stead, of such other person as the Board of Geokinetics may recommend.

The Board of Directors recommends that you vote “FOR” the election of each of the nominees named below.

Nominees

Set forth below are the names, ages and positions of the nominees for directors:

Name	Age	Position with Geokinetics	Directors Since

William R. Ziegler	64	Chairman (non-executive) (since February 2, 1999 and Director)	1997
David A. Johnson	55	President, Chief Executive Officer and Director	2003
Christopher M. Harte	58	Director	1997
Steven A. Webster	54	Director	1997
Gary M. Pittman	43	Director	2006

There are no family relationships among any of the director nominees or between such nominees and any executive officers of Geokinetics.

William R. Ziegler, age 64, has served as a member of Geokinetics’ Board of Directors since August 1, 1997 and has served as Geokinetics’ Chairman (non-executive) since February 2, 1999. Mr. Ziegler is of counsel to

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the law firm of Satterlee Stephens Burke & Burke, LLP, located in New York, New York. Since June 1994, Mr. Ziegler served as Chairman of the New York law firm of Parson & Brown, L.L.P. which merged with Satterlee Stephens Burke & Burke, LLP effective September 1, 1999. Mr. Ziegler was formerly a partner of Whitman Breed Abbott & Morgan, located in New York, New York (1993 - May 1994), and a predecessor law firm, Whitman & Ransom (since 1976). Mr. Ziegler is a director of and Vice Chairman of Grey Wolf, Inc. (an international land drilling company), a director of Flotek Industries Inc. (an oil services equipment supplier), a General Partner of Somerset Capital Partners, and a Managing Member of Blackhawk Investors II, L.L.C.

David A. Johnson, age 55, has served as a member of Geokinetics’ Board of Directors and as Geokinetics’ President and Chief Executive Officer since October 1, 2003. Prior to that time, Mr. Johnson served as President, Worldwide Deepwater Division, of Phillips Petroleum. Prior to this, Mr. Johnson served as Vice President -  Exploration of Spirit Energy 76 from 1997 to 2000 and Senior Vice President - Exploration and Land of Vastar Resources from 1995 to 1996. From 1973 to 1995, Mr. Johnson held a variety of managerial positions with Shell Oil, including General Manager - Geophysics.

Christopher M. Harte, age 58, is a private investor and has served as a member of Geokinetics’ Board of Directors since August 1, 1997. From 1992 to 1994, Mr. Harte was the President of Portland Newspapers, Inc. Mr. Harte is a director of several corporations, including Harte-Hanks, Inc. (a direct marketing and shopper publishing company) and Crown Resources Corporation (a precious metals mining company), and is an Investor Member of Blackhawk Investors II, L.L.C.

Steven A. Webster, age 54, has served as a member of Geokinetics’ Board of Directors since August 1, 1997. Mr. Webster serves as Managing Partner of Avista Capital Partners, which makes private equity investments in energy, healthcare and media. He is employed as a Consultant by Credit Suisse First Boston’s Alternative Capital Division to manage energy investments in its private equity fund. Mr. Webster serves as Chairman of Carrizo Oil & Gas, Inc., Basic Energy Services and Crown Resources Corporation. He also serves on the Boards of Brigham Exploration Company, Goodrich Petroleum Corporation, Seacor Holdings, Grey Wolf, Inc. and Hercules Offshore Inc. Mr. Webster serves as Trust Manager of Camden Property Trust. He is also a General Partner of Somerset Capital Partners and a Managing Member of Blackhawk Investors II, L.L.C. From 2000-2005, Mr. Webster served as Chairman of Global Energy Partners, an affiliate of Credit Suisse First Boston. He was a founder and served as Chief Executive Officer of Falcon Drilling Company, Inc. and its successor, R&B Falcon Corporation, from January 1998 to June 1999.

Gary M. Pittman, age 43, has served as a member of Geokinetics’ Board of Directors since March 8, 2006. Mr. Pittman founded his own company in 1995 to provide investment and merchant banking services to private and public companies. From 1987 to 1995, Mr. Pittman was Vice President of the Energy Recovery Fund, a $180 million private equity fund focused on the energy industry. Mr. Pittman is a Director of Flotek Industries, Inc. (an oil services equipment supplier), served as a Director of Czar Resources, Ltd., a public Canadian exploration and production company, Triton Imaging International, a developer of sea floor imaging software, Secretary, Vice President and Director of Sub Sea International, an offshore robotics and diving company, Director of BioSafe Technologies, a developer of non-toxic insecticides and owned and operated an oil and gas production and gas gathering company in Montana.

Meetings; Committees

Geokinetics’ Board of Directors met formally three times during the fiscal year ended December 31, 2005. The Board of Directors also conducted two meetings by telephone. Each incumbent director of Geokinetics attended at least 75% of such Board of Directors meetings. Although the Board had historically designated itself as an Audit Committee, the Board of Directors has not convened or acted in such capacity since that designation.  As a result, the information required by Item 7(a) and (d) of Schedule 14A is not applicable.  The Board did not have separate Nominating or Compensation Committees during the fiscal year ended December 31, 2005.

On May 17, 2006, the Board established three board committees:  an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee.  Gary M. Pittman was selected as chairman of the Audit Committee with

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Christopher M. Harte and William R. Ziegler serving as additional members.  Mr. Harte was selected as chairman of the Compensation Committee with Mr. Ziegler and Mr. Pittman serving as additional members.  Mr. Ziegler was selected as chairman of the Corporate Governance and Nominating Committee with Mr. Harte and Mr. Pittman serving as additional members.  Please refer to Proposal 5 concerning the approval of the policy for the issuance of restricted stock as part of the annual compensation for Board members.

Compliance With Section 16(a) of the Exchange Act

Section 16(a) of the Securites Exchange Act of 1934 requires Geokinetics’ directors, executive officers and persons who own more than ten percent of a registered class of Geokinetics’ equity securities, to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of Geokinetics. Officers, directors, and beneficial owners of more than ten percent of Geokinetics’ equity securities are required by SEC regulation to furnish Geokinetics with copies of all Section 16(a) reports they file.

Based solely upon information furnished to Geokinetics and contained in reports filed with the SEC, as well as any written representations that no other reports were required, Geokinetics believes that all SEC filings of its directors, executive officers and beneficial owners of greater than ten percent complied with Section 16 of the Exchange Act with one exception.  Maple Leaf Partners, L.P. and Maple Leaf Offshore, Ltd. failed to timely file initial reports on Form 3.

Code of Ethics

Geokinetics has not adopted a Code of Ethics. Geokinetics anticipates that it will adopt a Code of Ethics during 2006.

Directors and Executive Officers

For the Fiscal Year Ended December 31, 2005

Set forth below are the names, ages and positions of the directors and executive officers and other key personnel of Geokinetics for the fiscal year ended December 31, 2005.  During 2006, several executive changes took place and are outlined below.  Each of the directors named below was elected at the last annual meeting of the stockholders held on March 18, 2003, for a term of one year or until his successor was elected, except that David A. Johnson and Gary M. Pittman were appointed to fill vacancies in the Board.  Each of the directors named below will be nominated at the Annual Meeting to serve on Geokinetics’ Board of Directors for additional one year terms or until his successor is elected.

Name	Age	Position with Geokinetics	Office Held Since

William R. Ziegler	64	Chairman of the Board (non-executive)	1997

David A. Johnson	55	President, Chief Executive Officer and Director	2003

Michael A. Dunn	51	Vice President	1997

Thomas J. Concannon	52	Vice President and Chief Financial Officer	1997	(1)

Michael A. Schott	61	Vice President of Financial Reporting and Compliance and Secretary	1998

Lynn A. Turner	56	Chief Operating Officer of Quantum Geophysical, Inc. (2)	1997

M. Lee Bell	58	President of Geophysical Development Corporation (2)	2004

Christopher M. Harte	58	Director	1997

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Steven A. Webster	54	Director	1997

(1)   Resigned effective August 15, 2006.

(2)   Although Lynn Turner and Lee Bell are not officers of Geokinetics Inc., they are significant executive officers of two subsidiaries of Geokinetics Inc.

Michael A. Dunn, age 51, has served as a Vice President and the Chief Technology Officer of Geokinetics since August 18, 1997. Prior to joining Geokinetics, Mr. Dunn was employed for eighteen years by Shell Oil Company, most recently as Technology Manager at its Exploration and Production Research Center. Mr. Dunn has over twenty years of experience in all aspects of geoscience, including seismic acquisition, seismic processing, exploration and research.

Thomas J. Concannon, age 52, served as a Vice President and the Chief Financial Officer of Geokinetics since July 15, 1997, through August 15, 2006.  Prior to joining Geokinetics, Mr. Concannon worked for four years as a private consultant for various energy companies. Prior to that time, Mr. Concannon served as President of NJR Energy, an exploration company and as a director of its parent company, New Jersey Resources, Inc. Mr. Concannon has over twenty years of energy industry experience.

Michael A. Schott, age 61, has served as Vice President of Financial Reporting and Compliance and Secretary since August 5, 1998. Prior to joining Geokinetics, Mr. Schott served eight years as a Vice President and shareholder of a public accounting firm in San Antonio, Texas. Prior to that time Mr. Schott served as Controller, then Senior Vice President and Treasurer of Venus Oil Company. Mr. Schott is a Certified Public Accountant with more than 30 years of experience, including ten years in the oil and gas exploration industry and twenty years in the practice of public accounting. Mr. Schott is a member of the Texas Society of Certified Public Accountants and the American Institute of CPAs.

Lynn A. Turner, age 56, has served as Chief Operating Officer of Quantum Geophysical, Inc. since Geokinetics’ Trace Acquisition on December 1, 2005. Mr. Turner served as the President of Quantum since late 2003 and as Geokinetics’ President and Chief Operating Officer from July 28, 1997 to September 30, 2003. Prior to joining Geokinetics, Mr. Turner was employed for six years by Fairfield Industries, Inc., a provider of seismic acquisition services, most recently as Senior Vice President and Manager of Data Acquisition. Mr. Turner has more than twenty-five years of experience in the seismic data acquisition business.

M. Lee Bell, age 58, has served as President of Geophysical Development Corporation since April 1, 2004. Prior to joining Geokinetics, Dr. Bell served as Global General Manager, Seismic Reservoir Services, of WesternGeco. Prior to that position, Dr. Bell served as Vice President of Technology at WesternGeco. From 1998 to 2000, Dr. Bell served as President of Geosignal, a division of Western Geophysical. Dr. Bell has more than twenty-five years experience in the seismic data processing industry.

Executive Changes During 2006

Set forth below are the names, ages and positions of the directors and executive officers and other key personnel of Geokinetics as of the date of this Proxy Statement.  Thomas J. Concannon resigned from his position as Vice President and Chief Financial Officer effective August 15, 2006.  Chin H. Yu was Controller in May 2006 and Vice President and Controller effective September 6, 2006.  Scott A. McCurdy was appointed Vice President and Chief Financial Officer effective September 8, 2006, upon the completion of the acquisition of Grant Geophysical, Inc..  James A. White was appointed an officer of Geokinetics effective September 6, 2006.  Richard A. Miles was appointed an officer of Geokinetics effective September 8, 2006, upon the completion of the acquisition of Grant Geophysical, Inc.

Name	Age	Position with Geokinetics	Office Held Since

William R. Ziegler	64	Chairman of the Board (non-executive)	1997

David A. Johnson	55	President, Chief Executive Officer and Director	2003

Michael A. Dunn	51	Vice President	1997

Scott A. McCurdy	30	Vice President and Chief Financial Officer	2006

James A. White	46	President – North American Seismic Operations	2005

Richard F. Miles	57	President – International Seismic Operations	2006

Chin H. Yu	33	Vice President and Controller	2006

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Michael A. Schott	61	Vice President of Financial Reporting and Compliance and Secretary	1998

Lynn A. Turner	56	Chief Operating Officer of Quantum Geophysical, Inc.	1997

M. Lee Bell	58	President of Geophysical Development Corporation	2004

Christopher M. Harte	58	Director	1997

Steven A. Webster	54	Director	1997

Gary M. Pittman	43	Director	2006

Scott A. McCurdy, age 30, has served as the Vice President, Chief Financial Officer since September 8, 2006.  Prior to joining Geokinetics, Mr. McCurdy served as Vice President - Finance, Chief Financial Officer, Treasurer and Corporate Secretary of Grant Geophysical since October 2003.  He served as Controller of Grant Geophysical from July 2001 until he was promoted in October 2003.  Prior to that, he served as a senior auditor with a Big 5 public accounting firm focused on public companies in the oil field services industry.  Mr. McCurdy is a Certified Public Accountant in the state of Texas.

James A. White, age 46, has served as the President of North American Seismic Operations since Geokinetics’ Trace Acquisition on December 1, 2005. Prior to joining Geokinetics, Mr. White served as Trace’s President since February 2004. Prior to that, Mr. White spent 25 years with WesternGeco, a leading seismic company, in a variety of operational roles. Most recently he served as Vice President for North and South America, where he was responsible for all aspects of that company’s operations in North and South America.

Richard F. Miles, age 57, has served as the President of International Seismic Operations since Geokinetics’ acquisition of Grant Geophysical on September 8, 2006.  Prior to joining Geokinetics, Mr. Miles served as Grant’s President and Chief Executive Officer since January 2001.  During the period 1990 to 2000 he was employed by Tech-Sym Corporation primarily as President and Chief Executive Officer of Syntron Inc. but also within that same period, he was Chief Executive Officer and Director of GeoScience Corporation, Chairman of CogniSeis, Syntron and Symtronix.   Prior to that, he was Manager of North and South America Marine and Worldwide Marine Support for Halliburton Geophysical Services.  From 1984—1988, he was General Manager at Geosource Marine, Inc. and from 1966—1984, he held a variety of positions with Geophysical Service, Inc with increasing responsibilities.   Mr. Miles has over thirty-nine years of experience in the seismic industry.

Chin H. Yu, age 33, has served as the Controller since May 2006, and was appointed Vice President on September 6, 2006.  Mr. Yu served as Interim Chief Financial Officer of Geokinetics from August 16, 2006 to September 8, 2006.  Prior to joining Geokinetics, Mr. Yu was a Senior Manager with the Forensic Litigation and Valuation Consulting Group with UHY Advisors LP focused on structured finance, due diligence, business and intellectual property valuations and corporate investigations.  He joined UHY as a staff consultant and spent six years with the firm.  Mr. Yu is a Certified Fraud Examiner.

Compensation of Executive Officers

The following table sets forth all forms of compensation paid to Geokinetics’ chief executive officer and the four other most highly compensated executive officers whose total compensation exceeded $100,000 for fiscal years 2005, 2004 and 2003.  The compensation reflected for each individual was for their services provided in all capacities to Geokinetics and its subsidiaries.  This table also identifies the principal capacity in which each executive named in this proxy statement served Geokinetics at the end of 2005.

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Summary Compensation Table

							Long term compensation
		Annual compensation					Awards			Payouts
Name and principal position	Year	Salary	Bonus		Other annual compensation		Restricted Stock Awards	Securities underlying options/SARs		LTIP payouts	All other Compensation

David A. Johnson (since 10/1/03), President, Chief Executive Officer and Director	2005	$243,335	—		—		—	250,000	(5)	—	$76,293	(6)
	2004	$240,000	$202,000	(3)	—		—
	2003	$60,000	—		—		—

Lynn A. Turner(1)	2005	$190,002	$75,000		$9,499	(2)	—	200,000	(5)	—	$58,967	(6)
President	2004	$175,000	$80,000		$7,788	(2)	—	—
	2003	$140,000	—		$7,788	(2)	—	500,000

M. Lee Bell(4)	2005	$190,000	$25,000		—		—	50,000	(5)	—	$26,742	(6)
President	2004	$142,500	—		—			350,000
(since 4/1/05)

Michael A. Dunn,	2005	$151,250	$15,000		—		—	25,000	(5)	—	$6,771	(6)
Vice President	2004	$150,000	$20,000		—		—	—
	2003	$150,000	—		—		—	350,000

Thomas J. Concannon, Vice President and Chief Financial Officer	2005	$161,670	$40,000		—		—	110,000	(5)	—	$50,438	(6)
	2004	$150,000	$25,000		—		—	—
	2003	$123,750	—		—		—	350,000

(1)                   Mr. Turner serves as Chief Operating Officer of Quantum Geophysical, Inc.

(2)                   Reflects additional compensation for accrued but unused vacation.

(3)                   Includes a signing bonus of $151,500 and an incentive bonus of $50,500.

(4)                   Mr. Bell serves as President of Geophysical Development Corporation.

(5)                   Geokinetics’ Board of Directors granted these securities on December 1, 2005, subject to the stockholders’ approval of an amendment to the 2002 Stock Awards Plan to increase shares under the plan at the Annual Meeting.

(6)                   During fiscal 2005, Geokinetics awarded stock options to certain employees, subject to the stockholders’ approval of an amendment to the 2002 Stock Awards Plan at the Annual Meeting, with exercise prices below the market value of Geokinetics’ Common Stock on the date of grant.  Additional benefits received by the executive include monthly car allowances, paid life insurance and the use of corporate apartment.

Option/SAR Grants in Last Fiscal Year

On December 1, 2005, the Board of Directors approved an amendment to the 2002 Stock Awards Plan, subject to the stockholders’ approval at this Annual Meeting, in order to increase the number of shares of Common Stock covered by the plan. Pursuant to the amendment, the Board of Directors awarded options to purchase 1,927,500 shares of Common Stock, subject to the stockholders’ approval of the amendment.  The following table describes stock options or SAR granted during the fiscal year ended December 31, 2005.

Name	Number of Securities Underlying Options/SARs Granted		Percent of Total Options/SARs Granted To Employees In Fiscal Year	Exercise of Base Price ($/Sh)	Expiration Date	Potential Realizable Value of Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
						5%	10%
David A. Johnson	250,000	(2)	12.3%	$1.25	12/1/15	$815,000	$1,295,000
Lynn A. Turner	200,000	(2)	9.8%	$1.25	12/1/15	$652,000	$1,036,000
M. Lee Bell	50,000	(2)	2.5%	$1.25	12/1/15	$163,000	$259,000
Michael A. Dunn	25,000	(2)	1.2%	$1.25	12/1/15	$81,500	$129,500
Thomas J. Concannon	110,000	(2)	5.4%	$1.25	12/1/15	$358,600	$569,800

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(1)                   The amounts in these columns are the result of calculations of the 5% and 10% rates set by the SEC and are not intended to forecast possible future appreciation, if any, of Geokinetics’ stock price. The actual value realized will depend on the difference between the market value of the Common Stock on the date the option is exercised and the exercise price. The calculations are based on a stock price of $2.00 which was the market value of Geokinetics’ stock on the date of grant. The exercise price for the above options was granted at $1.25, which was below the market price at the date of grant.

(2)                   The Board of Directors granted these securities on December 1, 2005, subject to the stockholders’ approval of an amendment to the Awards Plan at this Annual Meeting.

Aggregate Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

None of Geokinetics’ executive officers exercised any options during the fiscal year ended December 31, 2005.  Geokinetics did not issue any SARs during the fiscal year ended December 31, 2005. The following table sets forth the number of shares underlying the unexercised options and the aggregate dollar value of in the money unexercised options of each of Geokinetics’ executive officers as of December 31, 2005:

	Unexercised Options at December 31, 2005		Value of Unexercised In-The-Money Options at December 31, 2005(1)
Name	Exercisable/Unexercisable		Exercisable/Unexercisable

David A. Johnson	977,081/613,541	(2)	$2,333,765/$1,329,384
Lynn A. Turner	400,000/300,000	(3)	$853,333/$556,667
Michael A. Dunn	241,666/133,334	(4)	$547,499/$290,001
Thomas J. Concannon	270,000/190,000	(5)	$584,333/$363,667
M. Lee Bell	133,334/266,666	(6)	$258,501/$516,999

(1)                   The closing price per share on December 31, 2005 was $2.55, as quoted on the Over-the-Counter Bulletin Board, which is overseen by the NASD.

(2)                   Includes an award of 250,000 options to purchase Common Stock, of which 83,333 is exercisable and 166,667 is unexercisable, subject to the stockholders’ approval of an amendment to the 2002 Stock Awards at this Annual Meeting.

(3)                   Includes an award of 200,000 options to purchase Common Stock, of which 66,667 is exercisable and 133,333 is unexercisable, subject to the stockholders’ approval of an amendment to the 2002 Stock Awards at this Annual Meeting.

(4)                   Includes an award of 25,000 options to purchase Common Stock, of which 8,333 is exercisable and 16,667 is unexercisable, subject to the stockholders’ approval of an amendment to the 2002 Stock Awards at this Annual Meeting.

(5)                   Includes an award of 110,000 options to purchase Common Stock, of which 36,667 is exercisable and 73,333 is unexercisable, subject to the stockholders’ approval of an amendment to the 2002 Stock Awards at this Annual Meeting.

(6)                   Includes an award of 50,000 options to purchase Common Stock, of which 16,667 is exercisable and 33,333 is unexercisable, subject to the stockholders’ approval of an amendment to the 2002 Stock Awards at this Annual Meeting.

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Long-Term Incentive Plans - Awards in Last Fiscal Year

None of Geokinetics’ executive officers were granted awards under any long-term incentive plan during the fiscal year ended December 31, 2005.

Compensation of Directors

Directors of Geokinetics were not compensated for their services as directors during the fiscal year ended December 31, 2005. Directors, who are not employees or officers of Geokinetics, are reimbursed for their actual expenses incurred in attending meetings of the Board of Directors.  For additional information, please refer to Proposal 5 concerning the approval of the policy for the issuance of stock as part of the annual compensation for Board members.

Compensation Committee Interlocks and Insider Participation

Geokinetics did not have a Compensation Committee for the fiscal year ended December 31, 2005.  The full Board, except David A. Johnson, acted in the capacity of the Compensation Committee.  Mr. Johnson, Geokinetics’ President and Chief Executive Officer, participated in deliberations with the Board of Directors concerning executive officer compensation during the fiscal year ended December 31, 2005.  As discussed above, the Board established a Compensation Committee on May 17, 2006.

Performance Graph

Geokinetics has made previous filings and may make future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate future filings, including this proxy statement, in whole or in part.  The following graph does not constitute soliciting materials and is not considered filed or incorporated by reference into any other Geokinetics filing under the Securities Act of 193 or the Securities Exchange Act of 1934, unless we state otherwise.

This graph depicts the five-year cumulative total return of Geokinetics’ Common Stock as compared with the S&P 500 Stock Index and a peer group made up of companies on the PHLX Oil Services Index. The PHLX Index consists of larger companies that perform a variety of services as compared to land based acquisition and processing of seismic data performed by Geokinetics.

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Senior Executive Incentive Program

The Board of Directors has adopted a Senior Executive Incentive Program (the “Senior Executive Incentive Program”), pursuant to which Geokinetics’ senior executives and key employees may earn annual bonus compensation based upon Geokinetics’ performance in relation to its cash flow. Specifically, at the end of each fiscal year, the Board of Directors determines and establishes an annual bonus pool (the “Bonus Pool”) equal to 10% of Geokinetics’ consolidated earnings before depreciation, interest and taxes (“EBITDA”) for such fiscal year less capital expenditure budget overages not previously approved by Geokinetics’ Board of Directors. No Bonus Pool may be established for any fiscal year if Geokinetics’ consolidated earnings before interest and taxes (“EBIT”) for such year are negative. The Board of Directors allocates the Bonus Pool among the participants in the Senior Executive Incentive Program in its sole discretion, subject to the terms of any employment agreements with the participants in the program. Bonuses, if any, awarded under the Senior Executive Incentive Program are determined by the Board of Directors and paid within 75 days after the end of the fiscal year for which the Bonus Pool has been determined.

Employment Agreements

For the Fiscal Year Ended December 31, 2005

Geokinetics was a party to the following employment agreements as of the end of December 31, 2005:

Geokinetics is a party to an employment agreement dated September 30, 2003, with David A. Johnson, pursuant to which Mr. Johnson serves as the President and Chief Executive Officer of Geokinetics reporting directly to the Board of Directors. The compensation payable to Mr. Johnson under the employment agreement consists of: (i) an annual base salary of $240,000 per year (reviewed annually), (ii) participation in the Senior Executive Incentive Program equal to at least 50% of the Bonus Pool established thereunder, subject to a limit of three times

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base salary and (iii) an option to acquire 1,340,622 shares of Common Stock, at an exercise price of $0.06 per share, exercise price being the fair market value of the Common Stock on the date of grant. The option has a ten-year term and vests over three years in six (6) equal increments, with the first increment vesting three months from the date of hire, the second vesting 12 months from the date of hire, and subsequent increments vesting on each of the four six-month anniversaries of the date of hire thereafter. Mr. Johnson received a one-time signing bonus of $151,500. Bonuses are payable within 75 days of the end of Geokinetics’ fiscal year provided no notice of voluntary termination of employment has been given and no termination of employment for cause has occurred before the scheduled payment date. Mr. Johnson is also entitled to a lump sum payment equal to three times the sum of his current base salary and the most recent non-zero cash bonus in the event there is a material negative change in Mr. Johnson’s job scope or remuneration package. Pursuant to the employment agreement, Mr. Johnson has agreed not to compete in the seismic services industry during his employment and for two years after termination for any reason. Mr. Johnson’s employment may be terminated by either party for any reason, subject to the provisions of the employment agreement.

Geokinetics is a party to a three year employment agreement dated November 16, 2003, with Thomas J. Concannon, pursuant to which Mr. Concannon serves as Vice President and Chief Financial Officer of Geokinetics. The compensation payable to Mr. Concannon under the employment agreement consists of: (i) an annual base salary of $150,000 per year (reviewed annually), (ii) participation in the Senior Executive Incentive Program up to an annual bonus limit of two-times base salary and (iii) an option to acquire 350,000 shares of Common Stock, at an exercise price of $.25 per share, such exercise price being the fair market value of the Common Stock on the date of grant. The option has a ten-year term and vests ratably over three years in three equal increments, with the first increment vesting one year from the date of grant and the final increment vesting on the third anniversary of the grant date. Mr. Concannon is also entitled to a lump sum payment equal to one times the sum of his current base salary plus his most recent bonus if Geokinetics terminates Mr. Concannon’s employment for any reason other than for cause. The employment agreement also provides that Mr. Concannon will not compete in the seismic services industry during his employment and for two years after a voluntary termination of employment by Mr. Concannon. Mr. Concannon resigned his position as Vice President and Chief Financial Officer of Geokinetics effective August 15, 2006.

Geokinetics is a party to a three year employment agreement dated November 16, 2003, with Lynn A. Turner, pursuant to which Mr. Turner served as President of Quantum Geophysical, Inc. until December 1, 2005, and thereafter as its Chief Operating Officer. The compensation payable to Mr. Turner under the employment agreement consists of: (i) an annual base salary of $175,000 per year (reviewed annually), (ii) participation in the Senior Executive Incentive Program up to an annual bonus limit of two-times base salary and (iii) an option to acquire 500,000 shares of Common Stock, at an exercise price of $.25 per share, such exercise price being the fair market value of the Common Stock on the date of grant. The option has a ten-year term and vests ratably over three years in three equal increments, with the first increment vesting one year from the date of grant and the final increment vesting on the third anniversary of the grant date. Mr. Turner is also entitled to a lump sum payment equal to one times the sum of his current base salary plus his most recent bonus if Geokinetics terminates Mr. Turner’s employment for any reason other than for cause. The employment agreement also provides that Mr. Turner will not compete in the seismic services industry during his employment and for two years after a voluntary termination of employment by Mr. Turner.

Geokinetics is a party to a three year employment agreement dated November 16, 2003, with Michael A. Dunn, pursuant to which Mr. Dunn serves as Vice President of Geokinetics. The compensation payable to Mr. Dunn under the employment agreement consists of: (i) an annual base salary of $150,000 per year (reviewed annually), (ii) participation in the Senior Executive Incentive Program up to an annual bonus limit of two-times base salary and (iii) an option to acquire 350,000 shares of Common Stock, at an exercise price of $.25 per share, such exercise price being the fair market value of the Common Stock on the date of grant. The option has a ten-year term and vests ratably over three years in three equal increments, with the first increment vesting one year from the date of grant and the final increment vesting on the third anniversary of the grant date. Mr. Dunn is also entitled to a lump sum payment equal to one times the sum of his current base salary plus his most recent bonus if Geokinetics terminates Mr. Dunn’s employment for any reason other than for cause. The employment agreement also provides that

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Mr. Dunn will not compete in the seismic services industry during his employment and for two years after a voluntary termination of employment by Mr. Dunn.

Geokinetics is a party to a three year employment agreement dated November 16, 2003, with Michael A. Schott, pursuant to which Mr. Schott serves as Vice President of Geokinetics. The compensation payable to Mr. Schott under the employment agreement consists of: (i) an annual base salary of $105,000 per year (reviewed annually), (ii) participation in the Senior Executive Incentive Program up to an annual bonus limit of two-times base salary and (iii) an option to acquire 50,000 shares of Common Stock, at an exercise price of $.25 per share, such exercise price being the fair market value of the Common Stock on the date of grant. The option has a ten-year term and vests ratably over three years in three equal increments, with the first increment vesting one year from the date of grant and the final increment vesting on the third anniversary of the grant date. Mr. Schott is also entitled to a lump sum payment equal to one times the sum of nine months his current base salary plus his most recent bonus if Geokinetics terminates Mr. Schott’s employment for any reason other than for cause. The employment agreement also provides that Mr. Schott will not compete in the seismic services industry during his employment and for two years after a voluntary termination of employment by Mr. Schott.

Geokinetics is a party to a three year employment agreement dated March 16, 2004, with M. Lee Bell pursuant to which Dr. Bell serves as President of Geophysical Development Corporation. The compensation payable to Dr. Bell under the employment agreement consists of: (i) an annual base salary of $190,000 per year (reviewed annually), (ii) participation in the Senior Executive Incentive Program up to an annual bonus limit of two-times base salary and (iii) an option to acquire 350,000 shares of common stock, at an exercise price of $.52 per share, such exercise price being the fair market value of the common stock on the date of grant. The option has a ten-year term and vests ratably over three years in three equal increments, with the first increment vesting one year from the date of grant and the final increment vesting on the third anniversary of the grant date. Dr. Bell is also entitled to a lump sum payment equal to one times the sum of his current base salary plus his most recent bonus if Geokinetics terminates Dr. Bell’s employment for any reason other than for cause. The employment agreement also provides that Dr. Bell will not compete in the seismic services industry during his employment and for two years after a voluntary termination of employment by Dr. Bell.

Geokinetics is a party to a three year employment agreement dated December 1, 2005, with James A. White, pursuant to which Mr. White serves as President of Quantum Geophysical, Inc. The compensation payable to Mr. White under the employment agreement consists of: (i) an annual base salary of $220,000 per year (reviewed annually), (ii) participation in the Senior Executive Incentive Program up to an annual bonus limit of two-times base salary and (iii) an option to acquire 400,000 shares of Common Stock, at an exercise price of $1.25 per share, such exercise price being below the fair market value of the Common Stock on the date of grant.  The option has a ten-year term and vests in three equal increments, with the first increment vesting upon the date of grant, the second increment vesting one year from the date of grant and the final increment vesting on the second anniversary of the grant date. Mr. White is also entitled to a lump sum payment equal to 1.75 times his current base salary if Geokinetics terminates Mr. White’s employment for any reason other than for cause. The employment agreement also provides that Mr. White will not compete in the seismic services industry during his employment and for 1.75 years after a voluntary termination of employment by Mr. White.

As of the Date of This Proxy

Geokinetics made several executive changes during 2006, and as a result, is a party to following additional employment agreements as of the date of this proxy:

Geokinetics is a party to an employment agreement dated May 23, 2006, with Chin Yu, pursuant to which Mr. Yu serves as the Controller of Geokinetics. This agreement was amended on September 1, 2006, pursuant to which Mr. Yu serves as Vice President of Geokinetics. The compensation payable to Mr. Yu under the amended employment agreement consists of: (i) an annual base salary of $150,000 per year (reviewed annually), (ii) participation in the Geokinetics’ Senior Executive Incentive Program up to an annual bonus limit of two times base salary and (iii) an award of 25,000 restricted shares of Geokinetics’ Common Stock, which restrictions will be lifted in three equal annual installments beginning one year from the Effective Date. Mr. Yu is also entitled to a lump sump payment equal to one times his current base salary if Geokinetics terminates Mr. Yu’s employment for any reason other than for cause.

Geokinetics is a party to a three-year employment agreement dated September 8, 2006, with Scott A. McCurdy, pursuant to which Mr. McCurdy serves as the Vice President and Chief Financial Officer of Geokinetics. The compensation payable to Mr. McCurdy under the employment agreement consists of: (i) an annual base salary of $200,000 per year (reviewed annually), (ii) participation in the Geokinetics’ Senior Executive Incentive Program up to an annual bonus limit of two times base salary and (iii) an award of 175,000 restricted shares of Geokinetics’ Common Stock, which restrictions will be lifted in three equal annual installments beginning September 8, 2007. Mr. McCurdy is also entitled to a lump sump payment equal to one times his current base salary plus his most recent annual bonus if Geokinetics terminates Mr. McCurdy’s employment for any reason other than for cause. The employment agreement also provides that Mr. McCurdy will not compete in the seismic services industry during his employment and for one year after a voluntary termination of employment by Mr. McCurdy.

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Geokinetics is a party to a three-year employment agreement dated August 23, 2006, with Richard F. Miles, pursuant to which Mr. Miles serves as the President of Grant Geophysical. The compensation payable to Mr. Miles under the employment agreement consists of: (i) an annual base salary of $336,672 per year (reviewed annually), (ii) participation in the Geokinetics’ Senior Executive Incentive Program up to an annual bonus limit of two times base salary and (iii) an award of 200,000 restricted shares of Geokinetics’ Common Stock, which restrictions will be lifted in three equal annual installments beginning one year from date of hire with Geokinetics. Mr. Miles is also entitled to a lump sump payment equal to one times his current base salary plus his most recent bonus if Geokinetics terminates Mr. Miles’ employment for any reason other than for cause. The employment agreement also provides that Mr. Miles will not compete in the seismic services industry during his employment and for one year after a voluntary termination of employment by Mr. Miles.

Other Related Transactions

In connection with certain financing transactions that were completed in April and July of 1997 with William R. Ziegler, Steven A. Webster and Blackhawk Investors, L.L.C. (of which Messrs. Ziegler and Webster serve as the two partners of its sole managing member), Geokinetics entered into a three-year consulting agreement (beginning April 25, 1997) with William R. Ziegler, pursuant to which Mr. Ziegler agreed to provide Geokinetics certain strategic planning and other consulting services. Under Mr. Ziegler’s consulting agreement, Mr. Ziegler received a quarterly consulting fee equal to one-half of 1% of the total investment made by him and certain other persons on or before July 31, 1997 in debt and equity securities of Geokinetics that were outstanding as of the end of each quarter during the term of the consulting agreement. Mr. Ziegler’s consulting agreement expired on April 25, 2000 and was not renewed. As of December 31, 2005, Geokinetics owed Mr. Ziegler $389,873 in consulting fees pursuant to the agreement. In addition, in July 1997, Geokinetics entered into an Investment Monitoring Agreement with Blackhawk Capital Partners, the managing member of Blackhawk Investors, L.L.C., pursuant to which Blackhawk Capital Partners was appointed to oversee Blackhawk Investors, L.L.C.’s investments in Geokinetics. As of December 2003, Blackhawk Investors, L.L.C. had divested itself of its original investment in Geokinetics. As of December 31, 2005, Geokinetics owed Blackhawk Capital Partners $162,500 in consulting fees under this agreement. These amounts were paid in full and the obligations satisfied in September 2006.

On December 1, 2005, Geokinetics completed a private placement of $30,837,500 of its Common Stock and warrants to purchase Common Stock, net of offering costs of approximately $1,527,000. Geokinetics sold 24,670,000 shares of its Common Stock at a per share price of $1.25, and warrants to purchase an additional 2,741,050 shares of Common Stock. The warrants are exercisable at a price of $2.00 per share, may be exercised at any time after the date of issuance and expire five years after the date of issuance. Three of Geokinetics’ directors (Messrs. Ziegler, Webster and Harte) participated in the private placement of Common Stock and warrants to purchase common stock. Their combined purchases totaled 4,800,000 shares of Common Stock representing $6,000,000 of the total offering. The directors also received warrants to purchase 480,000 shares of Geokinetics’ Common Stock.

On November 30, 2004, Geokinetics completed a $2,499,900 equity financing from private investment sources. The financing consisted of an offering of 8,333 shares of convertible preferred stock priced at $300 per share, which was convertible into Common Stock at $0.30 per share. The convertible preferred stock accrued dividends at the rate of 6% per annum, compounded annually and, which were payable in cash when, and if, declared. Messrs. Ziegler, Webster and Harte, directors of Geokinetics, participated in this private placement. Their combined purchases totaled 5,579 shares of convertible preferred stock and represented $1,674,000 of the total offering.

In conjunction with Geokinetics’ December 2005 private placement of Common Stock, all outstanding shares of Geokinetics’ convertible preferred stock was converted into Common Stock. Geokinetics issued 8,832,980 shares of Common Stock in the conversion, based on the conversion price of $.30 per share and the accumulation of accrued dividends from December 2004. Upon conversion of the convertible preferred stock, three directors received in the aggregate 5,913,740 shares of Common Stock.

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During 2005, Geokinetics’ seismic acquisition segment performed and completed a seismic survey for Carrizo Oil & Gas, Inc. (“Carrizo”). The project was bid to Carrizo at prevailing market rates and the survey was conducted according to industry standards. The seismic survey generated revenues of $1,116,263 to Geokinetics. Steven A. Webster serves as Chairman of the Board of Carrizo. Mr. Webster is a director and significant stockholder of Geokinetics.

William R. Ziegler is of counsel to the New York-based law firm of Satterlee Stephens Burke & Burke, LLP. During the fiscal years ended December 31, 2005 and December 31, 2004, this firm billed Geokinetics $42,575 and $37,707 respectively, for services rendered.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of September 1, 2006, the number of shares of Geokinetics’ Common Stock beneficially owned by (i) each person known by Geokinetics (based on filings under Section 13(d) or 13(g) of the Exchange Act) to be the holder of more than 5% of its voting securities, (ii) each director or nominee for election as a director, (iii) each executive officer, and (iv) all of Geokinetics’ directors and officers as a group. Unless otherwise indicated, each holder has sole voting and investment power with respect to the shares of Common Stock owned by such holder.

Name and Address of Beneficial Owner	Title of Class	No. of Shares and Nature of Beneficial Ownership		Percent of Class(1)

Steven A. Webster 1000 Louisiana, Suite 1500 Houston, TX 77002	Common	13,441,294	(2)	23.95%

Maple Leaf Partners, L.P. 450 Laurel Street, Suite 2105 Baton Rouge, Louisiana 70801	Common	8,929,624		15.91%

Dane Andreeff Andreeff Equity Advisors, L.L.C. 450 Laurel Street, Suite 2105 Baton Rouge, LA 70801	Common	15,400,000	(3)	27.44%

Credit Suisse c/o CSFB Private Equity, Inc. Eleven Madison Avenue New York, NY 10010	Common	5,970,487	(4)	10.64%

William R. Ziegler 230 Park Avenue, Suite 1130 New York, NY 10169	Common	8,425,934	(5)	15.01%

Maple Leaf Offshore, Ltd. 450 Laurel Street, Suite 2105 Baton Rouge, Louisiana 70801	Common	5,902,952		10.52%

Blackhawk Investors II, L.L.C. 14701 St. Mary’s Lane, Suite 800 Houston, TX 77079	Common	5,317,804		9.48%

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Valentis SB LP c/o Wexford Capital LLC 411 West Putman Avenue Greenwich, Connecticut 06830	Common	5,317,803		9.48%

David A. Johnson One Riverway, Suite 2100 Houston, Texas 77056	Common	1,340,622	(6)(9)	2.39%

Christopher M. Harte P. O. Box 696 Spicewood, Texas 78669	Common	840,435	(7)	1.50%

Lynn A. Turner One Riverway, Suite 2100 Houston, Texas 77056	Common	333,333	(6)(10)	.59%

Michael A. Dunn One Riverway, Suite 2100 Houston, Texas 77056	Common	233,333	(6)(11)	.42%

Gary M. Pittman 8110 Georgetown Pike McLean, VA 22102	Common	29,000.05%

M. Lee Bell One Riverway, Suite 2100 Houston, Texas 77056	Common	233,333	(6)(12)	.42%

All Directors and Executive Officers as a Group	Common	19,191,106	(8)	34.19%

(1)

These percentages are calculated on the basis of 53,503,093 shares of Common Stock, that were issued and outstanding on September 1, 2006, plus, with respect to each person, group or entity listed, such number of shares of Common Stock as such person or entity has the right to acquire pursuant to options, warrants, conversion privileges or other rights held by such person or entity. Certain shares are deemed beneficially owned by more than one person or entity listed in the table.

(2)

Includes (i) 5,474,116 shares owned of record by Mr. Webster, (ii) 5,317,804 shares of Common Stock owned of record by Blackhawk Investors II L.L.C., (iii) 339,374 shares of Common Stock owned of record by Somerset Capital Partners (“SCP”), since Mr. Webster is one of three general partners of SCP, (iv) 280,000 shares of Common Stock, assuming the exercise of warrants owned of record by Mr. Webster, (v) 1,107,020 shares of Common Stock owned of record by Kestrel Capital, L.P., since Mr. Webster is President of Peregrine Management, LLC, the sole General Partner of Kestrel Capital, L.P., (vi) 40,000 shares of Common Stock, assuming the exercise of the warrants owned by Kestrel Capital, L.P., and (vii) 882,980 shares of Common Stock owned of record by Cerrito Partners, since Mr. Webster is the Managing Partner of Cerrito Partners.

(3)

Includes 8,117,840 shares owned of record by Maple Leaf Partners, L.P., (ii) 811,784 shares of Common Stock assuming the exercise of warrants owned of record by Maple Leaf Partners, L.P., (iii) 5,366,320 shares owned of record by Maple Leaf Offshore, Ltd., (iv) 536,632 shares of Common Stock, assuming the exercise of warrants owned by Maple Leaf Offshore, Ltd., (v) 515,840 shares owned of record by Maple Leaf Partners I, L.P. and (vi) 51,584 shares of Common Stock, assuming the exercise of warrants owned by Maple Leaf Partners I, L.P.

(4)

Includes (i) 4,767,631 shares owned of record by DLJ Investment Partners, L.P., (ii) 339,738 shares owned of record by DLJ Investment Funding, Inc., (iii) 792,486 shares owned of record by DLJ ESC II, L.P., and (iv) 70,632 shares owned of record by DLJ Investment Partners, Inc.

(5)

Includes (i) 2,648,756 shares owned of record by Mr. Ziegler, (ii) 5,317,804 shares of Common Stock owned of record by Blackhawk Investors II L.L.C., (iii) 339,374 shares of Common Stock owned of record by SCP, since Mr. Ziegler is one of three general partners of SCP, and (iv) 120,000 shares of Common Stock, assuming the exercise of warrants owned of record by Mr. Ziegler.

(6)	Refers to vested stock options to purchase Common Stock held by the named executive.

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(7)

Includes 800,435 shares of Common Stock owned of record by Spicewood Family Partners of which Mr. Harte is the general partner and 40,000 shares of Common Stock, assuming the exercise of warrants owned of record by Spicewood Family Partners.

(8)

Includes an aggregate of (i) 16,570,485 issued and outstanding shares beneficially owned by the directors and executive officers as a group and (ii) 2,620,621 shares of Common Stock that such persons have the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights held by such persons.

(9)	Does not include a December 2005 award of 250,000 options to purchase Common Stock, which is subject to the stockholders’ approval of an amendment to the 2002 Stock Awards at this Annual Meeting.
(10)	Does not include a December 2005 award of 200,000 options to purchase Common Stock, which is subject to the stockholders’ approval of an amendment to the 2002 Stock Awards at this Annual Meeting.
(11)	Does not include a December 2005 award of 25,000 options to purchase Common Stock, which is subject to the stockholders’ approval of an amendment to the 2002 Stock Awards at this Annual Meeting.
(12)	Does not include a December 2005 award of 50,000 options to purchase Common Stock, which is subject to stockholders approval of an amendment to the 2002 Stock Awards at this Annual Meeting.

Votes Required; Board Recommendation

The five nominees receiving the highest number of affirmative votes of the shares represented in person or represented by proxy at the meeting and entitled to vote shall be elected to the Board. The Board believes that the election of the nominees listed above as directors of Geokinetics is in the best interest of Geokinetics and its stockholders. The Board recommends a vote FOR the nominees and it is intended that proxies not marked to the contrary will be so voted.

PROPOSAL 2 - APPROVAL OF AMENDMENT OF GEOKINETICS’
2002 STOCK AWARDS PLAN

On October 30, 2002, the Board adopted Geokinetics’ 2002 Stock Awards Plan (the “2002 Plan”). The stockholders approved the 2002 Plan at the 2002 Annual Meeting of Stockholders. The shares available under the 2002 Plan are used primarily to grant stock options to certain employees, members of the Board or any persons affiliated with Geokinetics.

Prior to December, 2005, a total of 3,351,556 shares of Common Stock were originally reserved for issuance under the 2002 Plan. In December, 2005, the Board determined that the 2002 Plan be amended to provide for 2,230,000 additional shares of Common Stock to be authorized and reserved for the 2002 Plan, subject to stockholder approval at the next Annual Meeting. This action was taken to permit awards to additional employees added through the acquisition of Trace Energy Services, Ltd. On September 6, 2006, the Board approved a resolution to increase the total number of shares of Common Stock authorized and subject to the 2002 Plan to a total of 8,000,000 shares, subject to stockholder approval. This action was taken to permit awards to the additional employees added through the acquisition of Grant Geophysical. The additional amounts under the amendment that will be received by or allocated to individual employees and classes of employees are indicated in the table below:

NEW PLAN BENEFITS

2002 STOCK AWARDS PLAN

Name and Position	Dollar Value ($) (1)		Number of Units
David A. Johnson – CEO	$312,500		250,000	(2)
Lynn A. Turner – President	$250,000		200,000	(2)
M. Lee Bell – President	$62,500		50,000	(2)
Michael A. Dunn – Vice President	$31,250		25,000	(2)
Thomas J. Concannon – CFO	$137,500		110,000	(2)
Executive Group	$2,067,500	(3)	1,350,000	(3)
Non-Executive Director Group	$200,000	(4)	121,212	(4)
Non-Executive Officer Employee Group	$2,761,625	(5)(6)	1,852,500	(5)(6)

(1)	Dollar value is determined utilizing a total exercise value, which is based on the exercise price at the date of grant multiplied by the total number of units.
(2)	The exercise price was $1.25 at the date of grant of December 1, 2005.
(3)

This group consists mainly of the executives receiving 950,000 restricted stock grants as part of the Grant acquisition.  The fair market value of Geokinetics’ stock at the close of business on September 8, 2006, the effective date of the grant, was $1.65.  This group also includes 400,000 stock options at an exercise price of $1.25 related to the Trace acquisition.

(4)

On September 6, 2006, Geokinetics adopted a policy which entitled incumbent non-employee directors to receive a single $50,000 grant of restricted stock based on the fair market value of Geokinetics’ stock at the close of business on September 6, 2006.  The number of shares issued to each director was determined by dividing the $50,000 by such closing price of $1.65.

(5)

On December 1, 2005, 922,500 stock options were granted at an exercise price of $1.25. During 2006, an additional 130,000 stock options were granted: 60,000 options at an exercise price of $3.15; 30,000 options at an exercise price of $1.65; and 40,000 options at an exercise price of $1.25.  The total exercise value was determined by multiplying the number of shares granted by the exercise price for that particular employee.  The total number of stock options granted was 1,052,500 for a value of $1,441,625.

(6)

Restricted stock was granted on September 8, 2006 at a price of $1.65 which was the fair market value of Geokinetics’ stock at the close of business on September 8, 2006. The total number of restricted stock granted was 800,000 for a value of $1,320,000.

As of the date of this proxy, Geokinetics currently has approximately 106 persons eligible to participate in the 2002 Plan, including seven employees of Geokinetics, four non-employee members of the Board and 95 persons employed by subsidiaries of Geokinetics.  There are no other plans, proposals or arrangements to make any additional awards under the 2002 Plan.  Set forth below is a brief summary of the 2002 Plan. This summary does not purport to be complete and is subject in all respects to the applicable provisions of the 2002 Plan, a copy of which is attached hereto as Appendix A.

Summary of the 2002 Plan

Purpose. The purpose of the 2002 Plan is to provide a means by which Geokinetics and its subsidiaries may attract, retain and motivate employees, members of the Board or other persons affiliated with Geokinetics (the “2002 Plan Participants”) and to provide a means whereby such 2002 Plan Participants can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of Geokinetics. A further purpose of the 2002 Plan is to provide 2002 Plan Participants with additional incentive and reward opportunities designed to enhance the

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profitable growth and increase stockholder value of Geokinetics. Accordingly, the 2002 Plan provides for granting (i) incentive stock options, (ii) nonqualified stock options, (iii) stock appreciation rights, (iii) restricted stock awards, (iv) Phantom Stock Awards, or (v) any combination of the foregoing, as is best suited to the particular circumstances as provided herein (individually or collectively, the “Award”).

Administration. The 2002 Plan is to be administered by the Board or, in the discretion of the Board, a committee appointed by the Board (the “2002 Plan Committee”). Subject to the provisions of the 2002 Plan, the Board or the 2002 Plan Committee will have sole authority, in its discretion, to determine which 2002 Plan Participant shall receive an Award, the time or times when such Award shall be made, whether an Incentive Stock Option, Nonqualified Option or Stock Appreciation Right shall be granted, the number of shares of Common Stock which may be issued under each Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right or Restricted Stock Award, and the value of each Phantom Stock Award. In making such determinations the Board or the 2002 Plan Committee may take into account the nature of the services rendered by the respective 2002 Plan Participants, their present and potential contributions to Geokinetics’ success and such other factors as the Board or the 2002 Plan Committee in its discretion shall deem relevant. Subject to the express provisions of the 2002 Plan, the Board or the 2002 Plan Committee is authorized to construe the 2002 Plan, to prescribe such rules and regulations relating to the 2002 Plan as it may deem advisable to carry out the 2002 Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Board or the 2002 Plan Committee to cause designated stock options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the 2002 Plan.

Grant of Stock Options. Incentive Stock Options may only be granted to employees of Geokinetics and its affiliates. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under all “incentive stock option” plans of Geokinetics and its parent and subsidiary corporations) exceeds $100,000, the Incentive Stock Options covering shares of Common Stock in excess of $100,000 (but not Incentive Stock Options covering Common Stock up to $100,000) shall be treated as Nonqualified Stock Options as determined by the Board or the 2002 Plan Committee. No Incentive Stock Option shall be granted to an individual if, at the time the stock option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of Geokinetics or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code, unless (i) at the time such stock option is granted the option price is at least 110% of the fair market value of the Common Stock subject to the stock option and (ii) such stock option is by its terms is not exercisable after the expiration of five years from the date of grant. The price at which a share of Common Stock may be purchased upon exercise of a Incentive Stock Option or a Nonqualified Stock Option shall be determined by the Board or the 2002 Plan Committee, but such purchase price shall not be less than, in the case of Incentive Stock Options, the fair market value of Common Stock subject to the stock option on the date the stock option is granted and such purchase price shall be subject to adjustment as provided in the 2002 Plan. An Award shall not be transferable otherwise than by will or the laws of descent and distribution or pursuant to a “qualified domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable, during the lifetime of the employee receiving such Awards, only by such employee or the employee’s guardian or legal representative.

Amendment and Termination. The Board in its discretion may terminate the 2002 Plan at any time with respect to any shares for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the 2002 Plan or any part thereof from time to time; provided that no change in any Award theretofore granted may be made which would impair the rights of the 2002 Plan Participant receiving such Award without the consent of such employee (unless such change is required in order to cause the benefits under the 2002 Plan to qualify as performance-based compensation within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder).

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Federal Income Tax Consequences of Awards

The following is a summary of the current federal income tax rules related to the grant and exercise of Nonqualified Stock Options, Nonqualified Stock Options with Stock Appreciation Rights, Incentive Stock Options, Incentive Stock Options with Stock Appreciation Rights, Restricted Stock Awards, and Phantom Stock Awards.

Nonqualified Stock Options

The tax consequences to an optionee of the initial grant of a Nonqualified Stock Option depend upon whether or not a “readily ascertainable fair market value” for the stock option is determinable at the time the option is granted. It is contemplated that the Nonqualified Stock Options will not have a readily ascertainable fair market value. Accordingly, a grantee of a Nonqualified Stock Option will not recognize taxable income on the grant of the option. Upon a grantee’s exercise of a Nonqualified Stock Option, (i) the grantee will recognize ordinary income in an amount equal to the difference between the exercise price of the shares purchased pursuant to the Nonqualified Stock Option and their fair market value on the exercise date, and (ii) Geokinetics will be entitled to a tax deduction in an amount equal to such difference. An optionee’s tax basis in the stock acquired pursuant to the exercise of a Nonqualified Stock Option will be equal to the sum of the amount of cash paid and the amount of ordinary income recognized on such exercise. Upon the subsequent sale or disposition of shares of Common Stock, any amount received in excess of the optionee’s tax basis in such shares will be treated as short-term or long-term capital gain, depending on the holding period.

Nonqualified Stock Options with Stock Appreciation Rights

A grant of Stock Appreciation Rights is not a taxable event. The Stock Appreciation Rights may be paid in cash or shares of Common Stock or both. If cash is given upon exercise of the Stock Appreciation Rights, the grantee will recognize ordinary income in the amount of cash received. If Common Stock is given upon the exercise of the Stock Appreciation Rights, generally the fair market value of the Common Stock will be recognized as ordinary income by the grantee (subject to potential delay in taxation in the event the Common Stock is subject to certain restrictions). Geokinetics will be entitled to a tax deduction to the extent that a grantee recognizes ordinary income upon the exercise of the Stock Appreciation Rights.

Incentive Stock Options

A grantee of Incentive Stock Options generally does not recognize taxable income either on the date of grant or on the date of exercise. Upon the exercise of the Incentive Stock Option, however, the difference between the fair market value of the Common Stock received and the option price may be subject to the alternative minimum tax. Upon disposition of shares of Common Stock acquired from the exercise of an Incentive Stock Option, long-term capital gain or loss is generally recognized in an amount equal to the difference between the amount realized on the sale or disposition and the exercise price. However, if a grantee disposes of the shares of Common Stock within two years of the date of grant or within one year of the date of exercise, however, the grantee will recognize ordinary income equal to the lesser of (i) the amount realized at the disposition, or (ii) the difference between the fair market value of the shares of the Common Stock received on the date of exercise and the exercise price. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on the period of time the shares are held. Geokinetics is not entitled to a tax deduction on either exercise of an Incentive Stock Option or disposition of shares of Common Stock acquired pursuant to such exercise, except to the extent that a grantee recognizes ordinary income on the disposition of such shares.

Incentive Stock Options with Stock Appreciation Rights

A grant of Stock Appreciation Rights is not a taxable event. The Stock Appreciation Rights may be paid in cash or shares of Stock or both. If cash is given upon exercise of the Stock Appreciation Rights, the grantee will recognize ordinary income in the amount of cash received. If Stock is given upon the exercise of the Stock Appreciation Rights, generally the fair market value of the Common Stock will be recognized as ordinary income by the Grantee (subject to potential delay in taxation in the event the Common Stock is subject to certain restrictions).

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Geokinetics will be entitled to a tax deduction to the extent that a grantee recognizes ordinary income upon the exercise of a Stock Appreciation Rights.

Restricted Stock Awards

The tax consequences to a recipient of Restricted Stock are governed by Section 83 of the Code. Typically, an award of Restricted Stock will be subject to a substantial risk of forfeiture and non-transferability restrictions so that there will be no tax consequences at the time of the award of Restricted Stock. However, at such time as the stock becomes transferable or is no longer subject to a substantial risk of forfeiture, then the recipient will reorganize ordinary income based on the fair market value of such stock and Geokinetics will be entitled to a tax deduction in the same amount. Alternatively, a recipient can make an election under Section 83(b) of the Code within 30 days following receipt of Restricted Stock, the effect of which is to accelerate the taxable event so that the recipient will recognize ordinary income equal to the fair market value of the Restricted Stock as of the date of the award. Thereafter, a recipient will not recognize any further gain until the stock is sold. The recipient’s basis in the stock will be sum of the amount paid for the stock and any amount included in income as a result of the Section 83(b) election.

Phantom Stock Awards

A grant of Phantom Stock is not a taxable event. At the time that the recipient is ultimately paid the amount of Phantom Stock (whether in cash or Common Stock of Geokinetics) the Recipient will recognize ordinary income based on the value of the amount received and Geokinetics will be entitled to a tax deduction in the same amount at that time.

Stock Price

On September 18, 2006, the closing price of the Common Stock on the OTCBB was $1.74.

Votes Required; Board Recommendation

An affirmative vote of the holders of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to approve such amendment to the 2002 Plan. The Board believes that approval of the increase in the number of authorized shares for issuance under the 2002 Plan is in the best interest of Geokinetics and the stockholders. The Board recommends a vote FOR this proposal and any proxies not marked to the contrary will be so voted.

PROPOSAL 3 - CHARTER AMENDMENT TO EFFECT REVERSE STOCK SPLIT

The Board has adopted resolutions proposing and recommending that the stockholders approve an amendment to Geokinetics’ Certificate of Incorporation (the “Charter Amendment”) to (i) effect a 1-for-10 Reverse Stock Split of Geokinetics’ outstanding shares of Common Stock and (ii) provide for the payment of cash in lieu of issuing any fractional shares in connection with the Reverse Stock Split. The Board has recommended the adoption of the Charter Amendment by the stockholders to improve Geokinetics’ equity structure and to make available sufficient shares of Common Stock for future equity financing, allow for listing on a national exchange and provide for the ability to acquire additional businesses.

Geokinetics’ Certificate of Incorporation currently authorizes the issuance of 100,000,000 shares of Common Stock, of which 53,736,426 shares are currently issued and outstanding. As a result of the Reverse Stock Split, the number of shares issued and outstanding will be approximately 5,373,642 shares post-split (subject to adjustment for cash payments for fractional shares). Without the Reverse Stock Split, Geokinetics would not have an adequate number of authorized, unissued and unreserved shares of Common Stock to provide for financing of additional growth opportunities.

The Reverse Stock Split will not change the proportionate ownership interest of the stockholders in Geokinetics, nor will the voting rights and other rights of stockholders be changed (except for the rights of stockholders to receive cash payments in lieu of fractional shares).  There are a total of 118 record holders prior to the adoption of the reverse stock split.  As a result of the adoption of the reverse stock split, there will be a total of 86 record holders remaining and 32 record holders will be eliminated.

As part of the financing for the acquisition of Grant Geophysical, Geokinetics entered into a Securities Purchase Agreement with Avista Capital Partners, L.P., Avista Capital Partners (Offshore), L.P. and Levant America S.A., effective September 8, 2006.  Pursuant to the terms of the agreement, Geokinetics will sell at a closing on October 26, 2006, or shortly thereafter, to these three investors Series B Senior Convertible Redeemable Preferred Stock which will be convertible into 22,000,000 shares of pre-split Common Stock.  There are no other plans, proposals or arrangements to issue additional Common Stock.

Geokinetics will comply with Rule 10b-17 concerning proper notice for the reverse stock split.

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The Reverse Stock Split will become effective immediately upon filing of the Charter Amendment with the Secretary of State of Delaware. The Charter Amendment is expected to be filed promptly after the stockholders approve the Charter Amendment. Upon effectiveness of the Reverse Stock Split, each certificate representing shares of Common Stock outstanding immediately prior to the Reverse Stock Split (the “Old Common Stock”) will automatically, and without any action on the part of the stockholders, represent new shares (the “New Common Stock”). Holders of Old Common Stock will be asked to surrender their certificates representing their Old Common Stock in exchange for certificates representing New Common Stock. Geokinetics’ transfer agent will furnish each stockholder with a letter of transmittal setting forth the procedures necessary for the exchange of certificates representing Old Common Stock for certificates representing New Common Stock. No fractional shares of New Common Stock will be issued as a result of the Reverse Stock Split. A Stockholder who would otherwise receive a fractional share of New Common Stock will instead receive a cash payment in lieu of such fractional share.

Amendment to Certificate of Incorporation

To effect the Reverse Stock Split, the Board of Directors of Geokinetics has adopted a resolution setting forth the following amendment to Geokinetics’ Certificate of Incorporation, declaring its advisability and proposing that the Stockholders approve such amendment at the 2006 Annual Meeting. Specifically, the first paragraph of Article Four of Geokinetics’ Certificate of Incorporation will be amended such that there is added to said Article Four the following:

“Effective immediately on the filing date of the Certificate of Amendment of Certificate of Incorporation of which this is a part, with the Secretary of State of the State of Delaware (the “Effective Time”), every ten (10) shares of Corporation Common Stock outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall be automatically reclassified and continue without any action on the part of the holder thereof, as 1 (one) share of Common Stock (the “New Common Stock”) (the “2006 Reverse Stock Split”). The Corporation shall not issue fractional shares on account of the 2006 Reverse Stock Split. In lieu of any fractional shares, the Corporation shall pay cash equal to such fraction multiplied by the average of the high and low trading prices of the Corporation’s Common Stock on the OTCBB during regular trading hours for the five trading days immediately preceding the Effective Time of the 2006 Reverse Stock Split. “

“The 2006 Reverse Stock Split will not change the proportionate ownership interest of the stockholders in the Corporation, nor will the voting rights and other rights of stockholders be changed (in each case, except for the rights to receive cash payments in lieu of fractional shares).”

“From and after the Effective Time, certificates representing shares of Old Common Stock are hereby canceled and shall represent only the right of holders thereof to receive New Common Stock. Holders of Old Common Stock will be asked to surrender their certificates representing their Old Common Stock in exchange for certificates representing New Common Stock. The Corporation’s transfer agent will furnish each stockholder with a letter of transmittal setting forth the procedures necessary for the exchange of certificates representing Old Common Stock for certificates representing New Common Stock.”

The Reverse Stock Split, if approved by the stockholders, will become effective upon the filing of the Charter Amendment with the Secretary of State of the State of Delaware.

Effects of Reverse Stock Split

Although the Reverse Stock Split will not, by itself, impact Geokinetics’ assets or prospects, the Reverse Stock Split could result in a decrease in the aggregate market value of Geokinetics’ Common Stock. If effected, the

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Reverse Stock Split will result in some stockholders owning “odd-lots” of less than 100 shares of Common Stock. Brokerage commissions and other costs of stockholders owning “odd-lots” are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares. As administrator of Geokinetics’ 1995 Stock Option Plan, 1997 Stock Awards Plan and 2002 Stock Awards Plan, and in accordance with the terms of such Plans, the Board has determined that each holder of a stock option granted under those plans will be entitled to purchase a proportionately lower number of shares of Common Stock (1-for-10) at a proportionately higher price per share.

Following the Reverse Stock Split, each share of Common Stock will entitle the holder thereof to one vote per share and will otherwise be identical to the Common Stock prior to the Reverse Stock Split. The Reverse Stock Split will have no effect on the number of authorized shares of Common Stock or on the par value of the Common Stock. As a result, on the effective date of the Reverse Stock Split, since the number of shares outstanding will be reduced, the stated capital of Geokinetics’ balance sheet attributable to Common Stock will be reduced by approximately $483,628 from its present amount, and the additional paid in capital account will be credited with the amount by which the stated capital is reduced.

As a result of the adoption of the reverse stock split, there will be: (i) 5,373,642 shares of Common Stock issued and outstanding; (ii) 2,626,358 shares of Common Stock authorized and reserved for issuance; and (iii) 92,000,000 shares of Common Stock authorized but unreserved.

Following the completion of the Reverse Stock Split, Geokinetics will maintain its status as a reporting company under the Securities Exchange Act of 1934 (the “Exchange Act”). In addition, Geokinetics’ Common Stock will continue to be eligible for trading on the OTCBB (subject to the continued compliance with the requirements thereof).

Exchange of Certificates, No Fractional Shares

Upon filing of the Charter Amendment to effect the Reverse Stock Split, every ten (10) outstanding common shares will automatically, without any further action of the stockholder, be deemed to represent one share of Common Stock.

NO FRACTIONAL SHARES OF COMMON STOCK WILL BE ISSUED IN CONNECTION WITH THE PROPOSED REVERSE STOCK SPLIT. ASSUMING THE APPROVAL OF THE REVERSE STOCK SPLIT, GEOKINETICS SHALL PAY TO A STOCKHOLDER WHO WOULD OTHERWISE BE ENTITLED TO RECEIVE A FRACTIONAL SHARE OF COMMON STOCK A CASH PAYMENT EQUAL TO SUCH FRACTION MULTIPLIED BY THE AVERAGE OF THE HIGH AND LOW TRADING PRICES OF GEOKINETICS’ COMMON STOCK ON THE OTCBB DURING REGULAR TRADING HOURS FOR THE FIVE TRADING DAYS IMMEDIATELY PRECEDING THE EFFECTIVE TIME OF THE REVERSE STOCK SPLIT.

DO NOT SURRENDER OR SEND US YOUR STOCK CERTIFICATES AT THIS TIME. AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE, OUR EXCHANGE AGENT WILL SEND YOU A LETTER CONTAINING THE INSTRUCTIONS FOR THE SURRENDER OF YOUR STOCK CERTIFICATES.

Geokinetics’ transfer agent, Mellon Investor Services LLC, will serve as the exchange agent in connection with the Reverse Stock Split. As soon as practicable after the effective date of the Reverse Stock Split, our exchange agent will send to stockholders a letter containing instructions for the surrender of their stock certificates. After the old certificates are surrendered, a certificate representing the number of post-Reverse Stock Split shares will be issued and sent to stockholders. Until replaced, each old Common Stock certificate will continue to be valid and represent shares equal to one-tenth (less any fractional share amounts) of the shares held prior to the Reverse Stock Split. The voting and other rights relating to the Old Common Stock will not be altered by the Reverse Stock Split.

No Dissenters’ Rights

The Delaware General Corporation Law does not grant stockholders of a Delaware corporation dissenter’s rights or appraisal rights with respect to the Reverse Stock Split.

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Resale of Restricted Securities

The proposed Charter Amendment will not affect the transferability of shares of Common Stock or any present restriction on the sale of such shares. For purposes of determining the relevant holding period as prescribed by Rule 144 under the Securities Act of 1933, as amended, the shares of New Common Stock to be issued to each stockholder after the Effective Time will be deemed to have been acquired on the date on which the stockholder acquired the shares of Old Common Stock held immediately prior to the Effective Time.

Income Tax Aspects of Reverse Stock Split

The Reverse Stock Split is a tax-free reorganization for federal income tax purposes pursuant to Code Section 368(a)(1)(E). Therefore, neither Geokinetics nor its stockholders will recognize any gain or loss for federal income tax purposes as a result of the Reverse Stock Split; provided, however stockholders must recognize any small amount of income or gain associated with cash received in lieu of fractional shares. Since the cash payments made to the stockholders in lieu of issuing fractional shares as a result of the Reverse Stock Split will represent merely a mechanical rounding off of fractional interests otherwise resulting from the Reverse Stock Split, a stockholder who receives such a cash payment will generally be treated as having received the payment as a distribution in redemption of the fractional share. Pursuant to Code Section 302(a), such distribution will be taxed as either a distribution under Code Section 301 or as a sale or exchange, depending on the stockholder’s particular facts and circumstances. Generally, a stockholder receiving such a payment should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder’s basis in the fractional share.

The shares of New Common Stock to be issued to each stockholder will have an aggregate basis, for computing gain or loss, equal to the aggregate basis of the Old Common Stock held by the stockholder immediately prior to the Closing Date, decreased by the basis allocated to the fractional share with respect to which such stockholder receives cash. A stockholder’s holding period for the shares of New Common Stock to be issued will include the holding period for shares of Old Common Stock exchanged therefor.

Votes Required; Board Approval

The affirmative vote of a majority of the outstanding shares of stock entitled to vote is required for approval of the Charter Amendment. The Board has approved unanimously the Charter Amendment for the Reverse Stock Split and is submitting the Charter Amendment to the stockholders for their approval. Proxies not marked to the contrary will be voted FOR authorization of the Charter Amendment.

PROPOSAL 4 - APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Subject to the approval of the stockholders, on September 18, 2006, the Board appointed the firm of UHY, LLP, independent certified public accountants, to examine Geokinetics’ consolidated financial statements for the fiscal year ending December 31, 2006. Representatives of UHY LLP are expected to be present at the Annual Meeting, and will have an opportunity to make a statement, if they so desire, and to respond to appropriate questions from those attending the meeting.

Fitts, Roberts & Co., P.C. examined the financial statements of Geokinetics for the fiscal years ending December 31, 2005 and December 31, 2004 and for the first and second quarters of 2006. On September 12, 2006, the Audit Committee of the Board approved and notified Fitts, Roberts that it had been dismissed as Geokinetics’ independent registered public accounting firm. Fitts, Roberts’ reports on Geokinetics’ financial statements for the years ended December 31, 2005 and 2004 did not contain an adverse opinion or disclaimer of opinion nor were such reports qualified or modified as to uncertainty, audit scope or accounting principle. During the years ended December 31, 2005 and 2004 and through September 12, 2006, there were no disagreements with Fitts, Roberts on any accounting principles or practices, financial statement disclosure or auditing scope or procedure which would have caused Fitts, Roberts to reference them in its reports on the Company’s financial statements for such years. No reportable event as described in paragraph (a)(1)(v) of item 304 of Regulation S-K occurred during the years ended December 31, 2005 and 2004 and through September 12, 2006.

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Services and Fees

Fitts, Roberts & Co., P.C. has performed the services and has billed the fees described below for these fiscal years and quarterly periods.

Audit Fees

Fitts, Roberts & Co., P.C. has billed Geokinetics aggregate fees of $120,395 for the fiscal year ended December 31, 2005 and $85,780 for the fiscal year ended December 31, 2004 for professional services rendered for the audit of Geokinetics’ annual financial statements and for reviews of the financial statements included in Geokinetics’ quarterly reports on Form 10-QSB and 10-Q during these fiscal years. Additionally, for the first and second quarters of 2006, Fitts, Roberts & Co., P.C. billed Geokinetics aggregate fees of $92,175 for professional services rendered for reviews of the financial statements included in Geokinetics’ quarterly reports on Forms 10-Q and 10-Q/A, Forms 8-K and 8-K/A and Forms S-1 and S-1/A for 2006.

Audit-Related Fees

Fitts, Roberts & Co., P.C. billed Geokinetics aggregate fees of $107,237 for the fiscal year ended December 31, 2005 and $11,375 for the fiscal year ended December 31, 2004 for audit related services. Additionally, for the first and second quarters of 2006, Fitts, Roberts & Co., P.C. has billed Geokinetics aggregate fees of $2,050 for professional services. These services provided for 2004, 2005 and 2006 include due diligence services, merger and acquisition assistance, employee benefit plan audits and consultations concerning financial accounting and reporting standards.

Tax Fees

Fitts, Roberts & Co., P.C. did not bill Geokinetics any fees during the fiscal years ended December 31, 2005 and December 31, 2004 for professional services rendered for tax compliance, tax advice or tax planning.

All Other Fees

Fitts, Roberts & Co., P.C. did not bill Geokinetics for any other fees for professional services for the fiscal year ended December 31, 2005.

The Board has considered whether the provision by Fitts Roberts & Co., P.C. of the non-audit services described above is compatible with maintaining its independence.

Votes Required; Board Recommendation

The approval of the appointment of UHY LLP will be determined by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. The Board recommends a vote FOR approval of the appointment of UHY LLP as Geokinetics’ independent public accountants for the fiscal year ending December 31, 2006, and proxies not marked to the contrary will be so voted.

PROPOSAL 5 — APPROVAL OF POLICY FOR ISSUANCE OF STOCK AS PART OF
ANNUAL COMPENSATION FOR NON-EMPLOYEE BOARD MEMBERS

On September 6, 2006, Geokinetics adopted a policy effective from May 17, 2006, under which each incumbent non-employee director receives an annual retainer of $15,000, with an additional stipend of $15,000 for the Chairman, $7,500 for the Chairman of the Audit Committee and $5,000 for the Chairman of the Compensation Committee. Each director is also entitled to receive $1,000 per Board meeting attended and $250 per committee meeting attended in person or by telephone.

Additionally, each incumbent non-employee director is entitled to receive a single $50,000 grant of restricted stock based on the fair market value of Geokinetics’ stock at the close of business on September 6, 2006. The number of shares to be issued to each director is determined by dividing $50,000 by such closing price. The stock grants vest over a period of three years, with equal annual vesting over that period, subject to earlier vesting in the event of death or disability of a director or a change of control transaction.

Pursuant to the Board of Directors resolution authorizing this policy, the issuance to new directors will occur automatically, and such policy will continue until amended or terminated by the Board.

The value of the restricted Common Stock received by the non-employee directors is ordinary taxable income for each recipient.

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Votes Required; Board Recommendation

The approval of the policy will be determined by the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. The Board recommends a vote FOR approval of the policy for the issuance of stock as part of the annual compensation of non-employee Board members and proxies not marked to the contrary will be so voted.

INCORPORATION BY REFERENCE

Geokinetics’ audited financial statements, management’s discussion and analysis of Geokinetics’ financial condition and results of operations, and a description of any changes in and disagreements with Geokinetics’ accountants on accounting and financial disclosure, included in Geokinetics’ Form 10-K/A2 for the fiscal year ended December 31, 2005, filed with the Securities and Exchange Commission is incorporated hereby by reference and a copy of the Form 10-K/A2 is enclosed herewith.

The SEC allows us to ““incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC.  The information incorporated by reference is considered to be part of this proxy statement, and information that we file later with the SEC will automatically update and supersede the previously filed information.  This proxy incorporates by reference the documents listed below that we have filed with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, which contain important business and financial information about Geokinetics but have not been included or delivered with this document

Filings		Period of Report or Date Filed

•	Quarterly report on Form 10-Q	Three months ended March 31, 2006 and June 30, 2006

Documents incorporated by reference are available from us without charge, by requesting them in writing or by telephone at the following address:  One Riverway, Suite 2100, Houston, Texas 77056  (713) 850-7600. Copies of our SEC filings are also available on our website at www.geokineticsinc.com.

OTHER BUSINESS

Management knows of no other business to be brought before the Annual Meeting other than the proposals set forth in this proxy statement. If any other proposals come before the meeting, the shares represented by proxies shall be voted in accordance with the judgment of the person or persons exercising the authority conferred by the proxies.

By Order of the Board of Directors

Michael A. Schott Corporate Secretary

Houston, Texas

October     , 2006

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Appendix A:  2002 Stock Awards Plan

29

APPENDIX A:  GEOKINETICS’ 2002 STOCK AWARDS PLAN

GEOKINETICS INC.

2002 STOCK AWARDS PLAN

(as amended through September 18, 2006)

Purpose. The purpose of the GEOKINETICS INC. 2002 STOCK AWARDS PLAN (the “Plan”) is to provide a means through which GEOKINETICS INC., a Delaware corporation (the “Company”), and its subsidiaries, may attract, retain and motivate employees, directors and persons affiliated with the Company and to provide a means whereby such persons can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company. A further purpose of the Plan is to provide such participants with additional incentive and reward opportunities designed to enhance the profitable growth and increase stockholder value of the Company. Accordingly, the Plan provides for granting Incentive Stock Options, options that do not constitute Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Phantom Stock Awards, or any combination of the foregoing, as is best suited to the particular circumstances as provided herein.

Definitions. The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

(a)           “Affiliates” means any “parent corporation” of the Company and any “subsidiary” of the Company within the meaning of Code Sections 424(e) and (f), respectively, and any entity which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with the Company.

(b)           “Award” means, individually or collectively, any Option, Restricted Stock Award, Phantom Stock Award or Stock Appreciation Right.

(c)           “Board” means the Board of Directors of the Company.

(d)           “Change of Control” means the occurrence of any of the following events: (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than a previously wholly- owned subsidiary of the Company), (ii) the Company sells, leases or exchanges all or substantially all of its assets to any other person or entity (other than a wholly-owned subsidiary of the Company), (iii) the Company is to be dissolved and liquidated, (iv) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the 1934 Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board.

(e)           “Change of Control Value” shall mean (i) the per share price offered to stockholders of the Company in any merger, consolidation, reorganization, sale of assets or dissolution transaction, (ii) the price per share offered to stockholders of the Company in any tender offer or exchange offer whereby a Change of Control takes place, or (iii) if a Change of Control occurs other than pursuant (i) or (ii) above, the Fair Market Value per share of the shares into which Awards are exercisable, as determined by the Committee, whichever is applicable. In the event that the consideration offered to stockholders of the Company consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(f)            “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to any section and any regulations under such section.

(g)           “Committee” means the Board or any Compensation Committee of the Board which shall be constituted (i) as to permit the Plan to comply with Rule 16b-3, and (ii) solely of “outside directors,” within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder.

(h)           “Company” means Geokinetics Inc.

(i)            “Director” means an individual elected to the Board by the stockholders of the Company or by the Board under applicable corporate law who is serving on the Board on the date the Plan is adopted by the Board or is elected to the Board after such date.

(j)            An “employee” means any person (including an officer or a Director) in an employment relationship with the Company or any parent or subsidiary corporation (as defined in Section 424 of the Code).

(k)           “1934 Act” means the Securities Exchange Act of 1934, as amended.

(l)            “Fair Market Value” means, as of any specified date, the mean of the high and low sales prices of the Stock (i) reported by any interdealer quotation system on which the Stock is quoted on that date or (ii) if the Stock is listed on a national stock exchange, reported on the stock exchange composite tape on that date; or, in either case, if no prices are reported on that date, on the last preceding date on which such prices of the Stock are so reported. If the Stock is traded over the counter at the time a determination of its Fair Market Value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Stock on the most recent date on which Stock was publicly traded. In the event Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate.

(m)          “Holder” means a Participant who has been granted an Award.

(n)           “Incentive Stock Option” means an incentive stock option within the meaning of Section 422(b) of the Code.

(o)           “Nonqualified Stock Option” means an option granted under Section 7 of the Plan to purchase Stock that does not constitute an Incentive Stock Option.

(p)           “Option” means an Award granted under Section 7 of the Plan and includes both Incentive Stock Options to purchase Stock and Nonqualified Stock Options to purchase Stock.

(q)           “Option Agreement” means a written agreement between the Company and a Holder with respect to an Option.

(r)            “Participant” means individually or collectively, an employee, member of the Board of Directors or person affiliated with the Company or any of its Affiliates, who participates in the Plan.

(s)           “Phantom Stock Award” means an Award granted under Section 10 of the Plan.

(t)            “Phantom Stock Award Agreement” means a written agreement between the Company and a Holder with respect to a Phantom Stock Award.

(u)           “Reload Option” means the grant of a new Option to a Holder who exercises an Option(s) as provided in Section 7(f) of the Plan.

(v)           “Restricted Stock Agreement” means a written agreement between the Company and a Holder with respect to a Restricted Stock Award.

(w)          “Restricted Stock Award” means an Award granted under Section 9 of the Plan.

(x)            “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the 1934 Act, as such may be amended from time to time, and any successor rule, regulation or statute fulfilling the same or a similar function.

(y)           “Spread” means, in the case of a Stock Appreciation Right, an amount equal to the excess, if any, of the Fair Market Value of a share of Stock on the date such right is exercised over the price designated in such Stock Appreciation Right.

(z)            “Stock” means the Common Stock par value, $.01 per share, of the Company.

(aa)         “Stock Appreciation Right” means an Award granted under Section 8 of the Plan.

(bb)         “Stock Appreciation Rights Agreement” means a written agreement between the Company and a Holder with respect to an Award of Stock Appreciation Rights.

3. Effective Date and Term. The Plan shall be effective upon its adoption by the Board, provided that the Plan has been or is approved by the stockholders of the Company within twelve months of its adoption by the Board. No further Awards may be granted under the Plan on or after the date which is ten years following the effective date. The Plan shall remain in effect until all Awards granted under the Plan have been satisfied or expired.

4. Administration. The Plan shall be administered by the Board or by the Committee as authorized by the Board (hereinafter where the term “Committee” is used “Board” shall be substituted, if no Committee has been established). Subject to the provisions of the Plan, the Committee shall have sole authority, in its discretion, to determine which Participant shall receive an Award, the time or times when such Award shall be made, whether an Incentive Stock Option, Nonqualified Option or Stock Appreciation Right shall be granted, the number of shares of Stock which may be issued under each Option, Stock Appreciation Right or Restricted Stock Award, and the value of each Phantom Stock Award. In making such determinations the Committee may take into account the nature of the services rendered by the respective Participants, their present and potential contributions to the Company’s success and such other factors as the Committee in its discretion shall deem relevant. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, the Committee is authorized to construe the Plan and the respective agreements executed thereunder, to prescribe such rules and regulations relating to the Plan as it may deem advisable to carry out the Plan, and to determine the terms, restrictions and provisions of each Award, including such terms, restrictions and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Committee on the matters referred to in this Section 4 shall be conclusive.

5. Shares Subject to the Plan. Subject to Section 11, the aggregate number of shares of Stock that may be issued under the Plan shall be 8,000,000 shares. The Stock to be offered pursuant to the grant of an Award may be authorized but unissued Stock or Stock previously issued and outstanding and reacquired by the Company. Shares of Stock shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses or the rights of its Holder terminate or the Award is paid in cash, any shares of Stock subject to such Award shall again be available for the grant of an Award. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of a Nonqualified Stock Option.

6. Eligibility. Awards may be granted only to persons who, at the time of grant, are employees, members of the Board or persons affiliated with the Company or any of its Affiliates. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an

Incentive Stock Option or a Nonqualified Stock Option, a Stock Appreciation Right, a Restricted Stock Award, a Phantom Stock Award or any combination thereof.

7. Stock Options.

(a)  Option Period. The term of each Option shall be as specified by the Committee at the date of grant.

(b)  Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

(c)  Special Limitations on Incentive Stock Options. Incentive Stock Options may only be granted to employees of the Company and a parent or subsidiary thereof which is an Affiliate. To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year (under all “incentive stock option” plans of the Company and its parent and subsidiary corporations) exceeds $100,000, the Incentive Stock Options covering shares of Stock in excess of $100,000 (but not Incentive Stock Options covering Stock up to $100,000) shall be treated as Nonqualified Stock Options as determined by the Committee. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of an optionee’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the optionee of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of Section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant.

(d)  Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Incentive Stock Option under Section 422 of the Code. An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Payment in full or in part may also be made by reduction in the number of shares of Stock issuable upon the exercise of an Option, based on the Fair Market Value of the shares of Stock on the date the Option is exercised. Each Option Agreement shall provide that the Option may not be exercised earlier than 30 days from the date of grant and shall specify the effect of termination of employment or service on the exercisability of the Option. Moreover, an Option Agreement may provide for a “cashless exercise” of the Option by establishing procedures whereby the Holder, by a properly-executed written notice, directs (i) an immediate market sale or margin loan respecting all or a part of the shares of Stock to which he is entitled upon exercise pursuant to an extension of credit by the Company to the Holder of the option price, (ii) the delivery of the shares of Stock from the Company directly to a brokerage firm and (iii) the delivery of the option price from the sale or margin loan proceeds from the brokerage firm directly to the Company. Such Option Agreement may also include, without limitation, provisions relating to (i) vesting of Options, subject to the provisions hereof accelerating such vesting on a Change of Control, (ii) tax matters (including provisions (y) permitting the delivery of additional shares of Stock or the withholding of shares of Stock from those acquired upon exercise to satisfy federal or state income tax withholding requirements and (z) dealing with any other applicable employee wage withholding requirements), and (iii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Option Agreements need not be identical.

(e)  Option Price and Payment. The price at which a share of Stock may be purchased upon exercise of an Option shall be determined by the Committee, but such purchase price shall not be less than, in the case of Incentive Stock Options, the Fair Market Value of Stock subject to an Option on the date the Option is granted and (ii) such purchase price shall be subject to adjustment as provided in Section 11. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee.

(f)  Reload Options. The Committee shall have the authority to and, in its sole discretion may, specify at or after the time of grant of a Nonqualified Stock Option, that a Holder shall be automatically granted a Reload Option in the event such Holder exercises all or part of an original option (“Original Option”) within five years of the date of grant of the Original Option, by means of, in accordance with Section 7(d) of this Plan, (i) a cashless exercise, (ii) a reduction in the number of shares of Stock issuable upon such exercise sufficient to pay the purchase price and the applicable withholding taxes, based on the Fair Market Value of the shares of Stock on the date the Option is exercised, or (iii) surrendering to the Company already owned shares of Stock in full or partial payment of the purchase price under the Original Option and the applicable withholding taxes. The grant of Reload Options shall be subject to the availability of shares of Stock under this Plan at the time of exercise of the Original Option and to the limits provided for in Section 5 of this Plan. The Committee shall have the authority to determine the terms of any Reload Options granted.

(g)  Stockholder Rights and Privileges. The Holder shall be entitled to all the privileges and rights of the stockholder only with respect to such shares of Stock as have been purchased under the Option and for which certificates of stock have been registered in the Holder’s name.

(h)  Options and Rights in Substitution for Stock Options Granted by Other Corporations. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for stock options held by individuals employed by corporations who become employees as a result of a merger or consolidation of the employing corporation with the Company or any subsidiary, or the acquisition by the Company or a subsidiary of the assets of the employing corporation, or the acquisition by the Company or a subsidiary of stock of the employing corporation with the result that such employing corporation becomes a subsidiary.

8. Stock Appreciation Rights.

(a)  Stock Appreciation Rights. A Stock Appreciation Right is the right to receive an amount equal to the Spread with respect to a share of Stock upon the exercise of such Stock Appreciation Right. Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case the Option Agreement will provide that the Stock Appreciation Right shall be cancelled when and to the extent the related Option is exercised and that exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares under the Option as to which the Stock Appreciation Rights were exercised. Alternatively, Stock Appreciation Rights may be granted independently of Options in which case each Award of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement which shall contain such terms and conditions as may be approved by the Committee. The Spread with respect to a Stock Appreciation Right shall be payable in cash, shares of Stock with a Fair Market Value equal to the Spread or in a combination of cash and shares of Stock, at the election of the Holder. With respect to Stock Appreciation Rights that are subject to Section 16 of the 1934 Act, however, the Committee shall, except as provided in Section 11(c), retain sole discretion (i) to determine the form in which payment of the Stock Appreciation Right will be made (i.e., cash, securities or a combination thereof) or (ii) to approve an election by a Holder to receive cash in full or partial settlement of Stock Appreciation Rights. Each Stock Appreciation Rights Agreement shall provide that the Stock Appreciation Rights may not be exercised earlier than 30 days from the date of grant and shall specify the effect of termination of employment on the exercisability of the Stock Appreciation Rights.

(b)  Other Terms and Conditions. At the time of such Award, the Committee, may in its sole discretion, prescribe additional terms, conditions or restrictions relating to Stock Appreciation Rights, including but not limited to rules pertaining to termination of employment (by retirement, disability, death or otherwise) or termination of service of a Holder prior to the expiration of such Stock Appreciation Rights. Such additional terms, conditions or restrictions shall be set forth in the Stock Appreciation Rights Agreement made in conjunction with the Award. Such Stock Appreciation Rights Agreements may also include, without limitation, provisions relating to (i) vesting of Awards, subject to the provisions hereof accelerating vesting on a Change of Control, (ii) tax matters (including provisions covering applicable wage withholding requirements), and (iii) any other matters not inconsistent with the terms and provisions of this Plan, that the Committee shall in its sole discretion determine. The terms and conditions of the respective Stock Appreciation Rights Agreements need not be identical.

(c)  Award Price. The award price of each Stock Appreciation Right shall be determined by the Committee, but such award price (i) shall not be less than the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is granted (or such greater exercise price as may be required if such Stock Appreciation Right is granted in connection with an Incentive Stock Option that must have an exercise price equal to 110% of the Fair Market Value of the Stock on the date of grant pursuant to Section 7(c)), and (ii) shall be subject to adjustment as provided in Section 11.

(d)  Exercise Period. The term of each Stock Appreciation Right shall be as specified by the Committee at the date of grant.

(e)  Limitations on Exercise of Stock Appreciation Right. A Stock Appreciation Right shall be exercisable in whole or in such installments and at such times as determined by the Committee.

9. Restricted Stock Awards.

(a)  Forfeiture Restrictions to be Established by the Committee. Shares of Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Holder and an obligation of the Holder to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of business objectives established by the Committee that are based on (1) the price of a share of Stock, (2) the Company’s earnings per share, (3) the Company’s revenue, (4) the revenue of a business unit of the Company designated by the Committee, (5) the return on stockholders’ equity achieved by the Company, (6) the Company’s pre-tax cash flow from operations, or (7) similar criteria established by the Committee, (ii) the Holder’s continued employment with the Company for a specified period of time, or (iii) other measurements of individual, business unit or Company performance. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee. The Forfeiture Restrictions applicable to a particular Restricted Stock Award shall not be changed except as permitted by Section 9(b) or Section 11.

(b)  Other Terms and Conditions. Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Restricted Stock Award. The Holder shall have the right to receive dividends with respect to Stock subject to a Restricted Stock Award, to vote Stock subject thereto and to enjoy all other stockholder rights, except that (i) the Holder shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions shall have expired, (ii) the Company shall retain custody of the Stock until the Forfeiture Restrictions shall have expired, (iii) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the Stock until the Forfeiture Restrictions shall have expired, and (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement, shall cause a forfeiture of the Restricted Stock Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment (by retirement, disability, death or otherwise) or termination of service of a Holder prior to expiration of the Forfeiture Restrictions. Such additional terms, conditions or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award. Such Restricted Stock Agreement may also include, without limitation, provisions relating to (i) subject to the provisions hereof accelerating vesting on a Change of Control, vesting of Awards, (ii) tax matters (including provisions (y) covering any applicable employee wage withholding requirements and (z) prohibiting an election by the Holder under Section 83(b) of the Code), and (iii) any other matters not inconsistent with the terms and provisions of this Plan that the Committee shall in its sole discretion determine. The terms and conditions of the respective Restricted Stock Agreements need not be identical.

(c)  Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

(d)  Agreements. At the time any Award is made under this Section 9, the Company and the Holder shall enter into a Restricted Stock Agreement setting forth each of the matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical.

10. Phantom Stock Awards.

(a)  Phantom Stock Awards. Phantom Stock Awards are rights to receive an amount equal to the Fair Market Value of Stock over a specified period of time, which vest over a period of time or upon the occurrence of an event (including without limitation a Change of Control) as established by the Committee, without payment of any amounts by the Holder thereof (except to the extent otherwise required by law). Each Phantom Stock Award may have a maximum value established by the Committee at the time of such Award.

(b)  Award Period. The Committee shall establish, with respect to and at the time of each Phantom Stock Award, a period over which or the event upon which the Award shall vest with respect to the Holder.

(c)  Awards Criteria. In determining the value of Phantom Stock Awards, the Committee shall take into account a Participant’s responsibility level, performance, potential, other Awards and such other considerations as it deems appropriate.

(d)  Payment. Following the end of the vesting period for a Phantom Stock Award, the Holder of a Phantom Stock Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the Award. Payment of a Phantom Stock Award may be made in cash, Stock or a combination thereof as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee in its sole discretion. Any payment to be made in Stock shall be based on the Fair Market Value of the Stock on the payment date. Cash dividend equivalents may be paid during or after the vesting period with respect to a Phantom Stock Award, as determined by the Committee and as provided in the Phantom Stock Award Agreement. If a payment of cash is to be made on a deferred basis, the Committee shall establish whether interest shall be credited, the rate thereof and any other terms and conditions applicable thereto.

(e)  Termination of Employment or Service. A Phantom Stock Award shall terminate if the Holder does not remain continuously in the employ or in the service of the Company at all times during the applicable vesting period, except as may be otherwise determined by the Committee or as set forth in the Award at the time of grant.

(f)  Agreements. At the time any Award is made under this Section 10, the Company and the Holder shall enter into a Phantom Stock Award Agreement setting forth each of the matters contemplated hereby and such matters described in this Section 10 as the Committee may determine to be appropriate. The terms and provisions of the respective agreements need not be identical.

11. Recapitalization and Reorganization.

(a)           The shares with respect to which Awards may be granted are shares of Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation by the Company of the shares of Stock, then the number of shares of Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

(b)           If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise or satisfaction, as applicable, of an Award theretofore granted, the Holder shall be entitled to (or entitled to purchase, if applicable) under such Award, in lieu of the number of shares of Stock then covered by such Award, the number and class of shares of stock and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of shares of Stock then covered by such Award.

(c)           In the event of a Change of Control, all outstanding Awards shall immediately vest and become exercisable or satisfiable, as applicable. The Committee, in its discretion, may determine that upon the occurrence of a Change of Control, each Award other than an Option outstanding hereunder shall terminate within a specified number of days after notice to the Holder, and such Holder shall receive, with respect to each share of Stock subject to such Award, cash in an amount equal to the excess, if any, of the Change of Control Value over the exercise price, if any, applicable to the Award. Further, in the event of a Change of Control, the Committee, in its discretion shall act to effect one or more of the following alternatives with respect to outstanding Options, which may vary among individual Holders and which may vary among Options held by any individual Holder: (i) determine a limited period of time on or before a specified date (before or after such Change of Control) after which specified date all unexercised Options and all rights of Holders thereunder shall terminate, (2) require the mandatory surrender to the Company by selected Holders of some or all of the outstanding Options held by such Holders (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or after such Change of Control, specified by the Committee, in which event the Committee shall thereupon cancel such Options and the Company shall pay to each Holder an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Option over the exercise price(s) under such Options for such shares, (3) make such adjustments to Options then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Options then outstanding) or (4) provide that thereafter upon any exercise of an Option theretofore granted the Holder shall be entitled to purchase under such Option, in lieu of the number of shares of Stock then covered by such Option the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement of merger, consolidation or sale of assets and dissolution if, immediately prior to such merger, consolidation or sale of assets and dissolution the Holder has been the holder of record of the number of shares of Stock then covered by such Option. The provisions contained in this paragraph shall not terminate any rights of the Holder to further payments pursuant to any other agreement with the Company following a Change of Control.

(d)           In the event of changes in the outstanding Stock by reason of recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Section 11, any outstanding Awards and any agreements evidencing such Awards shall be subject to adjustment by the Committee at its discretion as to the number and price of shares of Stock or other consideration subject to such Awards. In the event of any such change in the outstanding Stock, the aggregate number of shares available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

(e)           The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

(f)            Any adjustment provided for in Subparagraphs (a), (b), (c) or (d) above shall be subject to any required stockholder action.

(g)           Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefore or the granting of any later Awards under the Plan or any other stock plan, or upon conversion of shares of obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

12. Amendment and Termination. The Board in its discretion may terminate the Plan at any time with respect to any shares for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in any Award theretofore granted may be made which would impair the rights of the Holder without the consent of the Holder (unless such change is required in order to cause the benefits under the Plan to qualify as performance-based compensation within the meaning of Section 162(m) of the Code and applicable interpretive authority thereunder).

13. Miscellaneous.

(a)  No Right to An Award. Neither the adoption of the Plan by the Company nor any action of the Board or the Committee shall be deemed to give a Participant any right to be granted an Award to purchase Stock, a right to a Stock Appreciation Right, a Restricted Stock Award or a Phantom Stock Award or any of the rights hereunder except as may be evidenced by an Award or by an Option Agreement, Stock Appreciation Rights Agreement, Restricted Stock Agreement or Phantom Stock Award Agreement on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

(b)  No Employment Rights Conferred. Nothing contained in the Plan shall (i) confer upon any Participant any right to continue as an employee or person affiliated with the Company or any subsidiary or (ii) interfere in any way with the right of the Company or any subsidiary to terminate his or her employment or consulting arrangement at any time.

(c)  Other Laws; Withholding. The Company shall not be obligated to issue any Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. No fractional shares of Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

(d)  No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any subsidiary from taking any corporate action which is deemed by the Company or such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

(e)  Restrictions on Transfer. Except as otherwise determined by the Committee in cases other than in connection with Incentive Stock Options, an Award shall not be transferable otherwise than by will or the laws of descent and distribution or pursuant to a “qualified domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the Holder’s lifetime only by such Holder or the Holder’s guardian or legal representative.

(f)  Rule 16b-3. It is intended that the Plan and any grant of an Award made to a person subject to Section 16 of the 1934 Act meet all of the requirements of Rule 16b-3. If any provision of the Plan or any such Award would disqualify the Plan or such Award under, or would otherwise not comply with, Rule 16b-3, such provision or Award shall be construed or deemed amended to conform to Rule 16b-3.

(g)  Section 162(m). If the Plan is subject to Section 162(m) of the Code, it is intended that the Plan comply fully with and meet all the requirements of Section 162(m) of the Code so that Options and Stock Appreciation Rights granted hereunder and, if determined by the Committee, Restricted Stock Awards, shall constitute “performance-based” compensation within the meaning of such section. If any provision of the Plan would disqualify the Plan or would not otherwise permit the Plan to comply with Section 162(m) as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of Section 162(m); provided that no such construction or amendment shall have an adverse effect on the economic value to a Holder of any Award previously granted hereunder.

(h)  Governing Law. This Plan shall be construed in accordance with the laws of the State of Delaware.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-K/A2

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2005

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Commission file number:  0-9268

GEOKINETICS INC.

(Exact name of registrant as specified in its charter)

Delaware	94-1690082
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

One Riverway, Suite 2100
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(713) 850-7600

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

None

Securities registered pursuant to Section 12(g) of the Act:

Title of Each Class	Name of Each Exchange on Which Registered
Common Stock, $.01 par value	NASDAQ Over-the-Counter Bulletin Board

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes ☐  No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Exchange Act. Yes ☐  No ☒

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒  No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. Large accelerated filer ☐  Accelerated filer  ☐  Non-accelerated filer ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐  No ☒

As of June 30, 2005, the aggregate market value of the registrant’s common stock held by non-affiliates of the registrant was $1,697,416 based on the closing sale price as reported on the National Association of Securities Dealers OTC Bulletin Board.

On March 31, 2006, there were 53,503,093 shares of Geokinetics Inc. common stock, $.01 par value, outstanding.

DOCUMENTS INCORPORATED BY REFERENCE

None

GEOKINETICS INC.

FORM 10-K

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2005

i

Explanatory Note

On April 27, 2006 the Company filed an amended registration statement on Form S-l/A, to a registration statement on Form S-1, originally filed in December, 2005. The filing of the amended Form S-1 resulted in an SEC comment letter dated May 25, 2006. In response to this letter, the Company reviewed several presentation and disclosure items in the December 31, 2005 Form 10-K. The Company filed an amended Form 10-K/A on June 14, 2006 to:

•                  Add a footnote to provide disclosure on our May 2, 2003 restructuring of debt, reverse stock split, and private placement of common stock. The Company disclosed the nature and terms of the transaction that resulted in an $83,830,575 gain on financial restructuring, specific terms of the reverse stock split, and details on the issuance of 18,802,234 common shares of Common Stock. In addition, the Company added a subtotal to the Consolidated Statements of Stockholders’ Deficit to show the net effect of the reverse stock split on the Company’s common shares outstanding. These revisions are reflected in the Consolidated Statements of Stockholder’s Deficit and Note 7 - Restructuring of Debt, Reverse Stock Split, and Private Placement of Common Stock, to the financial statements.

•                  Revise the presentation and disclosure regarding the purchase price of Trace to reflect the purchase price net of cash received. This revision is reflected in the Consolidated Statements of Cash Flows, Management’s Discussion and Analysis of Financial Condition and Results of Operation under “Liquidity and Capital Resources”, and “Trace Acquisition”, and in Note 10 – Acquisition of Trace Energy Services Ltd. of the financial statements.

•                  Update the disclosures regarding accounting policies adopted in the first quarter of 2006. This revision is reflected in Management’s Discussion and Analysis of Financial Condition and Results of Operation under “Critical Accounting Policies”, and in Note l – Summary of Significant Accounting Policies of the financial statements.

•                  Expand the disclosures to quantify the financial penalties associated with the December 2005 registration rights agreement. This revision is reflected in Management’s Discussion and Analysis of Financial Condition and Results of Operation under “Liquidity and Capital Resources” and in Note 9—Unregistered Common Stock and Warrants of the financial statements.

•                  Revise the presentation of the temporary equity in the Consolidated Statements of Stockholders’ Deficit to reflect the full par value of outstanding common shares in the common stock column.

•                  Expand the revenue recognition policy and revise the heading of the paragraph. This revision is reflected in Management’s Discussion and Analysis of Financial Condition and Results of Operation under “Critical Accounting Policies” and in Note l – Summary of Significant Accounting Policies of the financial statements.

ii

•                  Expand the disclosure for the change in asset lives and salvage value. This revision is reflected in Item 7 – Results of Operations.

•                  Expand the disclosure to discuss the amount and timing of the convertible preferred stock’s beneficial conversion feature and dividend accretion recorded. This revision is reflected in Note 13 – Private Placement of Redeemable Preferred Stock of the financial statements.

•                  Expand the disclosure to state when the senior executive bonuses were expensed. This revision is reflected in Note 18 – Senior Executive Incentive Program of the financial statements.

•                  Exhibits 31.1 and 31.2 were revised to conform to 601 (b) (31) of Reg SK.

On June 14, 2006 the Company filed a second amended Form S-1 and received an SEC comment letter dated June 26, 2006. In response to this letter, the Company reviewed several presentation and disclosure items within the December 31, 2005 Form 10-K/A1. The Company is filing this amended Form 10-K/A2 on July 20, 2006 in order to:

•                  Add an explanatory paragraph to the forepart of the filing summarizing the reasons for the amended Form 10-K/A filed on June 14, 2006 and the amended Form 10-K/A2 filed on July 20, 2006.

•                  Expand the revenue recognition policy to clarify cancellation provisions, revenue sharing arrangements, and fees received during periods of mobilization. This revision is reflected in Item 7 – Critical Accounting Policies and Note 1 – Summary of Significant Accounting Policies of the financial statements.

•                  Expand the restructured debt disclosure to provide reasons the 2003 and 2005 note holders agreed to the terms set forth in Note 7 of the financial statements. This revision is reflected in Note 7 - Restructuring of Debt, Reverse Stock Split, and Private Placement of Common Stock of the financial statements.

iii

PART I

Item 1.          Description of Business

Development of Current Business Operations

Geokinetics Inc. (“Geokinetics” or the “Company”) was incorporated in Delaware in January 1980. During 1994, the Company acquired certain oil and gas properties from two independent oil and gas companies located in Houston, Texas. The Company divested its interests in its oil and gas properties during 1999.

Since April 1997, the Company has repositioned itself from an oil and gas exploration and production company into a technologically-advanced provider of seismic acquisition and high-end seismic data processing services to the oil and gas industry. Through equipment purchases, strategic acquisitions and dispositions, including the acquisition of Trace Energy Services Ltd. (the “Trace Acquisition”) in December 2005, and the completion of a series of private equity and debt financing transactions (summarized below), the Company now has the capacity to generally operate six seismic crews in the continental United States (“US”) and three seismic crews in Canada, and the ability to process seismic data collected throughout the world. Crew count, configuration and location can change depending upon industry demand and requirements.

From May 2003 through December 2005, the Company completed a number of comprehensive debt restructurings and private placements. See Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources.”  These events include the following:

•      May 2003 – a debt restructuring with its principal creditors and its equipment lease obligation to GeoLease Partners, L.P. (“GeoLease”)

•      April 2004 – a further restructuring of the GeoLease equipment lease

•      November 2004 – a $2,499,900 equity financing from private investment sources

•      December 2005 – a private placement of $30,837,500 of its common stock and warrants to purchase up to 2,741,050 shares of common stock

Industry Overview

Seismic surveys enable oil and gas companies to determine whether subsurface conditions are favorable for finding new oil and gas accumulations and assist oil and gas companies in determining the size and structure of previously identified oil and gas fields. Seismic surveys consist of the acquisition and processing of two dimensional (“2D”) and three dimensional (“3D”) seismic data, which is used to produce computer generated graphic cross-sections, maps and 3D images of the subsurface. These resulting images are then analyzed and interpreted by geophysicists and are used by oil and gas companies in the acquisition of new leases, the selection of drilling locations on exploratory prospects and in managing and developing producing reservoirs.

Seismic data is acquired by land, transition zone and offshore crews. Seismic data is generated by the propagation of sound waves near the earth’s surface by controlled sources, such as dynamite or vibration equipment. The seismic waves radiate into the earth and are reflected back to the surface with the information collected by strategically positioned data collection devices known in the industry as “geophones.”  This data is then input into a specialized data processing system that enhances the recorded signal by reducing noise and distortion, improving resolution and arranging the input data to produce an image of the subsurface. Practically speaking, 3D seismic surveys collect far more information than previously used seismic methods, generating significantly greater detail about the underlying reservoirs. With advances in equipment and computer power resulting in lower costs, 3D technology is now being used in virtually all exploration ventures as well as field development and prospect delineation.

With the advent of modern 3D technology, the seismic industry has changed profoundly. In the past the role of seismic, in particular 2D surveys, was restricted to that of simply illustrating gross structural features. In contrast, 3D surveys provide detailed views of subsurface geologic structures and much higher resolution of the structures than is available from a 2D survey. Moreover, 3D surveys have proven to be more reliable indicators of the oil and gas potential in the surveyed area than 2D surveys. As a result, drilling based on 3D seismic surveys has improved the economics of discovering oil and gas by reducing risks and finding costs for the oil and gas industry. Consequently, the demand for 3D seismic surveys, as opposed to 2D surveys, has significantly increased in the past decade. In technical literature, it is 3D seismic technology that is cited time and again as the technology most impacting exploration and production economics over the last ten years. Additionally, as the image quality of 3D seismic has improved, the role of 3D seismic has expanded beyond the identification of exploration drilling prospects and into the realm of field development and production management.

Beginning in the late 1980s, the Company believes a significant shift occurred in the seismic acquisition market from a market which had been predominantly driven by proprietary seismic surveys to a market driven by speculative (“spec”) surveys (including multi-client surveys). This change began with marine or offshore seismic surveys, but eventually began to significantly impact land seismic surveys. The major difference between a proprietary survey and a spec survey is the seismic data acquired from a proprietary survey is owned exclusively by the customer, while seismic data acquired from a spec survey is owned by the contractor and can be resold to other customers. The Company does not conduct seismic spec surveys for its own account for later resale of the acquired data. The reduced cost which customers generally enjoy from participating in a spec survey typically offsets the loss of exclusive seismic data ownership. This fact and the general industry perception that seismic acquisition is a “commodity” business have been reasons for the significant expansion in the use of spec surveys. Most exploration companies use processing, interpretation or other in-house technology as a means of differentiation rather than acquired seismic data. The Company’s results have followed this trend. During 2002 and 2003, the Company’s acquisition segment generated approximately 87%, or $15,073,000, of its total 2002 revenue of $17,287,000 and approximately 75%, or $24,232,000, of its total 2003 revenue of $32,290,000 by performing spec surveys for clients.

However, during 2004, the Company saw a significant change in the mix of surveys it acquired for its clients. The Company’s acquisition segment generated total 2004 revenues of approximately $39,470,000 of which approximately 52%, or $20,366,000, came from the performance of proprietary surveys. This recent trend continued in 2005. The Company’s acquisition segment generated revenues totaling approximately $58,177,000 of which approximately 75%, or $43,830,000, came from the performance of proprietary surveys. The Company expects to generate a greater percentage of its total acquisition revenues from spec surveys during 2006. While it remains unclear as to whether this movement back to proprietary surveys is a long-term trend, the Company does expect to generate significant revenues from proprietary surveys in 2006. The Company believes the increased demand for proprietary surveys is indicative of the continuing improvement in the overall condition of the seismic survey industry.

Beginning with the deterioration of the price of oil which occurred in mid-1998 and continued into early 1999, the seismic service industry experienced a significant downturn that negatively impacted the Company’s operating and financial results. Margins were significantly reduced, seismic acquisition equipment was under-utilized and a number of seismic service companies experienced financial difficulties. Combined with continuing trends towards larger crews (higher channel counts) and more technologically capable equipment, it became clear that properly capitalized companies with access to lower costing capital will have a significant advantage. Demand for the Company’s seismic acquisition services began to improve in 2003, with margins increasing somewhat. This trend continued into 2004 and 2005. The Company expects this increased demand to carry forward to 2006. Although demand has significantly increased, the Company has seen only a modest improvement in margins.

These conditions also applied to the data processing segment of the seismic industry. Margins deteriorated and the number of processing opportunities decreased. Seismic data processing companies with proprietary processing techniques, large computing infrastructure and industry recognized staffs have a significant advantage. In 2004, the Company invested in and improved its computing infrastructure. However, demand for the services provided by the Company’s seismic data processing segment remained weak. It remains unclear as to when a full industry recovery will occur. Until such a recovery occurs, the Company’s seismic data processing results will continue to be negatively impacted.

Business Segments

The Company is organized into two businesses, seismic acquisition services and seismic data processing. The Company’s acquisition services represented 94%, 91% and 90% of its total revenues and the Company’s data processing services represented 6%, 9% and 10% of total revenues in 2005, 2004, and 2003, respectively. See Note 19 of Notes to Consolidated Financial Statements for additional information related to the Company’s operating segments and geographic areas of operations.

Seismic Acquisition Services

The Company’s seismic acquisition operations are conducted by two wholly-owned subsidiaries:  Quantum Geophysical, Inc. (“Quantum”) and Trace. Quantum was established in 1997 and Trace was acquired in December 2005. The Company is engaged in land-based and transition zone seismic acquisition services on a contract basis for its customers. The Company’s equipment is capable of collecting both 2D and 3D seismic acquisition data, has a combined recording capacity of approximately 32,000 channels and can be configured to operate up to at least nine crews. Most of the Company’s land and transition zone acquisition services involve 3D surveys. Prior to the Trace Acquisition in December 2005, the Company operated three seismic acquisition crews during 2005. The Company is currently operating six seismic acquisition crews in the US and three in Canada, and the Company believes it has sufficient work in hand to enable it to operate nine seismic acquisition crews for a significant portion of fiscal 2006. The majority of the Company’s seismic acquisition activities continues to take place in the Gulf Coast and Rocky Mountain regions of the United States, as well as in Western Canada.

On a typical land seismic survey, the seismic crew is supported by a surveying crew which lays out the lines to be recorded and identifies the sites for shot-hole placement and a drill crew which creates the holes for the explosive charges which produce the necessary acoustical impulse or a mechanical vibrating unit in areas where explosives are not utilized. The seismic crew lays out the geophones and recording instruments, directs shooting operations and records the acoustical signal reflected from subsurface strata. The survey crew and drill crew are typically provided by third parties and supervised by Company personnel. A fully staffed 3D seismic crew typically consists of 35 to 50 persons, including a party manager, an observer, a head linesman and crew laborers. The number of individuals on each crew is dependent upon the size and nature of the seismic survey requested by the customer.

The Company uses helicopters to assist its crews in seismic data acquisition in circumstances where such use will reduce overall costs and improve productivity. These savings are achieved by deploying the crew and its equipment more rapidly and significantly reducing surface damages.

Seismic acquisition contracts, whether bid or negotiated, provide for payment on either a turnkey or a time basis or on a combination of both methods. A turnkey contract provides for a fixed fee to be paid per square mile of data acquired. Such a contract causes the Company to bear substantially all the risks of business interruption caused by weather delays and other hazards. Time contracts provide for payments based on agreed rates per units of time, which may be expressed in periods ranging from days to months. This type of contract causes the customer to bear substantially all of the business interruption risks. When a combination of both turnkey and time methods is used, the risk of business interruption is shared by the Company and the client. In either case, progress payments are usually required unless it is expected the job can be accomplished in a short period. Previously, the Company’s contracts for seismic acquisition have been predominantly on a turnkey basis. Currently, the Company has a number of time contracts although the majority of work to be performed in 2006 will still be under turnkey contracts. The Company’s contracts currently provide that the seismic data acquired by the Company is the exclusive property of the Company’s customer. Substantially all of the Company’s data processing contracts are on a turnkey basis.

Weather is the primary factor in seasonality of the seismic acquisition services segment. The Company believes it will have the opportunity to generate its highest US revenues from seismic acquisition operations during the third quarter (July 1 through September 30) of each year primarily because this period typically provides for more recording hours due to longer days and less curtailment of operations due to poor weather. With the acquisition in December 2005 of Trace, the Company currently operates three crews in Western Canada. Conditions are more favorable for drilling during the winter months when the ground is frozen. Accordingly, the Company expects the opportunity to generate its highest Canadian revenues from seismic acquisition operations will be during its fourth and first quarters (October 1 through March 31) of each year. Although certain seasons generally provide better working conditions, adverse conditions may impact revenues at any time throughout the year.

Seismic Data Processing

The Company’s seismic data processing operations are conducted by Geophysical Development Corporation (“GDC”), a wholly-owned subsidiary. GDC, which was founded in 1981 to provide geophysical processing, interpretation, software and consultation services to the oil and gas industry, was acquired by the Company in April 1998. In August 2003, the Company established GDC UK Limited (“GDC UK”), a new subsidiary which is located in the United Kingdom. Individuals, who had previously been associated with Ensign Geophysics Limited, were retained to manage GDC UK and assist in the overall management of GDC UK. The Company believes that this expansion will facilitate penetration of wider geographic markets, provide access to worldwide technology trends and strengthen the Company’s overall geophysical and management expertise.

The Company’s seismic data processing center in Houston, Texas is capable of processing 2D and 3D seismic data acquired from its own crews as well as data acquired by other geophysical crews. A majority of the Company’s data processing services is performed on 3D seismic data. Seismic data is processed to produce an image of the earth’s subsurface using proprietary computer software and techniques developed by the Company. The Company also reprocesses older seismic data using new techniques designed to enhance the quality of the data.

The Company’s data processing center operates a high capacity clustered processing environment built around Sun Microsystems and Intel computers. The Company processes land and marine seismic data and provides a full suite of seismic interpretation products and services utilizing linux clusters.

The seismic data processing industry is highly technical, and the technological requirements for the acquisition and processing of seismic data have increased continuously over time. Thus, the Company must continually take steps to ensure that its technological capabilities are comparable or superior to those of its competitors, whether through continuing research and development, strategic alliances with equipment manufacturers or acquisitions of technology through licenses from others. The Company has introduced several technological innovations that have become industry-standard products in the seismic data processing business. These include its proprietary AVO (amplitude variation with offset) processing and, more specifically, within AVO the relationship between normal incidence reflectivity and poisson’s (relationship between the “sheer” velocity and “p” velocity) reflectivity. During 2004 and 2005, the Company made significant investments to upgrade its technology in the areas of Pre-Stack Time and Depth Imaging through technology joint ventures and proprietary developments. The Company currently offers advanced proprietary pre-stack depth imaging services. The Company’s Gulf of Mexico well log database, deep water Gulf of Mexico field studies and rock properties database continue to be unique products offered in the seismic data processing area.

Marketing

The Company’s seismic acquisition and seismic data processing services conducted in the US are primarily marketed from its Houston office. The Company’s seismic data processing services conducted in the United Kingdom are primarily marketed from the Company’s United Kingdom office. The Company’s seismic acquisition services conducted in Canada are primarily marketed from the Company’s Calgary, Alberta office.

While the Company relies upon the utilization of Company personnel in making sales calls, it receives a significant amount of work through word-of-mouth referrals, repeat customer sales, the Company’s industry reputation and the experience and skills of its personnel.

Acquisition and data processing contracts are obtained either through competitive bidding, in response to invitations to bid, or by direct negotiation with a prospective customer. A significant portion of the Company’s contracts result from competitive bidding. Contracts are awarded primarily on the basis of price, experience and availability, technological expertise and reputation for dependability and safety.

Customers

During the fiscal year ended December 31, 2005, seismic acquisition revenues totaled approximately $58,177,000. Seitel Data accounted for approximately $8,054,000, representing approximately 14% of the Company’s seismic acquisition revenues and approximately 13% of the Company’s consolidated revenues. In addition, Smith Production Company accounted for approximately $6,799,000, representing 12% of the Company’s seismic acquisition revenues and approximately 11% of the Company’s consolidated revenues. Krescent Energy Company accounted for approximately $6,248,000, representing approximately 11% of the Company’s seismic acquisition revenues and approximately 10% of the Company’s consolidated revenues.

During the fiscal year ended December 31, 2005, the Company’s seismic data processing revenues totaled approximately $3,998,000. Forest Oil Company accounted for approximately $845,000, representing approximately 21% of the Company’s seismic data processing revenues and approximately 1% of the Company’s consolidated revenues. Merlon Petroleum Company accounted for approximately $647,000, representing approximately 16% of the Company’s seismic data processing revenues and approximately 1% of the Company’s consolidated revenues. No customer of the Company’s seismic data processing segment accounted for 10% or more of the Company’s consolidated revenues.

Backlog

At March 31, 2006, the Company’s backlog of commitments for services was approximately $137,000,000, as compared to approximately $29,000,000 at both March 31, 2005 and 2004. It is anticipated that significantly all of the March 31, 2006 backlog will be completed in the next 12 months. This backlog consists of written orders or commitments believed to be firm. Contracts for services are occasionally varied or modified by mutual consent and in certain instances are cancelable by the customer on short notice without penalty. As a result, the Company’s backlog as of any particular date may not be indicative of the Company’s actual operating results for any succeeding fiscal period.

Competition

The acquisition and processing of seismic data for the oil and gas industry is highly competitive. Competitive factors include the type and capability of equipment used to conduct seismic surveys and that equipment’s availability. In addition to price, the performance and dependability of a crew significantly affect a potential customer’s decision to award a contract to the Company or one of its competitors. Although reliable comparative figures are not available, the Company believes a number of its competitors have more extensive and diversified operations and also have financial, operating and other resources substantially in excess of those available to the Company.

The Company’s principal competitors in the seismic acquisition segment include Veritas DGC, Inc., Eagle Geophysical, Inc., Dawson Geophysical Company, Petroleum Geo Services (“PGS”) and Tidelands Geophysical. The Company’s principal competitors in the seismic data processing segment include Veritas DGC, Inc., PGS, Geotrace, GX Technology Corporation, GecoWestern, and a number of other, smaller companies.

Regulation

The Company’s operations are subject to numerous federal, state and local laws and regulations. These laws and regulations govern various aspects of operations, including the discharge of explosive materials into the environment, requiring removal and clean-up of materials that may harm the environment or otherwise relating to the protection of the environment and access to private and governmental land to conduct seismic surveys. The Company believes it has conducted its operations in substantial compliance with applicable laws and regulations governing its activities.

The Company’s HS&E Manager (Health, Safety and Environmental) for the seismic acquisition segment is generally responsible for the Company meeting and remaining in compliance with its regulatory requirements. The Company also has HS&E Advisors who maintain and administer the Health, Safety and Environmental programs for the Company’s field personnel. The costs associated with these individuals, such as salaries and benefits, are not material to the overall financial condition of the Company. The costs of acquiring permits and remaining in compliance with environmental laws and regulations, title research, environmental studies, archeological surveys and cultured resource surveys are generally borne by the Company’s customers.

Although the costs of complying with applicable laws and regulations have historically not been material, the changing nature of such laws and regulations makes it impossible to predict the cost or impact of such laws and regulations on the Company’s future operations.

Research and Development

The Company relies on certain proprietary information, proprietary software, trade secrets, and confidentiality and licensing agreements (collectively, “Intellectual Property”) to conduct its current operations. The Company’s future success will depend, in part, on its ability to maintain and preserve its Intellectual Property, without infringing the rights of any third parties. There can be no assurance that the Company will be successful in protecting its Intellectual Property or that its competitors will not develop technologies that are substantially equivalent or superior to the Company’s technologies. The Company continues to conduct research and development at its data processing segment. During the last three years, the Company has spent approximately $2,125,000 on ongoing research and development projects. No costs associated with research and development are directly borne by the Company’s customers.

Employees

At March 31, 2006, the Company had 663 employees, all of which were full-time employees of the Company. None of the Company’s employees is a party to a collective bargaining agreement. The Company considers the relations with its employees to be good.

Available Information

All of the Company’s reports and materials filed with the SEC, are available through its website, http://www.geokinteicsinc.com/secfilings.php, as soon as reasonably practical after the Company has electronically filed such material with the SEC. A copy of these materials is also available at the SEC’s Public Reference Room at 100 F. St. N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, available at http://www.sec.gov.

Item 1A.       Risk Factors

Decline in the price of oil and gas or decreases in the level of capital expenditures by oil and gas companies could adversely affect the Company’s operations.

Demand for the Company’s services depends upon the spending levels established by oil and gas companies for exploration, development, exploitation, and production of oil and natural gas. These activities depend in part on the prices of oil and gas. Fluctuations in these oil and gas activities and prices are out of the Company’s control, can adversely affect the results of the Company’s operations, and have done so in the past.

The oil and gas business is fundamentally a commodity business. This means the operations and earnings of these companies may be significantly affected by changes in oil and gas prices. Oil and gas prices in turn depend on local, regional and global events or conditions that affect supply and demand for the relevant commodity. These events or conditions are generally not predictable and include, among other things:

•                                          levels of demand for and production of oil and gas;

•                                          worldwide political, military and economic conditions;

•                                          weather, including seasonal patterns that affect regional energy demand as well as severe weather events that can disrupt supply;

•                                          level of oil and gas reserves; and

•                                          government policies regarding exploration for and production and development of adherence by companies to OPEC quotas.

The Company is dependent on the availability of internally generated cash flow and financing alternatives to maintain its position in the seismic acquisition industry. The seismic acquisition industry is capital intensive principally due to the high cost of seismic acquisition equipment.

The Company continues to invest additional capital to upgrade and expand its seismic acquisition capabilities. The cost of equipping a crew with a state-of-the-art system can range from $5 to $10 million. The Company’s current ability to operate and expand its business operations is dependent upon the availability of internally generated cash flow and financing alternatives. Such financing may consist of bank or commercial debt, equity or debit securities or any combination thereof. There can be no assurance that the Company will be successful in obtaining sufficient capital to upgrade and expand its current operations through additional financing or other transactions if and when required on terms acceptable to the Company. Any substantial alteration of or increase in the Company’s capitalization through the issuance of debt securities may significantly increase the leverage and decrease the financial flexibility of the Company. Due to the uncertainties surrounding the changing market for seismic services, increases in capital and technological requirements, and other matters associated with the Company’s operations, the Company is unable to estimate the amount or terms of any financing that it may need to acquire, upgrade and maintain seismic equipment. If the Company is unable to obtain such financing if and when needed, it may be forced to curtail its business objectives, and to finance its business activities with only such internally generated funds as may then be available.

The Company’s seismic acquisition activities are often conducted under extreme weather, in difficult terrain and under other hazardous conditions. As a result, these activities are subject to risks of injury to Company personnel and loss of seismic acquisition equipment.

The Company maintains insurance against the destruction of its seismic acquisition equipment and injury to person and property that may result from its operations and considers the amount of such insurance to be adequate. However, the Company is not fully insured for all risks (including business interruption), either because such insurance is not available or because the Company elects not to obtain insurance coverage because of cost.

A high level of fixed costs may lead to losses with downturns in revenues.

Fixed costs, including costs associated with operating leases, labor costs, depreciation and interest expense account for a substantial percentage of the Company’s costs and expenses. Accordingly, downtime or low productivity resulting from weather interruptions, reduced demand, equipment failures or other causes can result in significant operating losses.

The Company may not be able to generate sufficient cash flows to fund additional capital expenditures, debt repayments, related interest payments, and expected future losses in the Company’s data processing business.

Capital requirements for the Company’s operations are significant. If the Company is unable to finance these requirements, the Company’s ability to continue its expansion and maintain profitability could be affected. The Company’s processing segment, GDC, continues to incur high fixed costs. The segment continues to be unprofitable and is expected to incur losses for the foreseeable future. The Company may not be able to make GDC a profitable business segment.

The Company’s level of indebtedness may adversely affect operations and limit its growth, and the Company may have difficulty making debt service payments on its indebtedness as such payments become due. The Company may not be able to satisfy the financial covenants included in the debt obligations it assumed in connection with the Trace Acquisition. Trace’s bank facility has been in default in the past and the Company cannot guarantee that it will not be in default in the future.

The Company relies on a limited number of key suppliers for specific seismic services and equipment.

The Company depends on a limited number of third parties to supply it with specific seismic services and equipment.  Any interruption to the Company’s supply of seismic services and equipment could affect the

Company’s business.  In addition, any adverse change in the terms of the Company’s supplier arrangements could affect the Company’s results of operations.

The Company’s seismic acquisition operations are subject to weather conditions which could adversely affect the Company’s results of operations.

The Company’s seismic acquisition operations could be adversely affected by inclement weather conditions. Under its turnkey contracts, the Company bears substantially all of the risk of loss due to adverse weather conditions. See “Business Segments – Seismic Acquisition Services.”

The Company’s operations are subject to government regulation which may adversely affect the Company’s future operations.

The Company is subject to numerous federal, state and local laws and regulations that govern various aspects of its operations, including the discharge of explosive materials into the environment, requiring removal and clean-up of materials that may harm the environment or otherwise relating to the protection of the environment and access to private and governmental land to conduct seismic surveys.

Although the costs of complying with applicable laws and regulations have historically not been material, the changing nature of such laws and regulations makes it impossible to predict the cost or impact of such laws and regulations on the Company’s future operations.

The Company’s common stock is currently traded on the “over the counter” (“OTC”) market, which may involve certain risks not present in all securities.

Bulletin Board Securities are over-the-counter securities that are not part of the NASDAQ system. Bulletin Board securities trade in the “over-the-counter” OTC market and are quoted on the OTC system such as, OTC Bulletin Board (OTC BB or the Pink Sheets). Although the NASD oversees the OTCBB, the OTCBB is not part of the NASDAQ market. Market makers of Bulletin Board securities are unable to use electronic means to interact with other dealers to execute trades, which can cause delays in the time it takes to interact with the market place. Risks associated with trading bulletin board securities may include:  limited availability of order information and market data, liquidity risks, and communications risks. The Company’s common stock is very illiquid and its price has been and may continue to be volatile in the indefinite future.

If the Company does not effectively integrate the Trace Acquisition, the Company’s operating results could be affected.

The Company recently completed the acquisition of Trace, which has increased the Company’s number of seismic acquisition crews from three to at least nine. This substantial increase in the Company’s seismic acquisition capacity has strained the Company’s personnel, management and processes. If the Company does not integrate Trace effectively, its profitability and results of operations could be adversely affected, management’s attention could be diverted from other responsibilities and the Company’s future growth could be curtailed.

The Company may be unable to retain and attract management and skilled and technically knowledgeable employees.

The Company’s continued success depends upon retaining and attracting highly skilled employees. A number of the Company’s employees possess many years of industry experience and are highly skilled and the Company’s inability to retain such individuals could adversely affect the Company’s ability to compete in the seismic service industry. The Company may face significant and adverse competition for such skilled personnel, particularly during periods of increased demand for seismic services.

Item 1B.       Unresolved Staff Comments

None.

Item 2.          Properties

The Company’s facilities are summarized in the table below.

Location	Owned / Leased	Purpose / Segment	Square Feet
Houston, Texas	Leased	Corporate headquarters, seismic data processing operations, certain seismic acquisition operations	18,500
Brookshire, Texas	Owned	Maintenance facility for seismic acquisition of operations	6,600
Old Woking, Surrey, the United Kingdom	Leased	GDC UK operations	880
Calgary, Alberta, Canada	Leased	Trace headquarters, maintenance facility	30,272
Midland, Texas	Leased	Trace US seismic acquisition operations and a maintenance facility	7,642
Denver, Colorado	Leased	Seismic acquisition operations	600

Item 3.          Legal Proceedings

Neither the Company nor any of its subsidiaries is a party to any pending legal proceedings other than certain routine litigation that is incidental to the Company’s business and that the Company believes is unlikely to materially impact the Company. Moreover, the Company is not aware of any such legal proceedings that are contemplated by governmental authorities with respect to the Company, any of its subsidiaries, or any of their respective properties.

Item 4.          Submission of Matters to a Vote of Security Holders

No matter was submitted to a vote of stockholders during the fourth quarter of the fiscal year ended December 31, 2005.

PART II

Item 5.          Market for Registrant’s Common Equity and Related Stockholder Matters

The Company’s common stock, $.01 par value per share, is traded on the NASDAQ OTC Bulletin Board under the trading symbol “GOKN.”  As of December 31, 2005, the Company had 356 stockholders of record, however, since many shares may be held by investors in nominee names such as the name of their broker or their broker’s nominee, the number of record holders often bears little relationship to the number of beneficial owners of the common stock.

The following table sets forth the high and low closing bid for the common stock during the Company’s most recent fiscal quarter and its last two fiscal years as reported by the National Association of Security Dealers on the NASDAQ OTC Bulletin Board. The following quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Quarter Ended	High	Low
March 31, 2004	$2.75	$0.25
June 30, 2004	2.75	0.52
September 30, 2004	1.70	0.45
December 31, 2004	1.01	0.51
March 31, 2005	5.80	0.70
June 30, 2005	2.75	1.80
September 30, 2005	2.25	1.57
December 31, 2005	2.60	1.65

The Company has never paid cash dividends on the Company’s common stock and the Board of Directors intends to retain all of its earnings, if any, to finance the development and expansion of its business. There can be no assurance that the Company’s operations will prove profitable to the extent necessary to pay cash dividends. Moreover, even if such profits are achieved, future dividend policy will depend upon the Company’s earnings, capital requirements, financial condition and other factors considered relevant by the Company’s Board of Directors.

The Company has completed the equity and debt financing transactions described in this report under the caption, “Certain Relationships and Related Transactions—Other Transactions” (See Item 13) and believes each of such transactions was exempt from registration pursuant to Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth certain information about the Company’s equity compensation plans as of December 31, 2005.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders	3,317,622		$0.24	25,934
Equity compensation plans not approved by security holders	1,927,500	(1)	$1.25	302,500
Total	5,245,122		$0.61	328,434

(1)   Pursuant to an amendment to the 2002 Stock Awards Plan (the “2002 Stock Awards Amendment”), the Board of Directors awarded these options to certain employees, subject to the stockholders’ approval of the 2002 Stock Awards Amendment at their next annual meeting.

Item 6.          Selected Financial Data

The following selected financial data should be read in conjunction with Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and with the Company’s consolidated financial statements and related notes included in Item 8 “Financial Statements and Supplementary Data.”

	Year Ended December 31,
	2005(1)	2004	2003		2002	2001
	(In thousands, except per share data)
Net Operating revenues	$62,175	$43,145	$35,949		$22,705	$22,073
Income (loss) from continuing operations	(1,922)	(441)	81,862		(13,934)	(39,936)
Income (loss) applicable to common stockholders	(2,081)	(2,956)	81,862	(2)	(13,934)	(39,936)
Income (loss) per common share	(.09)	(0.16)	4.31		(0.73)	(2.10)
Total assets	74,723	11,577	14,420		7,374	9,641
Long term debt, net of current portion	4,271	182	869		55,467	62,376
Short term borrowings and current portion of long term debt	6,429	1,068	1,255		22,638	7,764
Capital lease obligations	6,675	304	274		434	378
GeoLease liability	0	3,329	4,088		8,612	4,792
Redeemable preferred stock	0	2,398	0		0	0
Cash dividends declared per common share	0	0	0		0	0

(1)   Includes one month of operating results of Trace Energy Services Ltd.

(2)   Includes gain on financial restructuring of $83,831. See Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operation” – Results of Operations for Year Ended December 31, 2004 compared to 2003.

Item 7.          Management’s Discussion and Analysis of Financial Condition and Results of Operation

Trace Acquisition

During fiscal 2005, the Company significantly increased the number of seismic acquisition crews that it can field. On December 1, 2005, Geokinetics completed the acquisition of all of the issued and outstanding capital shares of stock of Trace, headquartered in Calgary, Alberta, Canada, for approximately $16.4 million in a combination of cash and stock. Trace, with operations in the United States and Canada, performs 2D and 3D seismic surveys, using both analog and digital seismic equipment for a wide range of customers exploring for oil and gas reserves. Trace also has the technical capability to record shear waves data utilizing the System Four VectorSeis recording system (developed by Input/Output, Inc. [“I/O”]), an advanced recording system utilized in the seismic industry.

Through the Trace Acquisition, the Company added equipment that will complement and expand the Company’s operational capabilities. Trace was one of the first seismic contractors in North America to use VectorSeis, a state-of-the-art data acquisition technology. Through a strategic relationship with I/O and Apache Corporation, Trace has proven the VectorSeis technology in the field, has demonstrated its benefits to E&P companies, and has gained experience as a leader of new technology. Trace’s most significant supplier is I/O, which designs and sells key seismic equipment that Trace uses to acquire traditional and full-wave data. Trace does not have exclusive rights to use I/O’s VectorSeis technology, although it was one of the first companies to use the technology in North America. Trace does not use seismic systems produced by vendors other than I/O.

General

During May of 2003, the Company completed a series of debt restructuring, recapitalization and private placement transactions. During April of 2004, the Company and GeoLease completed a comprehensive restructuring of the Company’s seismic acquisition equipment lease. On November 30, 2004, the Company completed a $2,499,900 equity financing from private investment sources. During December 2005, the Company completed a private placement of $30,837,500 of its common stock and warrants to purchase common stock. The net proceeds were used to fund the acquisition of Trace, pay off the Company’s GeoLease equipment lease and provide the Company with additional working capital.

Prior to the restructurings outlined above, the Company had sustained significant and continuing losses due to an excessive debt burden and the difficult operating environment resulting from the downturn which significantly hindered the seismic service industry from 1999 through 2002. The Company’s seismic acquisition segment achieved positive operating results during each of fiscal year 2003, 2004 and 2005, however, the performance of the Company’s seismic data processing segment continues to decline. The Company’s seismic data processing segment has not reported positive operating results since fiscal 2002.

Prior to the Trace Acquisition, the Company operated three seismic acquisition crews on a continuous basis in 2005. The Company was able to accomplish this by utilizing its entire inventory of seismic acquisition equipment and supplementing its own equipment with rental equipment where necessary. Completion of the Trace Acquisition significantly increased the number of seismic acquisition crews the Company can field. The Company’s current backlog is sufficient to keep approximately nine seismic acquisition crews in operation throughout 2006.

Results of Operations

Results of Operations for Year Ended December 31, 2005 compared to 2004

Revenues for the twelve months ended December 31, 2005 totaled $62,175,031 as compared to $43,144,830 for the same period of 2004, an increase of 44%. This increase in revenues is primarily attributable to the Company’s seismic acquisition segment. Seismic acquisition revenues totaled $58,177,257 as compared to $39,469,562 for 2004, an increase of 47%. The Company’s 2005 revenues include one month of revenues of Trace totaling $5,250,541. Seismic data processing revenues totaled $3,997,774 for the twelve months ended December 31, 2005 as compared to $3,675,268 for the same period of 2004, an increase of 9%. The Company continues to experience significant competition in both its operating segments.

During the third quarter of 2005, the Gulf Coast region of the United States was directly impacted by Hurricanes Katrina and Rita. The Company did not sustain any material equipment damage as a consequence of Hurricane Rita, which enabled the Company to maintain its ongoing operations subsequent to the natural disaster. However, the Company had one seismic acquisition crew that was operating in an area directly impacted by Hurricane Rita. At the end of the third quarter, this seismic acquisition crew lost approximately ten days of recording activity. Startup operations on another project in the immediate area were also curtailed for the last ten days of the quarter due to Hurricane Rita. The Company estimates that the negative impact on its third quarter revenues as a result of Hurricane Rita was approximately $900,000.

Operating expenses for the twelve months ended December 31, 2005 totaled $57,351,770 as compared to $39,962,162 for the same period of 2004, an increase of 44%. These increases are primarily the result of increased activity at both of the Company’s operating segments. Seismic acquisition operating expenses for 2005 increased 49% to $51,017,017 from $34,342,843 for the same period of 2004. For the twelve months ended December 31, 2005, seismic data processing operating expenses totaled $6,334,753 as compared to $5,619,319 for the same period of 2004, an increase of 13%. Increased operating expenses at the seismic acquisition segment resulted primarily from increased activity and the fielding of a third crew. Operating expenses increased at the Company’s seismic data processing segment primarily due to increased levels of activity as well as costs associated with the upgrading of the segment’s professional staff. Operating expenses for fiscal 2005 include one month of Trace’s operating expenses (totaling $4,062,798).

General and administrative expenses for the twelve months ended December 31, 2005 was $3,405,682 as compared to $2,358,430 for the same period of 2004, an increase of 44%. Increases in general and administrative expenses are primarily attributable to personnel costs, increases in employee health insurance premiums and increased audit and accounting fees. The Company’s 2005 general and administrative expenses include one month of Trace activities (totaling $328,540).

Depreciation and amortization expenses for the twelve months ended December 31, 2005 totaled $1,481,057 as compared to $850,705 for the same period of 2004, an increase of 74%. This increase is primarily the result of the addition of new equipment at both operating segments as well as the addition of one months activity for Trace totaling $365,826.

In conjunction with the Trace acquisition the Company obtained a market value appraisal of its seismic acquisition equipment. At the time of the appraisal, a significant portion of the Company’s seismic acquisition equipment had been in operation for approximately eight years and most of this equipment had been fully depreciated. However, the market value appraisal of the Company’s seismic acquisition equipment indicated it still had significant value. The Company anticipates the equipment's continued use for a minimum of several additional years. Given these factors, the Company concluded that its previous estimates concerning estimated lives and residual values were too conservative. As of December 1, 2005, the Company revised the estimated lives assigned to its seismic acquisition equipment from five years to ten years and also revised its estimate of residual value on this equipment from zero to ten percent. These changes in estimates resulted in a reduction of approximately $33,000 in depreciation expense in the Company’s December 31, 2005 financial statements. If the changes had been made effective January 1, 2005, the changes would have resulted in a reduction of approximately $400,000 in depreciation expense for the fiscal year ended December 31, 2005. The Company anticipates significant increases in depreciation expense in future periods partially as a result of the carrying value of the depreciable assets in the Trace acquisition.

Interest expense (net of interest income) for the twelve months ended December 31, 2005 decreased 14% to $357,805 as compared to $414,879 for the same period of 2004. This decrease was primarily due to the continuing reduction, excluding Trace, in the balances of the Company’s long-term debt and GeoLease liability. Trace interest expense for the month of December totaled $67,934.

The Company had a loss applicable to common stockholders of $2,080,737, or $(0.09) per share, for the twelve months ended December 31, 2005 as compared to a loss applicable to common stockholders of $2,955,721, or $(0.16) per share, for the same period of 2004. The reduction in the Company’s loss applicable to common stockholders of 30% is primarily due to an increase in operating profits at its seismic acquisition segment, the recognition in 2004 of a $2,499,900 beneficial conversion charge offset by a warrant expense of $1,385,883 incurred in 2005 in connection with the Company’s December 2005 private placement.

Results of Operations for Year Ended December 31, 2004 compared to 2003

Revenues for the twelve months ended December 31, 2004 totaled $43,144,830 as compared to $35,948,890 for the same period of 2003, an increase of 20%. The increase in Company revenues is directly attributable to the Company’s seismic acquisition segment. Seismic acquisition revenues for 2004 were $39,469,562 as compared to $32,289,682 for 2003, an increase of 22%. The increase in seismic acquisition revenues is due to continuing strong demand for the services provided by the Company’s seismic acquisition segment, improved crew utilization and the operation of a third seismic acquisition crew during the months of February, March, April and May. The Company believes this increase in demand for its seismic acquisition services is the result of increased levels of activity by the domestic exploration industry as well as Quantum’s reputation as a provider of high quality seismic surveys.

Seismic data processing revenues for 2004 were $3,675,268 as compared to $3,659,208 in 2003, an increase of less than 1%. Although the increase in seismic data processing is small, it is the first year that revenues have increased when compared to prior periods since fiscal 2001. Although the Company’s revenues increased in 2004, the Company continues to experience significant competition at both its seismic acquisition and seismic data processing segments. This situation continues to negatively impact the prices the Company can charge for its services. The Company’s results will continue to be constrained until there is a significant improvement in the industry’s pricing environment.

Operating expenses for the twelve months ended December 31, 2004 totaled $39,962,162 as compared to $30,025,443 for the same period of 2003, an increase of 33%. This increase is primarily the result of increased activities at the seismic acquisition segment, a full year of operating expenses incurred at the seismic data processing segment’s United Kingdom operation and costs related to the seismic data processing segment’s upgrading of its technological and professional staff capabilities.

General and administrative expenses for the twelve months ended December 31, 2004 were $2,358,430 as compared to $2,273,875 for the same period of 2003, an increase of 4%. This increase is primarily a result of increased salary costs due to staff additions.

Depreciation and amortization expenses for the twelve months ended December 31, 2004 was $850,705 as compared to $1,793,813 for the same period of 2003, a decrease of 53%. The decrease in depreciation and amortization expenses are primarily due to a continuing decline in the basis of the Company’s depreciable assets.

Interest expense (net of interest income) for the twelve months ended December 31, 2004 totaled $414,879 as compared to $3,823,978 for the same period of 2003, a decrease of 89%. This significant decrease in interest expense is primarily due to the cancellation of the Company’s 2003 Notes and 2005 Notes and a restructuring of the acquisition segment’s equipment lease as part of the restructuring transactions completed in May of 2003 and April of 2004.

The Company had a net loss of $441,346 for the twelve months ended December 31, 2004, as compared to net income of $81,862,356 for the same period of 2003. Excluding the recognition of its 2003 restructuring gain, the

Company’s net loss for 2003 was $1,968,219 as compared to the Company’s net loss of $441,346 for 2004. The reduction in the Company’s loss of 78% for 2004 is primarily due to the significant reduction in corporate interest expense resulting from the Company’s financial restructurings. Net loss per common share for the year ended December 31, 2004 is $2,955,721, or $(0.16) per common share, as compared to net income of $81,862,356 for the same period of 2003, or $4.31 per common share. The 2004 net loss per common share includes a charge of $2,499,900, or $(0.13) per common share, for the beneficial conversion feature related to the issuance of redeemable preferred stock. Net income for 2003 includes a gain on financial restructuring of $83,830,525, or $4.41 per common share.

Inflation and Price Changes

The Company does not believe that inflation has had a significant effect on its business, financial condition, or results of operations during the most recent three years.

Liquidity and Capital Resources

The Company’s primary sources of cash are cash flow generated by its seismic acquisition and seismic data processing segments, private equity transactions, equipment financing and trade credit. The Company’s primary uses of cash are for operating expenses associated with its seismic acquisition and seismic data processing segments and expenditures associated with upgrading and expanding of the Company’s operating segments capital asset base. As such, the Company’s ability to maintain adequate cash balances is dependent upon levels of future demand for the services it provides to its customers. In the past, the Company has relied upon cash flows from operations and private placements of equity and debt to meet its working capital and capital expenditure requirements.

The table below summarizes certain measures of liquidity and capital expenditures, as well as the Company’s sources of capital from internal and external sources, for the past five years.

Financial Measure	2005	2004	2003	2002	2001
	(in thousands)
Cash and equivalents	$11,001	$2,400	$5,058	$2,417	$1,172
Working capital	2,643	457	(482)	(19,694)	(8,159)
Cash flow from operating activities	727	(2,551)	3,522	5,700	1,063
Cash flow from investing activities	(15,384)	(805)	(978)	(203)	(250)
Cash flow from financing activities	23,258	697	98	(4,253)	(882)
Equipment acquired through capital leases	4,007	383	211	359	471
Cash paid for interest	474	441	202	453	411

In May, 2003 the Company completed a comprehensive debt restructuring with its principal creditors and the holder of its GeoLease equipment lease liability. The restructuring allowed the Company to cancel approximately $80,000,000 in senior debt and reduce its primary equipment lease obligation from $6,672,530 to $3,700,000.

On April 14, 2004, the Company and GeoLease agreed to a comprehensive restructuring of the equipment lease pursuant to Amendment No. 2 of the Equipment Lease (“Amendment No. 2”). Pursuant to the restructuring, the Company was allowed to pay GeoLease the outstanding accrued lease obligation as of April 30, 2004 (totaling $4,170,419) in 48 monthly installments beginning May 1, 2004 and ending with a final payment in April 2008. The outstanding balance accrued interest at 8% per annum. The Company’s monthly lease payments were also reduced from $62,000 to $31,200 per month for the period beginning May 1, 2004 until October 31, 2004, further reduced to $21,200 per month for the period beginning November 1, 2004 until April 30, 2005, further reduced to $11,200 per month for the period beginning May 1, 2005 until April 30, 2007 and further reduced to $5,600 per month for the period beginning May 1, 2007 until April 30, 2008. Under the terms of Amendment No. 2, the Company was also required to make mandatory annual prepayments of the outstanding accrued lease obligation should the Company have had positive “Free Cash Flow” (as defined in Amendment No. 2) as calculated for each of the calendar years ending December 31, 2004 through December 31, 2007 until the balance was paid in full. At the year end of each period, the Company calculated its consolidated “Free Cash Flow” and for the period ended December 31, 2004 paid 37.5% of its calculated “Free Cash Flow” as a prepayment to GeoLease and in each of the subsequent yearly periods paid 50% of its calculated “Free Cash Flow” to GeoLease. Any such prepayment was applied to the last installments of the outstanding accrued lease obligation first. Amendment No. 2 required the Company to make prepayments of cash proceeds received pursuant to certain financing transactions and certain sales of assets outside the ordinary course of business. In conjunction with the Company’s private placement of common stock and warrants completed in December 2005, the GeoLease obligation totaling approximately $3,328,000 was paid in full. The Company made an additional payment of approximately $239,000, representing a buyout of the leases underlying equipment.

On November 30, 2004, the Company completed a $2,499,900 equity financing from private investment sources. The financing consisted of an issue of 8,333 shares of Convertible Preferred Stock priced at $300 per share, which was convertible into common stock at $0.30 per share. The Convertible Preferred Stock accrued dividends at the rate of 6% per annum, compounded annually which are payable in cash when, and if, declared. All unpaid dividends were cumulative and accrued, compounded annually, regardless of whether or not the Company had funds legally available for the payment of such dividends. The Convertible Preferred Stock was convertible, at the option of the holder thereof, at any time after the date of issuance. The Convertible Preferred Stock was automatically convertible into common stock immediately upon the Company’s sale of common stock in an underwritten public offering (a) at a price per share yielding the Company net proceeds of not less than $1.20, (b) resulting in net proceeds to the Company and selling stockholders, if any, of not less than $20,000,000, and (c) after which the Company’s common stock is listed on NYSE, the AMEX or the NASDAQ. If, at any time after October 31, 2009, the holders of not less than 51% of the Convertible Preferred Stock then outstanding delivered written notice to the Company of such holders’ desire to redeem, all outstanding Convertible Preferred Stock, if not previously converted, would be redeemed. At any time after October 31, 2011, the Company would be entitled to redeem all outstanding Convertible Preferred Stock, if not previously converted. After completion of this transaction, the Company had 27,325,113 shares of common stock outstanding, assuming conversion of the Convertible Preferred Stock. In conjunction with the Company’s December 2005 private placement of common stock and warrants, the Company’s Convertible Preferred Stock was converted into common stock of the Company. The Company issued 8,832,980 shares of common stock to facilitate the conversion, based on a conversion price of $.30 per share and the accumulation of accrued dividends from December 2004.

On December 1, 2005, the Company completed a private placement of $30,837,500 of its common stock and warrants to purchase common stock, net of offering costs of approximately $1,860,696 and 274,050 warrants issued. The Company sold 24,670,000 shares of its common stock at a per share price of $1.25, and warrants to purchase an additional 2,467,000 shares of common stock. The warrants are exercisable at a price of $2.00 per share, may be exercised at any time after the date of issuance and expire five years after the date of issuance.

On December 30, 2005, the Company filed a registration statement on Form S-1, registering for resale the shares of common stock acquired by the selling stockholders as well as the shares of common stock to be issued upon exercise of the warrants. If the registration statement is not declared effective by April 30, 2006 (May 31, 2006 in case of a full review by the SEC) or if the registration statement is unavailable for sale after its initial effectiveness, then the Company is required to pay each purchaser an amount of liquidated damages in cash equal to the aggregate purchase price of such purchaser’s securities multiplied by 2% for every thirty days that the registration statement is unavailable for sales. Beginning with June, 2006 we will be required to pay a total of $616,750 in liquidated damages to the purchasers for each monthly period the registration statement is not declared effective or if the registration statement is unavailable for sales after the initial effectiveness. Subsequent to year end, we negotiated a cap on the payment of liquidated damages equal to a maximum of 10% of the aggregate purchase price of each purchasers’ securities. As a result, liquidated damage payments would not exceed a total of $3,083,750.

The Company considers the warrant agreement to be a derivative and has classified the warrants as a liability at fair value on the balance sheet. Information regarding the valuation of the warrants is as follows:

	2005
	December 1,	December 31,
Weighted Average Fair Value of Warrants	1.89	2.40
Black Scholes Assumptions:
Dividend Rate	—	—
Average Risk Free Interest Rate	4.44%	4.35%
Average Volatility	159.00%	159.00%
Contractual Life in Years	5.0	4.9

The change in the fair value of the warrants between December 1, 2005 and December 31, 2005, has been reflected as a warrant expense in the accompanying statement of operations.

As of December 31, 2005, the unregistered issued shares of common stock have been classified as temporary equity due to the liquidated damages provision in the Company’s registration rights agreements.

Subsequent to year end, the Company successfully negotiated with each of the purchasers for a cap on the payment of liquidated damages equal to a maximum of 10% of the aggregate purchase price of each purchaser’s securities. Following the agreement with each of the investors to limit the amount of liquidated damages, the Company believes that the maximum 10% payment for liquidated damages reflects a reasonable estimate of the difference in fair values between registered and unregistered shares. As a result, during the first quarter of 2006, both the common stock and warrants will be reclassified as permanent equity.

During June 2006, the Company negotiated a waiver of liquidated damages with the holders of approximately 95% of the Common Stock and warrants sold to investors in the December 2005 private placement. The Company is not obligated to pay any liquidated damages to such holders due to the registration statement not being declared effective by the SEC by July 10, 2006. On July 7, 2006, the Company paid on aggregate of $28,501 in liquidated damages to the remaining holders of shares of Common Stock purchased in the 2005 private placement that did not execute a waiver of liquidated damages.

The Company used the net proceeds to fund the acquisition of Trace, which closed simultaneously with the private placement, pay off certain equipment debt and provide the Company with additional working capital.

Net cash provided by operating activities was $727,262 for 2005 as compared to net cash used in operating activities of $2,550,561 for 2004. These amounts result from the Company’s operating results adjusted by changes in working capital and depreciation. The increase in net cash provided by operating activities in 2005 was primarily the result of increases in the Company’s accounts payable and accrued liabilities balances which offset increases in the Company’s account receivable balances.

Net cash used in investing activities was $15,384,307 for 2005 as compared to $804,536 for the year ending 2004. This significant increase in net cash used in investing activities is the result of the Company’s acquisition of Trace in December 2005 and the purchase of equipment to allow the Company to field a third seismic acquisition crew in 2005.

Net cash provided by financing activities totaled $23,257,985 for 2005 as compared to $697,132 for the same period of 2004. The increase in net cash provided by financing activities is primarily the result of the completion of a private placement of the Company’s common stock in December 2005 which allowed the Company to complete the Trace Acquisition, satisfy certain debt obligations and increase its working capital.

The Company believes that its current cash balances, anticipated cash flow from its seismic acquisition and seismic data processing operations and the completion of the transactions outlined above, will provide sufficient liquidity to meet the Company’s current operational requirements. While industry conditions appear to be improving, primarily in the seismic acquisition segment, the Company continues to experience significant competition in its markets. The Company’s ability to meet its current operating requirements as well as fund additional capital requirements will depend principally upon the Company’s future operating performance, which is subject to risks associated with the seismic service industry.

Critical Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of Geokinetics and its wholly owned subsidiaries, Trace, Quantum, GDC and Quantum Geophysical Services, Inc. All inter-company items and transactions have been eliminated in the consolidation.

Basis of Accounting

The consolidated financial statements of the Company have been prepared on the accrual basis of accounting and, accordingly, reflect all significant receivables, payables and other liabilities.

Use of Estimates in Preparing Consolidated Financial Statements

Management uses estimates and assumptions in preparing consolidated financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect amounts reported in these financial statements and accompanying notes. The more significant areas requiring the use of management estimates relate to the percentage of work completed in determining work in process, evaluating the outcome of uncertainties involving claims against or on behalf of the Company, useful lives for depreciation and amortization, cash flow projections and fair values used in the determination of asset impairment. Actual results could differ materially from these estimates.

Fair Values of Financial Instruments

The Company’s financial instruments consist of cash, accounts receivable, accounts payable, notes payable, warrants, the GeoLease liability and redeemable preferred stock. The carrying amounts reported in the consolidated balance sheets for cash, accounts receivable and accounts payable approximate fair values due to the short maturity of those instruments. The carrying amount of debt reported in the consolidated balance sheets approximates fair value because, in general, the interest on the underlying instruments approximates market rates.

Revenue Recognition and Work in Progress

The Company’s services are provided under contracts which are subject to cancellation. The Company typically provides its services under turnkey or term contracts. The Company begins to recognize revenues at the commencement of seismic acquisition or data processing operations. Under turnkey contracts, revenue is recognized based on the percentage of completion of each phase of a project utilizing the units-of-work-performed method. Under term agreements, revenue is recognized based on a per unit of time worked rate, as services are performed. If a contract is cancelled, the Company recognizes revenue and bills the customer for work performed up to the date of cancellation.  The Company’s turnkey or term contracts do not contain cancellation provisions which would prevent the Company from being compensated for work performed prior to cancellation due to milestones not being met or work not being performed within a particular timeframe. The Company has no revenue sharing arrangements.

In some instances, customers are billed in advance of work performed and the Company recognizes the liability as deferred revenues.  Specifically, in instances where the Company has received fees from customers during mobilization, these amounts are recorded as deferred revenue.

The Company also receives reimbursements for certain third party costs under the terms of its customer contracts. Amounts billed to customers are recorded in revenue at the gross amount, including third party costs which are reimbursed by the client.

Property and Equipment

Property and equipment are recorded at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the respective assets. Repairs and maintenance, which are not considered betterments and do not extend the useful life of property, are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the asset and accumulated depreciation are removed from the accounts and the resulting gain or loss is reflected in income. During 2005, the Company revised its estimated lives and residual values as discussed in Note 2.

Goodwill and Impairment of Long-Lived Assets

Goodwill is the excess of the acquisition cost of businesses over the fair value of the identifiable net assets acquired. Effective January 1, 2002, the Company adopted SFAS No. 142, “Goodwill and Other Intangible Assets” and, as required, the Company no longer amortizes goodwill on acquired intangible assets which the Company has determined have an indefinite life. These assets are reviewed annually (or more frequently under various conditions) for impairment using a fair value approach. Intangible assets that do not have indefinite lives are amortized over their useful lives and reviewed for impairment in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”  Prior to the Trace Acquisition, the Company’s goodwill and other intangible assets had been fully impaired.

Income Tax

The Company follows Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax assets and liabilities are computed using the liability method based on the differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Deferred income tax is provided in the accompanying consolidated financial statements as a result of differences related to timing differences in reporting of depreciation and depletion for income tax purposes and consolidated financial statement purposes.

A valuation allowance account is maintained to estimate the amount of net operating loss carryforwards and tax credit carryforwards which the Company may not be able to use as a result of the expiration of maximum carryover periods allowed under Internal Revenue tax codes.

Recently Issued Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board (“FASB”) published FASB Statement No. 123 (revised 2004), Share-Based Payment (“FAS 123(R)” or the “Statement”). FAS 123(R) requires that the compensation cost relating to share-based payment transactions, including grants of employee stock options, be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. FAS 123(R) covers a wide range of share-based compensation arrangements including stock options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. FAS 123(R) is a replacement of FASB Statement No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related interpretive guidance.

The effect of the Statement will be to require entities to measure the cost of employee services received in exchange for stock options based on the grant-date fair value of the award, and to recognize the cost over the period the employee is required to provide services for the award. FAS 123(R) permits entities to use any option-pricing model that meets the fair value objective in the Statement.

The Company adopted FAS 123(R) on a prospective basis beginning January 1, 2006 for stock-based compensation awards granted after that date and for unvested awards outstanding at that date using the modified prospective transition method. The Company recognizes the fair value of stock-based compensation awards as compensation expenses in its statement of operations on a straight line basis over the vesting period.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections,” which supersedes APB Opinion No. 20, “Accounting Changes,” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements.”  SFAS No. 154 changes the requirements for the accounting for and reporting of changes in accounting principles. The statement requires the retroactive application to prior periods’ financial statements of changes in accounting principles, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 does not change the guidance for reporting the correction of an error in previously issued financial statements or the change in an accounting estimate. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not expect the adoption of SFAS No. 154 to have a material impact on its financial position and results of operations.

Contractual Obligations

	Payments Due By Period
	Total	Within 1 Year	1-3 Years	3-5 Years	After 5 Years
Long Term Debt	7,082,429	2,811,754	3,788,049	482,626	—
Capital Lease	6,675,066	2,649,101	2,918,743	1,107,222	—
Operating Lease	4,145,424	1,439,291	1,496,307	406,030	803,796
Total	17,902,919	6,900,146	8,203,099	1,995,878	803,796

Off-Balance Sheet Arrangements

The Company had no off-balance sheet arrangements during the fiscal year ended December 31, 2005.

Item 7A.       Quantitative and Qualitative Disclosures About Market Risks

In the normal course of operations, the Company is exposed to market risks arising from adverse changes in interest rates. Market risk is defined for these purposes as the potential for change in the fair value of debt instruments resulting from an adverse movement in interest rates. As of December 31, 2004 and 2005, the Company’s financial instruments consist of cash, accounts receivable, accounts payable, notes payable, warrants, the GeoLease liability and Convertible Preferred Stock. The carrying amounts reported in the consolidated balance sheets for cash, accounts receivable and accounts payable approximate fair market value due to the short maturity of those instruments. The carrying amount of debt reported in the consolidated balance sheets approximate fair value because, in general, the interest on the underlying instruments approximates market rates. The carrying amount of convertible preferred stock approximates fair value as the securities were sold on November 30, 2004 in an arm’s length transaction for which a fairness opinion was issued by an independent third party. The Company is not a party to any hedge arrangements, commodity swap agreement or other derivative financial instruments. The Company’s seismic acquisition segment operates within the United States and Canada. The Company’s seismic data processing segment utilizes a foreign subsidiary, located in the United Kingdom, to conduct operations outside of the United States. These operations expose the Company to market risks from changes in foreign exchange rates. However, to date, the level of activity has not been of a material nature.

Item 8.          Financial Statements and Supplementary Data

The Company’s Annual Consolidated Financial Statements, Notes to Consolidated Financial Statements and the report of Fitts, Roberts & Co., P.C., independent registered public accounting firm, with respect thereto, referred to in the Table of Contents to Consolidated Financial Statements, appear elsewhere in this report beginning on Page F-1.

Item 9.          Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 9A.       Controls and Procedures

Management’s Evaluation of Disclosure Controls and Procedures

The Securities and Exchange Commission (the “SEC”) defines the term disclosure controls and procedures to mean a company’s controls and other procedures that are designed to ensure that information required to be disclosed in the reports that it files or submits under the Securities Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC rules and forms. The Company maintains such a system of controls and procedures in an effort to ensure that all information which it is required to disclose in the reports it files or submits under the Securities Exchange Act is recorded, processed, summarized and reported within the time periods specified under the SEC’s rules and forms. Based on an evaluation performed, the Company’s certifying officers have concluded that the disclosure controls and procedures were effective as of December 31, 2005, to provide reasonable assurance of the achievement of these objectives. In addition, during the Company’s quarter ended December 31, 2005, there have been no changes that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

Management’s Report on Internal Control over Financial Reporting

Management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rule 13a-15(f) under the Securities Exchange Act. The Company’s internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States of America. The Company currently expects that effective with its Form 10-K for the fiscal year ended December 31, 2007, it will be required to have completed the process of documenting and testing its internal control procedures in order to satisfy the requirements of Section 404 of the Sarbane’s-Oxley Act. Section 404 requires annual management assessments of the effectiveness of its internal controls over financial reporting and a report by the Company’s independent auditors addressing these assessments. The Company plans to conduct its evaluation, under the supervision and with the participation of its management, including the Company’s Chief Executive Officer and Chief Financial Officer, based on the guidelines established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the “COSO”).

Changes in Internal Control Over Financial Reporting

There have not been any changes in the Company’s internal control over financial reporting (as defined in Exchange Act Rule 13a-15(f) of the Securities Exchange Act) during the quarter ending December 31, 2005, that have materially affected or are reasonably likely to materially affect its internal control over financial reporting.

Item 9B.       Other Information

None.

PART III

Item 10.        Directors and Executive Officers of the Registrant

Set forth below are the names, ages and positions of the directors and executive officers and other key personnel of the Company. Each of the directors named below were elected at the Company’s 2002 Annual Meeting of the Stockholders for a term of one year or until their successors were elected, except that David A. Johnson and Gary M. Pittman were appointed to fill vacancies in the Company’s Board of Directors. James White and David Smiddy were appointed officers when the Company completed the Trace Acquisition on December 1, 2005. Each of the directors named below will be nominated at the Company’s next annual meeting of stockholders to serve on the Company’s Board of Directors for additional one year terms or until their successors are elected.

Name	Age	Position with the Company	Office Held Since

William R. Ziegler	63	Chairman (non-executive)	1999; Director 1997

David A. Johnson	55	President, Chief Executive Officer and Director	2003

Michael A. Dunn	51	Vice President	1997

Thomas J. Concannon	52	Vice President and Chief Financial Officer	1997

Michael A. Schott	61	Vice President of Financial Reporting and Compliance	1998

Lynn A. Turner	56	Chief Operating Officer of Quantum Geophysical, Inc.	1997

M. Lee Bell	58	President of Geophysical Development Corporation	2004

James White	46	President of Quantum Geophysical, Inc.	2005

David Smiddy	50	President of Trace Energy Services Ltd.	2005

Christopher M. Harte	58	Director	1997

Steven A. Webster	54	Director	1997

Gary M. Pittman	42	Director	2006

There are no family relationships between any of the directors or executive officers of the Company.

William R. Ziegler, age 63, has served as a member of the Company’s Board of Directors since August 1, 1997 and has served as the Company’s Chairman (non-executive) since February 2, 1999. Mr. Ziegler is of counsel to the law firm of Satterlee Stephens Burke & Burke, LLP, located in New York, New York. Since June 1994, Mr. Ziegler served as Chairman of the New York law firm of Parson & Brown, L.L.P. which merged with Satterlee Stephens Burke & Burke, LLP effective September 1, 1999. Mr. Ziegler was formerly a partner of Whitman Breed Abbott & Morgan, located in New York, New York (1993 - May 1994), and a predecessor law firm, Whitman & Ransom (since 1976). Mr. Ziegler is a director of and Vice Chairman of Grey Wolf, Inc. (an international land drilling company), a director of Flotek Industries Inc. (an oil services equipment supplier), a General Partner of Somerset Capital Partners, and a Managing Member of Blackhawk Investors II, L.L.C.

David A. Johnson, age 55, has served as a member of the Company’s Board of Directors and has served as the Company’s President and Chief Executive Officer since October 1, 2003. Prior to that time, Mr. Johnson served as President, Worldwide Deepwater Division, of Phillips Petroleum. Prior to this, Mr. Johnson served as Vice President Exploration of Spirit Energy 76 from 1997 to 2000 and Senior Vice President Exploration and Land of Vastar Resources from 1995 to 1996. From 1973 to 1995, Mr. Johnson held a variety of managerial positions with Shell Oil, including General Manager Geophysics.

Michael A. Dunn, age 51, has served as a Vice President and the Chief Technology Officer of the Company since August 18, 1997. Prior to joining the Company, Mr. Dunn was employed for eighteen years by Shell Oil Company, most recently as Technology Manager at its Exploration and Production Research Center. Mr. Dunn has over twenty years of experience in all aspects of geoscience, including seismic acquisition, seismic processing, exploration and research.

Thomas J. Concannon, age 52, has served as a Vice President and the Chief Financial Officer of the Company since July 15, 1997. Prior to joining the Company, Mr. Concannon worked for four years as a private consultant for various energy companies. Prior to that time, Mr. Concannon served as President of NJR Energy, an exploration company and as a director of its parent company, New Jersey Resources, Inc. Mr. Concannon has over twenty years of energy industry experience.

Michael A. Schott, age 61, has served as Vice President of Financial Reporting and Compliance and Secretary since August 5, 1998. Prior to joining the Company, Mr. Schott served eight years as a Vice President and shareholder of a public accounting firm in San Antonio, Texas. Prior to that time Mr. Schott served as Controller, then Senior Vice President and Treasurer of Venus Oil Company. Mr. Schott is a Certified Public Accountant with more than 30 years of experience, including ten  years in the oil and gas exploration industry and twenty years in the practice of public accounting. Mr. Schott is a member of the Texas Society of Certified Public Accountants and the American Institute of CPAs.

Lynn A. Turner, age 56, has served as Chief Operating Officer of Quantum Geophysical, Inc. since the Company’s Trace Acquisition on December 1, 2005. Mr. Turner served as the President of Quantum since late 2003 and as the Company’s President and Chief Operating Officer from July 28, 1997 to September 30, 2003. Prior to joining the Company, Mr. Turner was employed for six years by Fairfield Industries, Inc., a provider of seismic acquisition services, most recently as Senior Vice President and Manager of Data Acquisition. Mr. Turner has more than twenty-five years of experience in the seismic data acquisition business.

M. Lee Bell, age 58, has served as President of Geophysical Development Corporation since April 1, 2004. Prior to joining the Company, Dr. Bell served as Global General Manager, Seismic Reservoir Services, of WesternGeco. Prior to that position, Dr. Bell served as Vice President of Technology at WesternGeco. From 1998 to 2000, Dr. Bell served as President of Geosignal, a division of Western Geophysical. Dr. Bell has more than twenty-five years experience in the seismic data processing industry.

James White, age 46, has served as the President of Quantum Geophysical, Inc. since the Company’s Trace Acquisition on December 1, 2005. Prior to joining the Company, Mr. White served as Trace’s President since February 2004. Prior to that, Mr. White spent 25 years with WesternGeco, a leading seismic company, in a variety of operational roles. Most recently he served as Vice President for North and South America, where he was responsible for all aspects of that company’s operations in North and South America.

David Smiddy, age 50, has served as President of the Company’s Trace Energy Services Ltd. since the Company’s Trace Acquisition on December 1, 2005. Prior to the Trace Acquisition, Mr. Smiddy served as Trace’s Vice President of Finance since April 2004. Since February 2005, Mr. Smiddy has served as Trace’s General Manager–Canada, with responsibility for overall operations and strategy for Canada. Mr. Smiddy has over eighteen years of experience in the oilfield-services industry and, prior to joining Trace, served in various operating financial roles at Sefel Geophysical, Beaver Geophysical, Kudu Industries, and Pulse Data.

Christopher M. Harte, age 58, is a private investor and has served as a member of the Company’s Board of Directors since August 1, 1997. From 1992 to 1994, Mr. Harte was the President of Portland Newspapers, Inc. Mr. Harte is a director of several corporations, including Harte-Hanks, Inc. (a direct marketing and shopper publishing company) and Crown Resources Corporation (a precious metals mining company), and is an Investor Member of Blackhawk Investors II, L.L.C.

Steven A. Webster, age 54, has served as a member of the Company’s Board of Directors since August 1, 1997. Mr. Webster serves as Managing Partner of Avista Capital Partners, which makes private equity investments in energy, healthcare and media. He is employed as a Consultant by Credit Suisse First Boston’s Alternative Capital Division to manage energy investments in its private equity fund. Mr. Webster serves as Chairman of Carrizo Oil & Gas, Inc., Basic Energy Services and Crown Resources Corporation. He also serves on the Boards of Brigham Exploration Company, Goodrich Petroleum Corporation, Seacor Holdings, Grey Wolf, Inc. and Hercules Offshore. Mr. Webster serves as Trust Manager of Camden Property Trust. He is also a General Partner of Somerset Capital Partners and a Managing Member of Blackhawk Investors II, L.L.C. From 2000-2005, Mr. Webster served as Chairman of Global Energy Partners, an affiliate of Credit Suisse First Boston. He was a founder and served as Chief Executive Officer of Falcon Drilling Company, Inc. and its successor, R&B Falcon Corporation from January 1998 to June 1999.

Gary M. Pittman, age 42, has served as a member of the Company’s Board of Directors since March 8, 2006. Mr. Pittman founded his own company in 1995 to provide investment and merchant banking services to private and public companies. From 1987 to 1995, Mr. Pittman was Vice President of the Energy Recovery Fund, a $180 million private equity fund focused on the energy industry. Mr. Pittman has served as a Director and Audit Committee member of Czar Resources, Ltd., a public Canadian exploration and production company, Triton Imaging International, a developer of sea floor imaging software, Secretary, Vice President and Director of Sub Sea International, an offshore robotics and diving company, BioSafe Technologies, a developer of non-toxic insecticides and owned and operated an oil and gas production and gas gathering company in Montana.

Meetings; Committees

The Company’s Board of Directors met formally three times during the fiscal year ended December 31, 2005. The Board of Directors also conducted two meetings by telephone. Each incumbent director of the Company attended at least 75% of such Board of Directors meetings. Although in October 2001 the Board designated itself as an audit committee, the Board of Directors has not convened or acted in such capacity since that designation. As a result, the information required by Item 7(a) and (d) of Schedule 14A is not applicable. The Company does not have separate nominating or compensation committees of the Board.

Compliance With Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of the common stock and other equity securities of the Company. Officers, directors, and greater than ten percent beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely upon information furnished to the Company and contained in reports filed with the SEC, as well as any written representations that no other reports were required, the Company believes that all SEC filings of its directors, executive officers beneficial owners of greater than ten percent complied with Section 16 of the Exchange Act, except that Maple Leaf Partners, L.P. and Maple Leaf Offshore, Ltd. failed timely to file initial reports on Form 3.

Code of Ethics

The Company has not adopted a code of ethics. The Company anticipates that it will adopt a code of ethics during 2006.

Item 11.        Executive Compensation

Summary Compensation Table

The following table sets forth all forms of compensation paid to the Company’s chief executive officer and the four other most highly compensated executive officers whose total compensation exceeded $100,000 for fiscal years 2005, 2004 and 2003.

		Annual compensation					Long term compensation
							Awards			Payouts
Name and Principal Position	Year	Salary	Bonus		Other Annual Compensation		Restricted Stock Awards	Securities Underlying Options/SARs		LTIP Payouts	All Other Compensation
David A. Johnson	2005	$243,335	—		—		—	250,000	(5)	—	$67,708	(6)
(since 10/1/03),	2004	$240,000	$202,000	(3)	—		—	—
President, Chief	2003	$60,000	—		—		—	1,340,622
Executive Officer
and Director

Lynn A. Turner(1)	2005	$190,002	$75,000		$9,499	(2)	—	200,000	(5)	—	$54,167	(6)
	2004	$175,000	$80,000		$7,788	(2)	—	—
	2003	$140,000	—		$7,788	(2)	—	500,000

M. Lee Bell (4)	2005	$190,000	$25,000		—		—	50,000	(5)	—	$13,542	(6)
(since 4/1/05)	2004	$142,500	—		—			350,000

Michael A. Dunn,	2005	$151,250	$15,000		—		—	25,000	(5)	—	$6,771	(6)
Vice President	2004	$150,000	$25,000		—		—	—
	2003	$150,000	—		—		—	350,000

Thomas J. Concannon,	2005	$161,670	$40,000		—		—	110,000	(5)	—	$30,938	(6)
Vice President and	2004	$150,000	$25,000		—		—	—
Chief Financial Officer	2003	$123,750	—		—		—	350,000

(1)           Mr. Turner serves as Chief Operating Officer of Quantum Geophysical, Inc.

(2)           Reflects additional compensation for accrued but unused vacation.

(3)           Includes a signing bonus of $151,500 and an incentive bonus of $50,500.

(4)           Mr. Bell serves as President of Geophysical Development Corporation.

(5)           The Company’s Board of Directors granted these securities on December 1, 2005, subject to the stockholders’ approval of the 2002 Stock Awards Amendment at the next annual meeting of stockholders.

(6)           During fiscal 2005, the Company awarded stock options to certain employees, subject to the stockholders’ approval of the 2002 Stock Awards Amendment at their next annual meeting, with exercise prices below the market value of the Company’s common stock on the date of grant.

Option/SAR Grants in Last Fiscal Year

On December 1, 2005, the Board of Directors approved an amendment to the 2002 Stock Awards Plan (the “2002 Stock Awards Amendment”), subject to the stockholders’ approval at the next annual meeting of stockholders. Pursuant to the 2002 Stock Awards Amendment, the Board of Directors awarded options to purchase 1,927,500 shares of common stock, subject to the stockholders’ approval of the 2002 Stock Awards Amendment at their next annual meeting.

The following table describes stock options or SARS granted during the fiscal year ended December 31, 2005.

Name	Number of Securities Underlying Options/SARs Granted		Percent Of Total Options/SARs Granted To Employees In Fiscal Year	Exercise Of Base Price ($/Sh)	Expiration Date	Potential Realizable Value of Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
						5%	10%
David A. Johnson	250,000	(2)	12.3%	$1.25	12/1/15	$815,000	$1,295,000
Lynn A. Turner	200,000	(2)	9.8%	$1.25	12/1/15	$652,000	$1,036,000
M. Lee Bell	50,000	(2)	2.5%	$1.25	12/1/15	$163,000	$259,000
Michael A. Dunn	25,000	(2)	1.2%	$1.25	12/1/15	$81,500	$129,500
Thomas J. Concannon	110,000	(2)	5.4%	$1.25	12/1/15	$358,600	$569,800

(1)     The amounts in these columns are the result of calculations of the 5% and 10% rates set by the SEC and are not intended to forecast possible future appreciation, if any, of the Company’s stock price. The actual value realized will depend on the difference between the market value of the common stock on the date the option is exercised and the exercise price. The calculations are based on a stock price of $2.00 which was the market value of the Company’s stock on the date of grant. The exercise price for the above options was granted at $1.25, which was below the market price at the date of grant.

(2)     The Board of Directors granted these securities on December 1, 2005, subject to the stockholders’ approval of the 2002 Stock Awards Amendment at the next annual meeting of stockholders.

Aggregate Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

None of the Company’s executive officers exercised any options during the fiscal year ended December 31, 2005. The Company did not issue any SARs during the fiscal year ended December 31, 2005. The following table sets forth the number of shares underlying the unexercised options and the aggregate dollar value of in the money unexercised options of each of the Company’s executive officers as of December 31, 2005:

	Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005(1)
Name	Exercisable/Unexercisable		Exercisable/Unexercisable

David A. Johnson	977,081/613,541	(2)	$2,333,765/$1,329,384
Lynn A. Turner	400,000/300,000	(3)	$853,333/$556,667
Michael A. Dunn	241,666/133,334	(4)	$547,499/$290,001
Thomas J. Concannon	270,000/190,000	(5)	$584,333/$363,667
M. Lee Bell	133,334/266,666	(6)	$258,501/$516,999

(1)     The closing price per share on December 31, 2005 was $2.55, as quoted on the Over-the-Counter Bulletin Board, which is overseen by the NASD.

(2)     Includes an award of 250,000 options to purchase common stock, of which 83,333 is exercisable and 167,667 is unexercisable, subject to the stockholders’ approval of the 2002 Stock Awards Amendment at their next annual meeting.

(3)     Includes an award of 200,000 options to purchase common stock, of which 66,667 is exercisable and 133,333 is unexercisable, subject to the stockholders’ approval of the 2002 Stock Awards Amendment at their next annual meeting.

(4)     Includes an award of 25,000 options to purchase common stock, of which 8,333 is exercisable and 16,667 is unexercisable, subject to the stockholders’ approval of the 2002 Stock Awards Amendment at their next annual meeting.

(5)     Includes an award of 110,000 options to purchase common stock, of which 36,667 is exercisable and 73,333 is unexercisable, subject to the stockholders’ approval of the 2002 Stock Awards Amendment at their next annual meeting.

(6)     Includes an award of 50,000 options to purchase common stock, of which 16,667 is exercisable and 33,333 is unexercisable, subject to the stockholders’ approval of the 2002 Stock Awards Amendment at their next annual meeting.

Long-Term Incentive Plans - Awards in Last Fiscal Year

None of the Company’s executive officers were granted awards under any long-term incentive plan during the fiscal year ended December 31, 2005.

Compensation of Directors

Directors of the Company are not currently compensated for their services as directors. Directors, who are not employees or officers of the Company, are reimbursed for their actual expenses incurred in attending meetings of the Board of Directors.

Compensation Committee Interlocks and Insider Participation

The Company did not have a compensation committee for the fiscal year ended December 31, 2005. David A. Johnson, the Company’s President and Chief Executive Officer, did participate in deliberations before the Board of Directors concerning executive officer compensation during the fiscal year ended December 31, 2005.

Employment Agreements

The Company is a party to an employment agreement with each of David A. Johnson, Thomas J. Concannon, Lynn A. Turner, Michael A. Dunn, Michael A. Schott, M. Lee Bell, James White and David Smiddy. See “Certain Relationships and Related Transactions — Employment Agreements” below.

Performance Graph

The following graph depicts the five-year cumulative total return of the Company’s common stock as compared with the S&P 500 Stock Index and a peer group made up of companies on the PHLX Oil Services Index. The PHLX Index consists of larger companies that perform a variety of services as compared to land based acquisition and processing of seismic data performed by the Company.

Item 12.        Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of December 31, 2005, the number of shares of the Company’s common stock beneficially owned by (i) each person known by the Company (based on filings under Section 13(d) or 13(g) of the Exchange Act) to be the holder of more than five percent of its voting securities, (ii) each director or nominee for election as a director, (iii) each executive officer, and (iv) all of the Company’s directors and officers as a group. Unless otherwise indicated, each holder has sole voting and investment power with respect to the shares of common stock owned by such holder.

Name and Address of Beneficial Owner or Group	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Steven A. Webster	Common	13,441,294 shares(2)	24.97%
1000 Louisiana, Suite 1500
Houston, TX 77002

Maple Leaf Partners, L.P.	Common	8,929,624 shares	16.44%
450 Laurel Street, Suite 2105
Baton Rouge, Louisiana 70801

Dane Andreeff	Common	15,400,000 shares(3)	28.05%
Andreeff Equity Advisors, L.L.C.
450 Laurel Street, Suite 2105
Baton Rouge, LA 70801

GeoLease Partners, L.P.	Common	5,970,487 shares	11.12%
c/o CSFB Private Equity, Inc.
Eleven Madison Avenue
New York, NY 10010

William R. Ziegler	Common	8,425,934 shares(4)	15.71%
230 Park Avenue, Suite 1130
New York, NY 10169

Maple Leaf Offshore, Ltd.	Common	5,902,952 shares	10.92%
450 Laurel Street, Suite 2105
Baton Rouge, Louisiana 70801

Blackhawk Investors II, L.L.C.	Common	5,317,804 shares	9.94%
14701 St. Mary’s Lane, Suite 800
Houston, TX 77079

Valentis SB LP	Common	5,317,803 shares	9.94%
c/o Wexford Capital LLC
411 West Putman Avenue
Greenwich, Connecticut 06830

David A. Johnson	Common	893,748 shares(5)(8)	1.64%
One Riverway, Suite 2100
Houston, Texas 77056

Christopher M. Harte	Common	840,435 shares(6)	1.49%
P. O. Box 696
Spicewood, Texas 78669

Lynn A. Turner	Common	333,333 shares(5)(9)	.62%
One Riverway, Suite 2100
Houston, Texas 77056

Michael A. Dunn	Common	233,333 shares(5)(10)	.43%
One Riverway, Suite 2100
Houston, Texas 77056

Thomas J. Concannon	Common	233,333 shares(5)(11)	.43%
One Riverway, Suite 2100
Houston, Texas 77056

Name and Address of Beneficial Owner or Group	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class(1)
M. Lee Bell	Common	116,667 shares(5)(12)	.22%
One Riverway, Suite 2100
Houston, Texas 77056

All Directors and Executive Officers as a Group	Common	18,860,899 shares(7)	33.80%

(1)     These percentages are calculated on the basis of 53,503,093 shares of common stock, that were issued and outstanding on December 30, 2005, plus, with respect to each person, group or entity listed, such number of shares of common stock as such person or entity has the right to acquire pursuant to options, warrants, conversion privileges or other rights held by such person or entity. Certain shares are deemed beneficially owned by more than one person or entity listed in the table.

(2)     Includes (i) 5,474,116 shares owned of record by Mr. Webster, (ii) 5,317,804 shares of common stock owned of record by Blackhawk Investors II L.L.C., (iii) 339,374 shares of common stock owned of record by Somerset Capital Partners (“SCP”), since Mr. Webster is one of three general partners of SCP, (iv) 280,000 shares of common stock, assuming the exercise of warrants owned of record by Mr. Webster, (v) 1,107,020 shares of common stock owned of record by Kestrel Capital, L.P., since Mr. Webster is President of Peregrine Management, LLC, the sole General Partner of Kestrel Capital, L.P., (vi) 40,000 shares of common stock, assuming the exercise of the warrants owned by Kestrel Capital, L.P., and (vii) 882,980 shares of common stock owned of record by Cerrito Partners, since Mr. Webster is the Managing Partner of Cerrito Partners.

(3)     Includes 8,117,840 shares owned of record by Maple Leaf Partners, L.P., (ii) 811,784 shares of common stock assuming the exercise of warrants owned of record by Maple Leaf Partners, L.P., (iii) 5,366,320 shares owned of record by Maple Leaf Offshore, Ltd., (iv) 536,632 shares of common stock, assuming the exercise of warrants owned by Maple Leaf Offshore, Ltd., (v) 515,840 shares owned of record by Maple Leaf Partners I, L.P. and (vi) 51,584 shares of common stock, assuming the exercise of warrants owned by Maple Leaf Partners I, L.P.

(4)     Includes (i) 2,648,756 shares owned of record by Mr. Ziegler, (ii) 5,317,804 shares of common stock owned of record by Blackhawk Investors II L.L.C., (iii) 339,374 shares of common stock owned of record by SCP, since Mr. Ziegler is one of three general partners of SCP, and (iv) 120,000 shares of common stock, assuming the exercise of warrants owned of record by Mr. Ziegler.

(5)     Refers to vested stock options to purchase common stock held by the named executive.

(6)     Includes 800,435 shares of common stock owned of record by Spicewood Family Partners of which Mr. Harte is the general partner and 40,000 shares of common stock, assuming the exercise of warrants owned of record by Spicewood Family Partners.

(7)     Includes an aggregate of (i) 16,570,485 issued and outstanding shares beneficially owned by the directors and executive officers as a group and (ii) 2,290,414 shares of common stock that such persons have the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights held by such persons.

(8)     Does not include a December 2005 award of 250,000 options to purchase common stock, which is subject to the stockholders’ approval of the 2002 Stock Awards Amendment at their next annual meeting.

(9)     Does not include a December 2005 award of 200,000 options to purchase common stock, which is subject to the stockholders’ approval of the 2002 Stock Awards Amendment at their next annual meeting.

(10)   Does not include a December 2005 award of 25,000 options to purchase common stock, which is subject to the stockholders’ approval of the 2002 Stock Awards Amendment at their next annual meeting.

(11)   Does not include a December 2005 award of 110,000 options to purchase common stock, which is subject to the stockholders’ approval of the 2002 Stock Awards Amendment at their next annual meeting.

(12)   Does not include a December 2005 award of 50,000 options to purchase common stock, which is subject to stockholders approval of the 2002 Stock Awards Amendment at their next annual meeting.

Item 13.        Certain Relationships and Related Transactions

Senior Executive Incentive Program

The Board of Directors has adopted a Senior Executive Incentive Program (the “Senior Executive Incentive Program”), pursuant to which the Company’s senior executives and key employees may earn annual bonus compensation based upon the Company’s performance in relation to its cash flow. Specifically, at the end of each fiscal year, the Board of Directors determines and establishes an annual bonus pool (the “Bonus Pool”) equal to 10% of the Company’s consolidated earnings before depreciation, interest and taxes (“EBITDA”) for such fiscal year less capital expenditure budget overages not previously approved by the Company’s Board of Directors. No Bonus Pool may be established for any fiscal year if the Company’s consolidated earnings before interest and taxes (“EBIT”) for such year are negative. The Board of Directors allocates the Bonus Pool among the participants in the Senior Executive Incentive Program in its sole discretion, subject to the terms of any employment agreements with the participants in the program. Bonuses, if any, awarded under the Senior Executive Incentive Program are determined by the Board of Directors and paid within 90 days after the end of the fiscal year for which the Bonus Pool has been determined.

Employment Agreements

The Company is a party to an employment agreement dated September 30, 2003, with David A. Johnson, pursuant to which Mr. Johnson serves as the President and Chief Executive Officer of the Company reporting directly to the Board of Directors. The compensation payable to Mr. Johnson under the employment agreement consists of: (i) an annual base salary of $240,000 per year (reviewed annually), (ii) participation in the Senior Executive Incentive Program equal to at least 50% of the Bonus Pool established thereunder, subject to a limit of three times base salary and (iii) an option to acquire 1,340,622 shares of common stock, at an exercise price of $0.06 per share, exercise price being the fair market value of the common stock on the date of grant. The option has a ten-year term and vests over three years in six (6) equal increments, with the first increment vesting three months from the date of hire, the second vesting 12 months from the date of hire, and subsequent increments vesting on each of the four six-month anniversaries of the date of hire thereafter. Mr. Johnson received a one-time signing bonus of $151,500. Bonuses are payable within 90 days of the end of the Company’s fiscal year provided no notice of voluntary termination of employment has been given and no termination of employment for cause has occurred before the scheduled payment date. Mr. Johnson is also entitled to a lump sum payment equal to three times the sum of his current base salary and the most recent non-zero cash bonus in the event there is a material negative change in Mr. Johnson’s job scope or remuneration package. Pursuant to the employment agreement, Mr. Johnson has agreed not to compete in the seismic services industry during his employment and for two years after termination for any reason. Mr. Johnson’s employment may be terminated by either party for any reason, subject to the provisions of the employment agreement.

The Company is a party to a three year employment agreement dated November 16, 2003, with Thomas J. Concannon, pursuant to which Mr. Concannon serves as Vice President and Chief Financial Officer of the Company. The compensation payable to Mr. Concannon under the employment agreement consists of: (i) an annual base salary of $150,000 per year (reviewed annually), (ii) participation in the Senior Executive Incentive Program up to an annual bonus limit of two-times base salary and (iii) an option to acquire 350,000 shares of common stock, at an exercise price of $.25 per share, such exercise price being the fair market value of the common stock on the date of grant. The option has a ten-year term and vests ratably over three years in three equal increments, with the first increment vesting one year from the date of grant and the final increment vesting on the third anniversary of the grant date. Mr. Concannon is also entitled to a lump sum payment equal to one times the sum of his current base salary plus his most recent bonus if the Company terminates Mr. Concannon’s employment for any reason other than for cause. The employment agreement also provides that Mr. Concannon will not compete in the seismic services industry during his employment and for two years after a voluntary termination of employment by Mr. Concannon.

The Company is a party to a three year employment agreement dated November 16, 2003, with Lynn A. Turner, pursuant to which Mr. Turner served as President of Quantum Geophysical, Inc. until December 1, 2005, and thereafter as its Chief Operating Officer. The compensation payable to Mr. Turner under the employment agreement consists of: (i) an annual base salary of $175,000 per year (reviewed annually), (ii) participation in the Senior Executive Incentive Program up to an annual bonus limit of two-times base salary and (iii) an option to acquire 500,000 shares of common stock, at an exercise price of $.25 per share, such exercise price being the fair market value of the common stock on the date of grant. The option has a ten-year term and vests ratably over three years in three equal increments, with the first increment vesting one year from the date of grant and the final increment vesting on the third anniversary of the grant date. Mr. Turner is also entitled to a lump sum payment equal to one times the sum of his current base salary plus his most recent bonus if the Company terminates Mr. Turner’s employment for any reason other than for cause. The employment agreement also provides that Mr. Turner will not compete in the seismic services industry during his employment and for two years after a voluntary termination of employment by Mr. Turner.

The Company is a party to a three year employment agreement dated November 16, 2003, with Michael A. Dunn, pursuant to which Mr. Dunn serves as Vice President of the Company. The compensation payable to Mr. Dunn under the employment agreement consists of: (i) an annual base salary of $150,000 per year (reviewed annually), (ii) participation in the Senior Executive Incentive Program up to an annual bonus limit of two-times base salary and (iii) an option to acquire 350,000 shares of common stock, at an exercise price of $.25 per share, such exercise price being the fair market value of the common stock on the date of grant. The option has a ten-year term and vests ratably over three years in three equal increments, with the first increment vesting one year from the date of grant and the final increment vesting on the third anniversary of the grant date. Mr. Dunn is also entitled to a lump sum payment equal to one times the sum of his current base salary plus his most recent bonus if the Company terminates Mr. Dunn’s employment for any reason other than for cause. The employment agreement also provides that Mr. Dunn will not compete in the seismic services industry during his employment and for two years after a voluntary termination of employment by Mr. Dunn.

The Company is a party to a three year employment agreement dated November 16, 2003, with Michael A. Schott, pursuant to which Mr. Schott serves as Vice President of the Company. The compensation payable to Mr. Schott under the employment agreement consists of: (i) an annual base salary of $105,000 per year (reviewed annually), (ii) participation in the Senior Executive Incentive Program up to an annual bonus limit of two-times base salary and (iii) an option to acquire 50,000 shares of common stock, at an exercise price of $.25 per share, such exercise price being the fair market value of the common stock on the date of grant. The option has a ten-year term and vests ratably over three years in three equal increments, with the first increment vesting one year from the date of grant and the final increment vesting on the third anniversary of the grant date. Mr. Schott is also entitled to a lump sum payment equal to one times the sum of nine months his current base salary plus his most recent bonus if the Company terminates Mr. Schott’s employment for any reason other than for cause. The employment agreement also provides that Mr. Schott will not compete in the seismic services industry during his employment and for two years after a voluntary termination of employment by Mr. Schott.

The Company is a party to a three year employment agreement dated March 16, 2004, with M. Lee Bell pursuant to which Dr. Bell serves as President of Geophysical Development Corporation. The compensation payable to Dr. Bell under the employment agreement consists of: (i) an annual base salary of $190,000 per year (reviewed annually), (ii) participation in the Senior Executive Incentive Program up to an annual bonus limit of two-times base salary and (iii) an option to acquire 350,000 shares of common stock, at an exercise price of $.52 per share, such exercise price being the fair market value of the common stock on the date of grant. The option has a ten-year term and vests ratably over three years in three equal increments, with the first increment vesting one year from the date of grant and the final increment vesting on the third anniversary of the grant date. Dr. Bell is also entitled to a lump sum payment equal to one times the sum of his current base salary plus his most recent bonus if the Company terminates Dr. Bell’s employment for any reason other than for cause. The employment agreement also provides that Dr. Bell will not compete in the seismic services industry during his employment and for two years after a voluntary termination of employment by Dr. Bell.

The Company is a party to a three year employment agreement dated December 1, 2005, with James White, pursuant to which Mr. White serves as President of Quantum Geophysical, Inc. The compensation payable to Mr. White under the employment agreement consists of:  (i) an annual base salary of $220,000 per year (reviewed annually), (ii) participation in the Senior Executive Incentive Program up to an annual bonus limit of two-times base salary and (iii) an option to acquire 400,000 shares of common stock, at an exercise price of $1.25 per share, such exercise price being below the fair market value of the common stock on the date of grant. The option has a ten-year term and vests in three equal increments, with the first increment vesting upon the date of grant, the second increment vesting one year from the date of grant and the final increment vesting on the second anniversary of the grant date. Mr. White is also entitled to a lump sum payment equal to 1.75 times his current base salary if the Company terminates Mr. White’s employment for any reason other than for cause. The employment agreement also provides that Mr. White will not compete in the seismic services industry during his employment and for 1.75 years after a voluntary termination of employment by Mr. White.

The Company is a party to a three year employment agreement dated November 16, 2003, with David Smiddy, pursuant to which Mr. Smiddy serves as President of Trace Energy Services Ltd. The compensation payable to Mr. Smiddy under the employment agreement consists of (i) an annual base salary of $180,000 CDN per year (reviewed annually), (ii) eligible for a yearly bonus based on the profitability of Quantum and Geokinetics, and (iii) an option to acquire 100,000 shares of common stock, at an exercise price of $1.25 per share. The option has a ten-year term and vests ratably over three years in three equal increments, with the first increment vesting one year from the date of grant and the final increment vesting on the third anniversary of the grant date. Mr. Smiddy is also entitled to a lump sum payment equal to one times his current base salary if the Company terminates Mr. Smiddy’s employment for any reason other than for cause or if there is a change of control which results in a material negative change in Mr. Smiddy’s job scope or remuneration package. The employment agreement also provides that Mr. Smiddy will not compete in the seismic services industry during his employment and for one year after a voluntary termination of employment by Mr. Smiddy.

Other Related Transactions

In connection with certain financing transactions that were completed in April and July of 1997 with William R. Ziegler, Steven A. Webster and Blackhawk Investors, L.L.C. (of which Messrs. Ziegler and Webster serve as the two partners of its sole managing member), the Company entered into a three-year consulting agreement (beginning April 25, 1997) with William R. Ziegler, pursuant to which Mr. Ziegler agreed to provide the Company certain strategic planning and other consulting services. Under Mr. Ziegler’s consulting agreement, Mr. Ziegler received a quarterly consulting fee equal to one-half of 1% of the total investment made by him and certain other persons on or before July 31, 1997 in debt and equity securities of the Company that were outstanding as of the end of each quarter during the term of the consulting agreement. Mr. Ziegler’s consulting agreement expired on April 25, 2000 and was not renewed. As of December 31, 2004 the Company owed Mr. Ziegler $389,873 in consulting fees pursuant to the agreement. In addition, in July 1997, the Company entered into an Investment Monitoring Agreement with Blackhawk Capital Partners, the managing member of Blackhawk Investors, L.L.C., pursuant to which Blackhawk Capital Partners was appointed to oversee Blackhawk Investors, L.L.C.’s investments in the Company. As of December 2003, Blackhawk Investors, L.L.C. had divested itself of its original investment in the Company. As of December 31, 2004, the Company owed Blackhawk Capital Partners $162,500 in consulting fees under this agreement.  These amounts are payable upon demand. The Company has no immediate plans to pay these obligations but will satisfy these obligations should a demand for payment be received.

On December 1, 2005, the Company completed a private placement of $30,837,500 of its common stock and warrants to purchase common stock, net of offering costs of approximately $1,527,000. The Company sold 24,670,000 shares of its common stock at a per share price of $1.25, and warrants to purchase an additional 2,741,050 shares of common stock. The warrants are exercisable at a price of $2.00 per share, may be exercised at any time after the date of issuance and expire five years after the date of issuance.

Three of the Company’s directors (Messrs. Ziegler, Webster and Harte) participated in the private placement of common stock and warrants to purchase common stock. Their combined purchases totaled 4,800,000 shares of common stock representing $6,000,000 of the total offering. The directors also received warrants to purchase 480,000 shares of the Company’s common stock.

On November 30, 2004, the Company completed a $2,499,900 equity financing from private investment sources. The financing consisted of an offering of 8,333 shares of Convertible Preferred Stock priced at $300 per share, which was convertible into common stock at $0.30 per share. The Convertible Preferred Stock accrued dividends at the rate of 6% per annum, compounded annually and, which were payable in cash when, and if, declared. Messrs. Ziegler, Webster and Harte, directors of the Company, participated in this private placement. Their combined purchases totaled 5,579 shares of Convertible Preferred Stock and represented $1,674,000 of the total offering.

In conjunction with the Company’s December 2005 private placement of common stock, the Company’s Convertible Preferred Stock was converted into common stock of the Company. The Company issued 8,832,980 shares of common stock to facilitate the conversion, based on the conversion price of $.30 per share and the accumulation of accrued dividends from December 2004. Upon conversion of the Convertible Preferred Stock, these directors received in the aggregate 5,913,740 shares of common stock of the Company.

During 2005, the Company’s seismic acquisition segment performed and completed a seismic survey for Carrizo Oil & Gas, Inc. (“Carrizo”). The project was bid to Carrizo at prevailing market rates and the survey was conducted according to industry standards. The seismic survey generated revenues of $1,116,263 to the Company. Steven A. Webster serves as Chairman of the Board of Carrizo. Mr. Webster also serves as a director and is a significant stockholder of the Company.

William R. Ziegler is of counsel to the New York-based law firm of Satterlee Stephens Burke & Burke, LLP. During the fiscal years ended December 31, 2005 and December 31, 2004, this firm billed the Company $42,575 and $37,707 respectively, for services rendered.

Item 14.        Principal Accounting Fees and Services

Fitts, Roberts & Co., P.C., the Company’s independent registered public accounting firm, examined the financial statements of the Company for the fiscal years ending December 31, 2005 and December 31, 2004. Fitts, Roberts & Co., P.C. has performed the following services and has billed the following fees for these fiscal years.

Audit Fees

Fitts, Roberts & Co., P.C. has billed the Company aggregate fees of $ 120,395 for the fiscal year ended December 31, 2005 (billed to date) and $85,780 for the fiscal year ended December 31, 2004 for professional services rendered for the audit of the Company’s annual financial statements and for reviews of the financial statements included in the Company’s quarterly reports on Form 10-QSB and 10-Q during these fiscal years.

Audit-Related Fees

Fitts, Roberts & Co., P.C. billed the Company aggregate fees of $ 107,237 for the fiscal year ended December 31, 2005 and $ 11,375 for the fiscal year ended December 31, 2004 for audit related services.  These services include due diligence services, merger and  acquisition assistance, employee benefit plan audits and consultations concerning financial accounting and reporting standards.

Tax Fees

Fitts, Roberts & Co., P.C. did not bill the Company any fees during the fiscal years ended December 31, 2005 and December 31, 2004 for professional services rendered for tax compliance, tax advice or tax planning.

All Other Fees

Fitts, Roberts & Co., P.C. did not bill the Company for any other fees for professional services for the fiscal year ended December 31, 2005.

PART IV

Item 15.        Exhibits and Financial Statement Schedules

(1) and (2)  See F-1.

(3) Exhibits

2.1           Form of Securities Purchase Agreement, dated November 30, 2004 by and among the Company and the Investors named therein (incorporated by reference from Exhibit 2.1 to Form 8-K filed on December 6, 2004 (file no. 000-09268)).

3.1           Certificate of Incorporation of the Company (incorporated by reference from Exhibit 3(a) to Amendment No. 1 to the Company’s Registration Statement on Form S-3 filed on March 25, 1980 (file no. 000-09268)).

3.2           Certificate of Amendment of Certificate of Incorporation of the Company (incorporated by reference from Exhibit 3.2 to Form 10-KSB filed on April 24, 1996 (file no. 000-09268)).

3.3           Certificate of Amendment of Certificate of Incorporation of the Company filed with the Secretary of State of Delaware on July 14, 1997 (incorporated by reference from Exhibit 3.3 to Form 10-KSB on March 31, 1998 (file no. 000-09268)).

3.4           Certificate of Amendment of Certificate of Incorporation of the Company filed with the Secretary of State of Delaware on November 24, 1997 (incorporated by reference from Exhibit 3.4 to Form 10-KSB filed on March 31, 1998 (file no. 000-09268)).

3.5           Amended and Restated Bylaws of the Company (incorporated by reference from Exhibit 3.5 to Form 10-KSB filed on March 31, 1998 (file no. 000-09268)).

4.1           Form of Certificate of Designation of Series A Senior Convertible Preferred Stock (incorporated by reference from Exhibit 4.1 to Form 8-K filed on December 6, 2004 (file no. 000-09268)).

4.2           Form of Registration Rights Agreement, dated November 30, 2004 by and among the Company and the Investors named therein (incorporated by reference from Exhibit 4.2 to Form 8-K filed on December 6, 2004 (file no. 000-09268)).

4.3           Form of Limited Waiver and Consent to Grant of Registration Rights, dated November 30, 2004 by and among the Company and the Investors named therein (incorporated by reference from Exhibit 4.3 to Form 8-K filed on December 6, 2004 (file no. 000-09268)).

4.4           Geokinetics Inc. 2002 Stock Awards Plan (incorporated by reference from Exhibit 4.1 to Form S-8 filed on November 23, 2004 (file no. 333-120694)).

10.1         Securities Purchase Agreement dated as of April 25, 1997 among the Company and each of William R. Ziegler and Steven A. Webster. (incorporated by reference from Exhibit II to the Schedule 13D filed by William R. Ziegler on May 5, 1997 (file no. 005-32355)).

10.2         Consulting Agreement dated as of April 25, 1997 executed by the Company and William R. Ziegler (incorporated by reference from Exhibit VI to the Schedule 13D filed by William R. Ziegler on May 5, 1997 (file no. 005-32355)).

10.3         Securities Purchase and Exchange Agreement dated as of July 18, 1997 among the Company, Blackhawk Investors, L.L.C., William R. Ziegler, and Steven A. Webster (incorporated by reference from Exhibit 2.1 to Form 8-K filed on August 5, 1997 (file no. 000-09268)).

10.4         Investment Monitoring Agreement dated July 18, 1997, between the Company and Blackhawk Capital Partners, L.P. (incorporated by reference from Exhibit 10.2 to Form 8-K filed on August 5, 1997 (file no. 000-09268)).

10.5         Letter Agreement re Additional Investment dated July 24, 1997, between the Company and Blackhawk Investors, L.L.C. (incorporated by reference from Exhibit 2.3 to Form 8-K filed on August 5, 1997 (file no. 000-09268)).

10.6         Joint Processing Agreement dated January 16, 2002 between Geophysical Development Corporation and Screen Imaging Technology, Inc. (incorporated by reference from Exhibit 99.1 to Form 10-QSB filed on November 14, 2002) (file no. 000-09268).

10.7         Securities Purchase and Exchange Agreement dated May 2, 2003 by and among the Company, Valentis SB, LP, Blackhawk Investors II, LLC., GeoLease Partners, LP and holders of the Company’s senior secured notes (incorporated by reference from Annex A to Schedule 14A filed on February 13, 2003 (file no. 000-09268)).

10.8         Registration Rights Agreement dated May 2, 2003 by and among the Company, Valentis SB, LP, Blackhawk II, LLC, GeoLease and certain former holders of the Company’s Senior Secured Notes Due 2003 (incorporated by reference from Exhibit V to Schedule 13D filed on May 12, 2003 (file no. 000-09268)).

10.9         Co-Sale Agreement dated May 2, 2003 by and among the Company, GeoLease Partners, LP, certain former holders of the Company’s Senior Secured Notes Due 2003 Noteholders and persons affiliated with Blackhawk Investors II, LLC notes (incorporated by reference from Exhibit VI to Schedule 13D filed on May 12, 2003 (file no. 000-09268)).

10.10       Lease Agreement dated October 1, 1999 as amended and restated as of April 30, 2003 between the Company and GeoLease Partners, L.P. (incorporated by reference from Exhibit 10.4 to Form 10-QSB filed on May 15, 2003 (file no. 000-09268)).

10.11       Amendment No. 1 dated as of May 2, 2003 between the Company and GeoLease Partners, L.P. (incorporated by reference from Exhibit 10.11 to Form 10-KSB filed on April 14, 2004 (file no. 000-09268)).

10.12       Amendment No. 2 dated as of April 14, 2004 between the Company and GeoLease Partners, L.P. (incorporated by reference from Exhibit 10.12 to Form 10-KSB filed on April 14, 2004 (file no. 000-09268)).

10.13       Employment Agreement dated as of September 30, 2003 between the Company and David A. Johnson (incorporated by reference from Exhibit 10.13 to Form 10-KSB filed on April 14, 2004 (file no. 000-09268)).

10.14       Employment Agreement dated as of November 16, 2003 between the Company and Thomas J. Concannon (incorporated by reference from Exhibit 10.14 to Form 10-KSB filed on April 14, 2004 (file no. 000-09268)).

10.15       Employment Agreement dated as of November 16, 2003 between the Company and Lynn A. Turner (incorporated by reference from Exhibit 10.15 to Form 10-KSB filed on April 14, 2004 (file no. 000-09268)).

10.16       Employment Agreement dated as of November 16, 2003 between the Company and Michael A. Dunn (incorporated by reference from Exhibit 10.16 to Form 10-KSB filed on April 14, 2004 (file no. 000-09268)).

10.17       Employment Agreement dated as of November 16, 2003 between the Company and Michael A. Schott (incorporated by reference from Exhibit 10.17 to Form 10-KSB filed on April 14, 2004 (file no. 000-09268)).

10.18       Employment Agreement dated as of March 16, 2004 between the Company and M. Lee Bell (incorporated by reference from Exhibit 10.17 to Form 10-KSB filed on April 15, 2005 (file no. 000-09268)).

10.19       Stock Purchase Agreement dated July 29, 2005, among the Company, SCF-III, L.P. and James White (incorporated by reference from Exhibit 10.1 to Form 8-K filed on August 4, 2005 (file no. 000-09268)).

10.20       Least Agreement dated June 20, 2005, between the Company and Mitcham Industries, Inc. (incorporated by reference from Exhibit 10.2 to Form 8-K filed on August 11, 2005 (file no. 000-09268)).

10.21       Securities Purchase Agreement dated November 30, 2005, among the Company and each purchaser therein (incorporated by reference from Exhibit 10.1 to Form 8-K filed on December 12, 2005 (file no. 000-09268)).

10.22       Registration Rights Agreement dated November 30, 2005, among the Company and each purchaser therein (incorporated by reference from Exhibit 10.2 to Form 8-K filed on December 12, 2005 (file no. 000-09268)).

10.23       First Amendment to Stock Purchase Agreement dated November 30, 2005, among the Company, SCF-III, L.P. and James White (incorporated by reference from Exhibit 10.4 to Form 8-K filed on December 12, 2005 (file no. 000-09268)).

10.24       Registration Rights Agreement dated November 30, 2005, among the Company, SCF-III, L.P. and James White (incorporated by reference from Exhibit 10.5 to Form 8-K filed on December 12, 2005 (file no. 000-09268)).

10.25       Escrow Agreement dated November 30, 2005, among the Company, SCF-III, L.P., James White  and AMEGY BANK NATIONAL ASSOCIATION (incorporated by reference from Exhibit 10.6 to Form 8-K filed on December 12, 2005 (file no. 000-09268)).

10.26       Payoff Letter regarding Lease Agreement, dated as of October 1, 1999, as Amended and Restated as of May 2, 2003, from GeoLease Partners, L.P. to the Company (incorporated by reference from Exhibit 10.8 to Form 8-K filed on December 12, 2005 (file no. 000-09268)).

10.27       Fifth Amended and Restated Credit Agreement dated November 30, 2005, among the Company, Trace Energy Services Ltd., Trace Energy Services Inc., Quantum Geophysical, Inc. and Gophysical Development Corporation and HSBC Bank Canada (incorporated by reference from Exhibit 10.9 to Form 8-K filed on December 12, 2005 (file no. 000-09268)).

10.28       First Amendment to the Registration Rights Agreement dated March 28, 2006, among the Company and each purchaser therein (incorporated by reference from Exhibit 10.1 to Form 8-K filed on April 3, 2006 (file no. 000-09268)).

10.29       Revolving Credit, Term Loan and Security Agreement dated as of June 8, 2006, among the Company, its principal operating subsidiaries and PNC Bank, National Association, as a Lender and as the agent for certain other lenders (incorporated by reference from Exhibit 10.1 to Form 8-K filed June 16, 2006 (file no. 000-09268)).

21.1**    Schedules of the Company’s Subsidiaries.

31.1*       Certification of Chief Executive Officer pursuant to Rules 13a-14(a) and 15d-14(a) of the Securities Exchange Act of 1934, as amended, filed herewith.

31.2*       Certification of Chief Financial Officer pursuant to Rules 13a-14(a) and 15d-14(a) of the Securities Exchange Act of 1934, as amended, filed herewith.

32.1*       Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, filed herewith.

32.2*       Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, filed herewith.

*	filed herewith
**	previously filed

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GEOKINETICS INC.

Date: July 20, 2006	By:	/s/ David A. Johnson
David A. Johnson
President and Chief Operating Officer

Date: July 20, 2006	By:	/s/ Thomas J. Concannon
Thomas J. Concannon,
Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ David A. Johnson	President, Chief Operating	July 20, 2006
David A. Johnson	Officer and Director

/s/ Thomas J. Concannon	Vice President and	July 20, 2006
Thomas J. Concannon	Chief Financial Officer

/s/ William R. Ziegler	Director and Chairman	July 20, 2006
William R. Ziegler

/s/ Steven A. Webster	Director	July 20, 2006
Steven A. Webster

/s/ Christopher M. Harte	Director	July 20, 2006
Christopher M. Harte

/s/ Gary M. Pittman	Director	July 20, 2006
Gary M. Pittman

GEOKINETICS INC. AND

SUBSIDIARIES

ANNUAL CONSOLIDATED

FINANCIAL STATEMENTS

DECEMBER 31, 2005

TABLE OF CONTENTS

CONSOLIDATED FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Geokinetics Inc. and Subsidiaries

Houston, Texas

We have audited the accompanying consolidated balance sheets of Geokinetics Inc. and Subsidiaries as of December 31, 2005 and 2004, and the related statements of operations, stockholders’ equity and other comprehensive loss and cash flows for each of the years in the three year period ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Geokinetics Inc. and Subsidiaries as of December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the years in the three year period ended December 31, 2005 in conformity with U.S. generally accepted accounting principles.

Houston, Texas
April 17, 2006, except for paragraph 4 of Note 1,
for which the date is June 8, 2006 and paragraph 7 of Note 9, for which the date is July 19, 2006

/s/ Fitts Roberts & Co., P.C.

GEOKINETICS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2005 and 2004

ASSETS

	2005	2004
CURRENT ASSETS
Cash	$11,000,867	$2,399,927
Accounts receivable - trade, net	16,416,520	4,960,646
Accounts receivable - officers and employees	10,413	9,176
Work in progress	5,950,971	1,214,722
Prepaid expenses	1,238,714	373,622
Deferred charges	739,469	115,911
Income tax recoverable	169,381	—

Total Current Assets	35,526,335	9,074,004

PROPERTY AND EQUIPMENT, net	35,082,700	2,246,560

OTHER ASSETS
Goodwill	2,699,000	—
Other intangible assets	1,184,632	—
Restricted investments	184,754	210,407
Deposits and other assets	45,584	45,583

Total Other Assets	4,113,970	255,990

TOTAL ASSETS	$74,723,005	$11,576,554

The Accompanying Notes Are An Integral Part of These Consolidated Financial Statements

LIABILITIES AND STOCKHOLDERS’ DEFICIT

	2005	2004
CURRENT LIABILITIES
Current maturities of long-term debt	$2,811,754	$685,052
Bank revolver	3,192,341	—
Current portion of GeoLease liability	—	1,072,495
Current portion of capital leases	2,649,101	237,313
Accounts payable – trade	12,538,921	2,307,907
Accrued liabilities	8,301,112	1,387,414
Notes payable	424,726	283,190
Customer deposit	375,000	—
Advances for lease bank	—	100,000
Deferred revenue	2,831,172	2,427,269
Due to officers and stockholders	552,373	552,373
Total Current Liabilities	33,676,500	9,053,013

LONG-TERM DEBT, net of current maturities	4,270,675	181,834
GEOLEASE LIABILITY, long-term	—	2,256,057
DEFERRED INCOME TAX	1,676,487	—

OTHER LIABILITIES
Warrant liability	6,574,925	—
Non current portion of capital leases	4,025,965	66,193
Total Other Liabilities	10,600,890	66,193
TOTAL LIABILITIES	50,224,552	11,557,097

REDEEMABLE PREFERRED STOCK
Series A, $10.00 par value, 100,000 shares authorized no shares issued and outstanding at December 31, 2005 and 8,333 shares issued and outstanding at December 31, 2004	—	2,397,843
TEMPORARY EQUITY
Unregistered common stock, $.01 par value, 24,670,000 shares issued and outstanding	25,648,458	—

STOCKHOLDERS’ DEFICIT
Common stock, $.01 par value, 100,000,000 shares authorized, 53,503,093 issued and outstanding (including 24,670,000 unregistered) at December 31, 2005 and 18,992,113 shares issued and outstanding at December 31, 2004	535,032	189,922
Additional paid-in capital	38,588,260	35,770,031
Other comprehensive (loss)	(13,441)	—
Retained deficit	(40,259,856)	(38,338,339)
TOTAL STOCKHOLDERS’ DEFICIT	(1,150,005)	(2,378,386)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$74,723,005	$11,576,554

The Accompanying Notes Are An Integral Part of These Consolidated Financial Statements

GEOKINETICS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2005	2004	2003
REVENUES
Seismic revenue	$58,177,257	$39,469,562	$32,289,682
Data processing revenue	3,997,774	3,675,268	3,659,208
Total Revenues	62,175,031	43,144,830	35,948,890

EXPENSES
Seismic operating expenses	51,017,017	34,342,843	26,059,055
Data processing expenses	6,334,753	5,619,319	3,966,388
General and administrative	3,405,682	2,358,430	2,273,875
Depreciation and amortization	1,481,057	850,705	1,793,813

Total Expenses	62,238,509	43,171,297	34,093,131

Income (Loss) From Operations	(63,478)	(26,467)	1,855,759

OTHER INCOME (EXPENSE)
Interest income	115,924	26,218	17,678
Interest expense	(473,729)	(441,097)	(3,841,656)
Warrant expense	(1,385,883)	—	—
Other expense	(62,993)	—	—
Total Other Expense	(1,806,681)	(414,879)	(3,823,978)

GAIN ON FINANCIAL RESTRUCTURE	—	—	83,830,575

Income (Loss) Before Income Tax	(1,870,159)	(441,346)	81,862,356

PROVISION FOR INCOME TAX	(51,358)	—	—

NET INCOME (LOSS)	(1,921,517)	(441,346)	81,862,356

RETURNS TO PREFERRED STOCKHOLDERS
Beneficial conversion charge	—	(2,499,900)	—
Preferred stock dividend and accretion of costs	(159,220)	(14,475)	—

INCOME (LOSS) APPLICABLE TO COMMON STOCKHOLDERS	$(2,080,737)	$(2,955,721)	$81,862,356

NET INCOME (LOSS) PER COMMON SHARE
Basic	$(.09)	$(.16)	$4.31
Diluted	$(.09)	$(.16)	$4.31

Weighted average common shares outstanding	21,823,500	18,992,113	18,992,113

The Accompanying Notes Are An Integral Part of These Consolidated Financial Statements

GEOKINETICS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

December 31, 2005 and 2004 and 2003

	Stockholders’ Deficit
	Common Shares Issued	Common Stock	Additional Paid-In Capital	Treasury Stock	Retained Deficit	Other Comprehensive Loss	Total
Balance at December 31, 2002	18,992,156	$193,672	$33,019,248	$(142,500)	$(119,759,349)	—	$(86,688,929)
Reverse Stock Split	(18,802,277)	(188,022)	188,022	—	—	—	—
Balance at December 31, 2002 (As Restated)	189,879	5,650	33,207,270	(142,500)	(119,759,349)	—	(86,688,929)
Retire Treasury Stock	—	(3,750)	(138,750)	142,500	—	—	—
Shares issued in private placement and debt restructuring	18,802,234	188,022	3,311,978	—	—	—	3,500,000
Costs of Sale of Securities	—	—	(595,992)	—	—	—	(595,992)
Net Income	—	—	—	—	81,862,356	—	81,862,356
Balance at December 31, 2003	18,992,113	189,922	35,784,506	—	(37,896,993)	—	(1,922,565)

Value Attributable to the Beneficial Conversion Feature of the Redeemable Preferred Stock	—	—	2,499,900	—	—	—	2,499,900
Effect of Beneficial Conversion Feature Charge	—	—	(2,499,900)	—	—	—	(2,499,900)
Accretion of Preferred Issuance Costs	—	—	(1,975)	—	—	—	(1,975)
Accrual of Preferred Dividend	—	—	(12,500)	—	—	—	(12,500)
Net Loss	—	—	—	—	(441,346)	—	(441,346)
Balance at December 31, 2004	18,992,113	189,922	35,770,031	—	(38,338,339)	—	(2,378,386)

Exercise of Options	8,000	80	4,080	—	—	—	4,160
Sale of Securities	24,670,000	246,700	25,401,758	—	—	—	25,648,458
Temporary Equity Classification (a)	—	—	(25,648,458)	—	—	—	(25,648,458)
Issuance of Securities
Purchase of Trace	1,000,000	10,000	2,090,000	—	—	—	2,100,000
Costs of Sale of Securities	—	—	(1,860,696)	—	—	—	(1,860,696)
Conversion of Preferred Stock	8,832,980	88,330	2,468,733	—	—	—	2,557,063
Stock Based Compensation	—	—	522,031	—	—	—	522,031
Accretion of Preferred Issuance Costs	—	—	(21,725)	—	—	—	(21,725)
Accrual of Preferred Dividend	—	—	(137,494)	—	—	—	(137,494)
Foreign Exchange Loss	—	—		—	—	(13,441)	(13,441)
Net Loss	—	—		—	(1,921,517)	—	(1,921,517)
Balance at December 31, 2005	53,503,093	$535,032	$38,588,260	—	$(40,259,856)	$(13,441)	$(1,150,005)

(a)           See Note 9, Unregistered Common Stock and Warrants, for a further explanation of the Temporary Equity Classification.

The Accompanying Notes Are An Integral Part of These Consolidated Financial Statements

GEOKINETICS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	2005	2004	2003
OPERATING ACTIVITIES
Net Income (Loss)	$(1,921,517)	$(441,346)	$81,862,356
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	1,481,057	850,705	1,793,813
Other comprehensive income	(42,021)	—	—
Warrant expense, increase in fair value of warrants	1,385,883	—	—
Stock based compensation	522,031	—	—
Gain on financial restructuring	—	—	(83,830,575)
Changes in operating assets and liabilities
Accounts receivable and work in progress	(8,106,553)	91,185	(4,748,295)
Prepaid expenses and other assets	(71,167)	47,532	(20,518)
Accounts payable	4,833,878	(2,792,234)	2,830,914
Accrued liabilities and deferred revenue	2,645,671	(306,403)	5,634,103
Net Cash Provided (Used) in Operating Activities	727,262	(2,550,561)	3,521,798

INVESTING ACTIVITIES
Purchase of capital assets	(578,965)	(798,450)	(972,529)
Purchase of Trace Energy Services Ltd., net of cash acquired of $3,020,288	(14,341,651)	—	—
Down payments on capital leases	(463,691)	(6,086)	(5,907)
Net Cash (Used) by Investing Activities	(15,384,307)	(804,536)	(978,436)

FINANCING ACTIVITIES
Proceeds from issuance of debt	2,243,545	807,474	732,367
Proceeds from private placements, net of $1,860,696 cost in 2005, net of $116,532 cost in 2004 and net of $595,992 cost in 2003	29,279,563	2,383,368	2,904,007
Proceeds from exercise of options	4,160	—	—
Principal payments on notes payable	(1,404,215)	(1,293,957)	(1,274,080)
Payments on restructuring of GeoLease liability	—	—	(1,898,800)
Principal payments on GeoLease liability	(3,583,426)	(841,940)	—
Payments on capital leases	(3,281,642)	(357,813)	(365,590)
Net Cash Provided by Financing Activities	23,257,985	697,132	97,904

NET INCREASE (DECREASE) IN CASH	8,600,940	(2,657,965)	2,641,266

CASH, beginning of year	2,399,927	5,057,892	2,416,626

CASH, end of year	$11,000,867	$2,399,927	$5,057,892

SUPPLEMENTAL DISCLOSURES RELATED TO CASH FLOWS:
Interest of $473,729, $441,097 and $202,064 was paid in 2005, 2004 and 2003, respectively
Equipment totaling $4,006,763, $383,134 and $210,620 was acquired in 2005, 2004 and 2003, respectively, through the issuance of capital leases

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.                                            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of the Organization

Geokinetics Inc., a Delaware corporation, founded in 1980 (the “Company”), is based in Houston, Texas. The Company is a technologically advanced provider of three-dimensional (“3-D”) seismic acquisition services to the U.S. and Canadian land-based oil and gas industry and seismic data processing services to clients involved in both on-shore and off-shore operations on a worldwide basis. Through equipment purchases and acquisition of other companies, the Company currently has the capability of operating up to nine seismic crews in the Rocky Mountain region, on the Gulf Coast and in Canada.

Principles of Consolidation

The consolidated financial statements include the accounts of Geokinetics Inc. and its wholly-owned subsidiaries, Trace Energy Services Ltd. (Trace), Quantum Geophysical, Inc. (Quantum), Quantum Geophysical Services, Inc. (QGS) and Geophysical Development Corporation (GDC). All inter-company items and transactions have been eliminated in the consolidation.

Basis of Accounting

The consolidated financial statements of the Company have been prepared on the accrual basis of accounting and, accordingly, reflect all significant receivables, payables and other liabilities.

Reclassifications and Additional Disclosures

 The Company’s financial statements, as previously filed, have been revised to include certain additional disclosures in  notes 1, 9, 10, 11, 13 and 18, and Note 7 has been added to the financial statements. In addition, the following reclassifications have been made to the financial statements:

1) A reclassification has been made to reduce additional paid-in capital and increase common stock by $246,700 at December 31, 2005.

2) The Consolidated Statement of Stockholder's Deficit has been revised to reflect the reclassification set forth in 1 above and to reflect additional information regarding the 2005 reverse stock split and the 2005 temporary equity classification.

3) The cash acquired in the Trace acquisition, $3,020,288, is removed as a line item and netted from investing activity in the Consolidated Statement of Cash Flows.

These reclassifications had no effect on the Company's net loss at December 31, 2005.

Use of Estimates in Preparing Consolidated Financial Statements

Management uses estimates and assumptions in preparing consolidated financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect amounts reported in these financial statements and accompanying notes. The more significant areas requiring the use of management estimates relate to the percentage of work completed in determining work in process, evaluating the outcome of uncertainties involving claims against or on behalf of the Company, useful lives for depreciation and amortization, cash flow projections and fair values used in the determination of asset impairment. Actual results could differ materially from these estimates.

Fair Values of Financial Instruments

The Company’s financial instruments consist of cash, accounts receivable, accounts payable, notes payable, warrants, the GeoLease liability and redeemable preferred stock. The carrying amounts reported in the consolidated balance sheets for cash, accounts receivable and accounts payable approximate fair values due to the short maturity of those instruments. The carrying amount of debt reported in the consolidated balance sheets approximates fair value because, in general, the interest on the underlying instruments approximates market rates.

Revenue Recognition and Work in Progress

The Company’s services are provided under contracts which are subject to cancellation. The Company typically provides its services under turnkey or term contracts. The Company begins to recognize revenue at the commencement of seismic acquisition or data processing operations. Under turnkey contracts, revenue is recognized based on the percentage of completion of each phase of a project utilizing the units-of-work-performed method. Under term agreements, revenue is recognized based on a per unit of time worked rate, as services are preformed. If a contract is cancelled, the Company recognizes revenue and bills the customer for work performed up to the date of cancellation. The Company’s turnkey or term contracts do not contain cancellation provisions which would prevent the Company from being compensated for work performed prior to cancellation due to milestones not being met or work not being performed within a particular timeframe. The Company has no revenue sharing arrangements.

In some instances, customers are billed in advance of work performed and the Company recognizes the liability as deferred revenue. Specifically, in instances where the Company has received fees from customers during mobilization, these amounts are recorded as deferred revenue.

The Company also receives reimbursements for certain third party costs under the terms of its customer contracts. Amounts billed to customers are recorded in revenue at the gross amount, including third party costs which are reimbursed by the client.

Property and Equipment

Property and equipment are recorded at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the respective assets. Repairs and maintenance, which are not considered betterments and do not extend the useful life of property, are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the asset and accumulated depreciation are removed from the accounts and the resulting gain or loss is reflected in income. During 2005, the Company revised its estimated lives and residual values as discussed in Note 2.

Goodwill and Impairment of Long-Lived Assets

Goodwill is the excess of the acquisition cost of businesses over the fair value of the identifiable net assets acquired. Effective January 1, 2002, the Company adopted SFAS No. 142, “Goodwill and Other Intangible Assets” and, as required, the Company no longer amortizes goodwill on acquired intangible assets which the Company has determined have an indefinite life. These assets are reviewed annually (or more frequently under various conditions) for impairment using a fair value approach. Intangible assets that do not have indefinite lives are amortized over their useful lives and reviewed for impairment in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”  Prior to the Company’s Trace acquisition, the Company’s goodwill and other intangible assets had been fully impaired in prior years.

Restricted Investments

Restricted investments represent investments carried at cost, which approximates market. Such investments represent amounts of certificates of deposit or other deposit accounts required by various state and federal agencies in connection with the performance of field operations by the Company and its subsidiaries. The amount of restricted investments was $184,754 and $210,407 at December 31, 2005 and 2004, respectively.

Cash Equivalents

For purposes of the consolidated statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

There were no cash equivalents at December 31, 2005 or 2004.

Income Tax

The Company follows Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax assets and liabilities are computed using the liability method based on the differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Deferred income tax is provided in the accompanying consolidated financial statements as a result of differences related to timing differences in reporting of depreciation and depletion for income tax purposes and consolidated financial statement purposes.

A valuation allowance account is maintained to estimate the amount of net operating loss carryforwards and tax credit carryforwards which the Company may not be able to use as a result of the expiration of maximum carryover periods allowed under Internal Revenue tax codes.

Income (Loss) Per Common Share

Basic income and loss per common share is computed based on the weighted average number of common shares outstanding during the respective years. Stock options, stock warrants and convertible preferred stock are included in the calculation of diluted income per common share. The calculation of diluted loss per common share at December 31, 2004 and 2005, respectively, excludes options to purchase 931,849 shares and 5,245,122 shares of common stock, warrants to purchase 10,050 shares and 2,756,050 shares of common stock and preferred stock convertible into 8,333,000 shares and 0 shares of common stock because the effect would be anti-dilutive.

Stock-Based Compensation

As permitted under generally accepted accounting principles, stock-based awards granted to employees are accounted for following APB 25. Outlined below are pro forma results had compensation costs for the Company’s stock-based compensation plans been determined based on the fair value approach of SFAS 123.

The weighted average fair value of options granted during 2005 is $1.86. The weighted average fair value of options granted during 2004 was $0.58 and $0.16 during 2003. The fair value of each option granted is estimated on the date of grant, using the Black-Scholes option pricing model. The model assumed expected volatility of 159% and risk-free interest rate of 4.44% in 2005, volatility of 125% and risk-free interest rate of 3.97% in 2004 and volatility of 125% and risk free interest rate of 4.3% in 2003. As the Company has not declared dividends since it became a public entity, no dividend yield was used. The expected life of the options granted is a weighted average of 6.2 years for 2005 and 10 years for 2004 and 2003.

The following table reflects pro forma net income (loss) and earnings (loss) per share had the Company elected to adopt the fair value approach of SFAS 123:

	December 31, 2005	December 31, 2004	December 31, 2003
Net income (loss) applicable to common stockholders, as reported	$(2,080,737)	$(2,955,721)	$81,862,356
Plus stock-based compensation expense, as reported, net of tax	522,031	—	—
Less stock-based compensation expense determined under the fair value method, net of tax	(1,435,257)	(200,351)	(43,959)
Pro forma net income (loss)	$(2,993,963)	$(3,156,072)	$81,818,397
Basic and Diluted Income (Loss) per common share:
As reported	(0.09)	(0.16)	4.31
Pro forma	(0.14)	(0.17)	4.31

In December 2004, the Financial Accounting Standards Board (“FASB”) published FASB Statement No. 123 (revised 2004), Share-Based Payment (“FAS 123(R)” or the “Statement”). FAS 123(R) requires that the compensation cost relating to share-based payment transactions, including grants of employee stock options, be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. FAS 123(R) covers a wide range of share-based compensation arrangements including stock options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. FAS 123(R) is a replacement of FASB Statement No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related interpretive guidance.

The effect of the Statement will be to require entities to measure the cost of employee services received in exchange for stock options based on the grant-date fair value of the award, and to recognize the cost over the period the employee is required to provide services for the award. FAS 123(R) permits entities to use any option-pricing model that meets the fair value objective in the Statement.

FAS 123(R) allows two methods for determining the effects of the transition: the modified prospective transition method and the modified retrospective method of transition. Under the modified prospective transition method, an entity would use the fair value based accounting method for all employee awards granted, modified, or settled after the effective date. As of the effective date, compensation cost related to the nonvested portion of awards outstanding as of that date would be based on the grant-date fair value of those awards as calculated under the original provisions of Statement No. 123; that is, an entity would not remeasure the grant-date fair value estimate of the unvested portion of awards granted prior to the effective date of FAS 123(R). An entity will have the further option to either apply the Statement to only the quarters in the period of adoption and subsequent periods, or apply the Statement to all quarters in the fiscal year of adoption. Under the modified retrospective method of transition, an entity would revise its previously issued financial statements to recognize employee compensation cost for prior periods presented in accordance with the original provisions of Statement No. 123.

The Company adopted FAS 123(R) on a prospective basis beginning January 1, 2006 for stock-based compensation awards granted after that date and for unvested awards outstanding at that date using the modified prospective transition method. The Company recognizes the fair value of stock-based compensation awards as compensation expenses in its statement of operations on a straight line basis over the vesting period.

Research and Development Costs

Research and Development costs are expensed as incurred as data processing expenses and totaled approximately $1,057,000 for 2005, approximately $568,000 for 2004 and approximately $500,000 for 2003.

NOTE 2.                                            PROPERTY AND EQUIPMENT

The Company reviews the useful life and residual values of its property and equipment on an ongoing basis considering events or changes in circumstances. Based on information obtained in relation to the acquisition of Trace, effective December 1, 2005, the Company revised the estimated lives assigned its seismic field operating equipment from five to ten years. It also revised its estimate of residual values on this equipment from zero to ten percent (in instances where the remaining book value was equal to or above ten percent). This change in estimate did not have a material impact on the December 31, 2005 financial statements. The change resulted in approximately $21.3 million in assets acquired in the Trace acquisition and $3.4 million in assets previously held by Geokinetics being assigned a residual value of approximately $2.5 million which will not be depreciated. The above assets will be depreciated over an average of seven to ten years.

A summary of property and equipment follows:

	Estimated Useful Life	December 31, 2005	December 31, 2004
Field operating equipment	3-10 years	$47,795,081	$16,377,818
Vehicles	3-5 years	2,179,187	385,414
Buildings and improvements	6-39 years	812,759	289,864
Software	3-5 years	1,081,377	1,056,221
Data processing equipment	5 years	4,100,377	3,664,212
Furniture and equipment	3-7 years	331,285	233,669
		56,300,066	22,007,198
Less accumulated depreciation and amortization		(21,240,816)	(19,784,088)
		35,059,250	2,223,110
Land		23,450	23,450

Net Property and Equipment		$35,082,700	$2,246,560

NOTE 3.                                            ACCRUED LIABILITIES

A summary of accrued liabilities follows:

	December 31, 2005	December 31, 2004
Sales tax payable	$8,133	$132,400
Accrued payroll	929,482	892,394
Accrued interest payable	12,939	30,945
Accrued operating expenses	7,193,476	300,866
Other	157,082	30,809

	$8,301,112	$1,387,414

NOTE 4.                                            NOTES PAYABLE AND BANK REVOLVER

	December 31, 2005	December 31, 2004
Notes representing financing of insurance premiums for operating subsidiaries payable over periods of eight to ten months at interest rates varying from 4.5% to 6.1%	$424,726	$283,190

At December 31, 2005 the Company had a bank operating line of credit with a lending institution totaling $7,722,000, to a maximum of 75% of applicable accounts receivable. Available credit under this facility is further reduced by an Irrevocable and Unconditional Letter of Credit in the amount of $380,000 issued by the lending institution. Drawings under this facility bore interest at bank prime rate plus ½%. At December 31, 2005 $2,971,266 was drawn on this facility which is included in bank revolver. The remaining amount of bank revolver relates to outstanding checks.

Borrowings under the line and the term loans set forth in Note 6 are subject to certain financial covenants and restrictions on indebtedness, dividend payments, financial guarantees, business combinations and other related items. The Company is in compliance with all covenants. Security for the line and term loans include a first security interest on all assets of Trace.

NOTE 5.                                            LEASE BANK

The Company previously utilized a revolving credit facility (“Lease Bank”) to provide funds to acquire, package and sell oil and gas properties. Notes issued under this facility are payable upon demand one year from the date of the individual notes. If there is no demand, the notes automatically renew on a quarterly basis. The Notes matured on December 31, 1999. The outstanding balance on the advances for Lease Bank was $100,000 at December 31, 2004. The Company made no principal payments during 2004, and made quarterly interest payments at prime plus 4% totaling $10,005 in 2005, $8,209 in 2004 and $8,187 in 2003. The Company has fully satisfied this obligation at December 31, 2005.

NOTE 6.                                            LONG-TERM DEBT

	December 31, 2005	December 31, 2004
NOTES PAYABLE

Note to a financial institution dated March 1, 1996 payable in 120 monthly installments of principal and interest adjusted quarterly based on interest at prime plus 1.5% through March 1, 2006 when all unpaid principal and accrued interest is due (monthly payments at December 31, 2005 were $59,543 including principal and interest at 6.25%), secured by first security interest in a subsidiary’s accounts receivable, property and equipment, oil and gas leases, intangibles, guaranty of the Company and a limited guaranty of the Farmers Home Administration of the United States Department of Agriculture

	$177,688	$866,886

Term loan, bearing interest at prime plus 5/8%; payable monthly in arrears, and is repayable in monthly principal payments of $165,880 with full repayment no later than April 30, 2008(1)	4,491,616	—

Term loan, bearing interest at prime plus 5/8%; payable monthly in arrears, and is repayable in monthly principal payments of $53,625 through September 30, 2009(1)	2,413,125	—
	7,082,429	866,886
Less Current Maturities	2,811,754	685,052
	$4,270,675	$181,834

A summary of long-term debt principal maturities follows:

For the Years Ending December 31,	Amount
2006	$2,811,754
2007	2,634,067
2008	1,153,982
2009	482,625
$7,082,429

(1) These loans are subject to certain covenants and liens as set forth in Note 4

	December 31, 2005	December 31, 2004
GEOLEASE LIABILITY

Principal amount due for the accrued lease obligation under Amendment No. 2 dated May 1, 2005 to a lease agreement dated October 1, 1999, payable annually in monthly installments of $72,350 including principal and interest at 8% through 2008, and installments of $500,000 including principal and interest at 8% on May 1 for the years 2004, 2005 and 2006 plus annual prepayments (if any) based upon a calculation of free cash flow through April 1, 2008, when all unpaid principal and interest is due, secured by a first security interest in seismic equipment. The obligation was satisfied in full following the completion of the private placement on December 1, 2005.

	—	$3,328,552

Less Current Maturities	—	1,072,495
	—	$2,256,057

	December 31, 2005	December 31, 2004
CAPITAL LEASES
Capital leases to equipment vendors payable in 18 to 24 monthly installments at interest rates from 8% to 22%, with monthly installments at December 31, 2005 of $417,369 and total assets under capital lease of $11,600,008. Depreciation related to capital leases of $337,565, $159,581 and $179,933 for 2005, 2004 and 2003, respectively, is included in depreciation expense	$6,675,066	$303,506

Less Current Maturities	2,649,101	237,313
	$4,025,965	$66,193

A summary of capital lease maturities follows:

For the Years Ending December 31,	Total Payments	Interest Amount	Principal Amount
2006	$2,943,028	$293,927	$2,649,101
2007	1,662,223	182,319	1,479,904
2008	1,539,455	100,616	1,438,839
2009	1,130,076	22,854	1,107,222
	$7,274,782	$599,716	$6,675,066

NOTE 7.                                            Restructuring of Debt, Reverse Stock Split and Private Placement of Common Stock.

On May 2, 2003 the Company completed a comprehensive debt restructuring (the “Restructuring”) with its principal creditors following approval by the Company’s Stockholders at an annual meeting of stockholders held on March 18, 2003. Pursuant to the Restructuring, the Company (i) effected a reverse stock split of its common stock at a ratio of l-for-100, (ii) eliminated approximately $80,000,000 in long term debt obligations through cash settlements or debt conversions into common stock, (iii) reduced and restructured its obligations to GeoLease, and (iv) completed a $3,500,000 private placement from a group of private investors. As a result of the Restructuring, during 2003 the Company recognized a gain of $83,830,575 or basic and diluted earnings per share of $4.41. The principal elements of the Restructuring are summarized below.

The Company completed a 1-for-100 reverse stock split of its outstanding common stock in order make available additional shares of authorized common stock for the Restructuring. The holders of common stock prior to the reverse stock split retained 1% of the common stock outstanding after the reverse stock split and the issuance of common stock in the private placement and the debt restructuring .

The Company completed a private placement of $3,500,000 of its common stock. The Company sold 10,635,607 shares of its common stock at a per share price of $0.33.

The holders (the “2005 Noteholders”) of the Company’s Senior Secured Notes Due 2005 (the “2005 Notes”) surrendered for cancellation approximately $71,000,000 in principal and accrued interest evidenced by the 2005 Notes in exchange for an aggregate of $15,000 in cash. Cash payments to the 2005 Noteholders were made out of the proceeds of the $3,500,000 private placement of common stock. All existing warrants held by the 2005 Noteholders were surrendered and cancelled.

The holders (the “2003 Noteholders”) of the Company’s Senior Secured Notes Due 2003 (the “2003 Notes”) surrendered for cancellation approximately $9,000,000 in principal and accrued interest evidenced by the 2003 Notes in exchange for an aggregate of (i) 1,103,469 shares of the Company’s common stock (to those 2003 Noteholders electing to receive common stock for their 2003 Notes) and (ii) $82,709 cash (to those 2003 Noteholders electing to receive cash for their 2003 Notes). Cash payments to the 2003 Noteholders were made out of the proceeds of the $3,500,000 private placement of common stock. All existing warrants held by the 2003 Noteholders were surrendered and cancelled.

The Company restructured its lease obligations to GeoLease under its existing equipment lease (the “Equipment Lease”). Pursuant to such restructuring, GeoLease agreed to (i) reduce the accrued balance owed to GeoLease as of April 30, 2002 from $6,672,530 to $3,700,000, which amount was frozen but accrued simple interest at 6% per annum from May 1, 2002 until April 30, 2004, when such balance became payable in full, (ii) reduce the monthly payments under the Equipment Lease from $260,000 to $62,400 (inclusive of any applicable taxes) per month beginning May 1, 2002, and (iii) eliminated the $1,900,000 deferred rent obligation to GeoLease. In exchange, the Company agreed to, among other things, (w) pay GeoLease $1,000,000 in cash out of the proceeds of the private placement, (x) pay GeoLease $748,800 in cash out of the proceeds of the private placement (equal to $62,400 (inclusive of any applicable taxes) for each calendar month (or portion thereof) from May 1, 2002 through the closing of the Restructuring), (y) issue GeoLease 5,317,804 shares of common stock or 28% (excluding shares reserved for the options available for grant under the Company’s 2002 Stock Awards Plan and certain residual warrants and options remaining outstanding at the closing of the Restructuring) of the Company’s common stock outstanding immediately following the Restructuring, plus 1,745,354 shares of common stock not subscribed for the 2003 Noteholders who elected to receive cash in lieu of common stock in exchange for their 2003 Notes and warrants, and (z) pay GeoLease $52,291 cash not paid to 2003 Noteholders who elected to receive shares of common stock in lieu of cash in exchange for their 2003 Notes and warrants. Cash payments to GeoLease were made out of the proceeds of the $3,500,000 private placement of common stock for amounts due upon Restructuring, and monthly lease payments of $62,400 were made in accordance with the terms of the Equipment Lease. The Company subsequently renegotiated the $3,700,000 balance which was due to GeoLease on April 1, 2004. The renegotiation allowed the Company to pay GeoLease this obligation in 48 monthly installments. The outstanding balance accrued interest at 8% per annum. This obligation was paid in full on December 1, 2005.

Prior to the Restructuring, in April of 1998, the 2005 Noteholders had invested $40,000,000 in the Company in the form of Senior Subordinated Notes. These funds were used primarily to complete the acquisition of GDC. In October and November of 1999, the 2003 Noteholders invested $5,895,000 in the Company in the form of Senior Secured Notes. These funds provided the Company with needed working capital due to deteriorating industry conditions. Simultaneously, the 2005 Noteholders exchanged their Senior Subordinated Notes for Senior Secured Notes and were required, as a condition to the investment by the 2003 Noteholders, to subordinate their security interests in the Company’s assets to the security interests of the 2003 Noteholders in the assets. In April 2001, GeoLease was organized to purchase the lessor’s interest in the Equipment Lease between the Company and the Company’s primary equipment supplier and was assigned the rights of the equipment supplier under the equipment lease. Concurrently with and as a condition to the completion of this transaction, the Company restructured its obligations under the 2003 Notes and 2005 Notes, and entered into a subordination and amendment agreement with the holders of these notes, pursuant to which the holders of the 2003 and 2005 Senior Secured Notes agreed to subordinate their rights to payment to all of the Company’s obligations to GeoLease. Due to the poor industry conditions that prevailed at the time of the Restructuring and GeoLease’s senior position, it would be unlikely that there would have been any significant asset value available to the holders of the Company’s 2003 and 2005 Senior Secured Notes in relation to GeoLease or in the event of the Company’s bankruptcy. The disproportionate terms of the Restructuring, as they relate to the 2003 Notes and 2005 Notes, were the result of the security interests securing the 2003 Notes being contractually senior to the security interests securing the 2005 Notes. The majority holder of the Company’s 2005 Senior Secured Notes, an unrelated third party, also held a substantial minority interest in the Company’s 2003 Senior Secured Notes and a majority interest in GeoLease.

NOTE 8.                                            INCOME TAX

The income tax provision differs from the amount of income tax determined by applying the Federal Income Tax Rate to pre-tax income from continuing operations for the years ended December 31, 2005, 2004 and 2003 due to the following:

	December 31, 2005	December 31, 2004	December 31, 2003
Computed “expected” tax benefit (expense)	$635,854	$150,058	$(27,833,201)
Non-deductible expenses
High yield interest		—	(1,183,094)
Warrant Expense	(471,200)	—	—
Amortization of OID	—	—	(38,499)
Excluded gain on financial restructuring	—	—	28,502,396
Adjustment of NOL carryforward	—	—	331,874
Other	48,989	87,654	—
Change in current year valuation allowance	(265,001)	(237,712)	220,524
Income Tax (expense)	$(51,358)	—	—

Deferred tax assets at December 31, 2005, 2004 and 2003 are comprised primarily of net operating loss carryforwards, tax credit carryforwards and deferred tax liabilities consist primarily of the difference between book and tax basis depreciation. A valuation allowance has previously been provided for net deferred tax assets, resulting in a carrying value of zero for the deferred tax benefit. As a result of  the Company’s restructuring on May 2, 2003, which resulted in the loss of substantially all of the Company’s tax attributes as of January 1, 2004, the Company has reduced both its deferred tax assets and the related valuation allowance of $11,557,438 to zero at December 31, 2003. Net deferred tax assets at December 31, 2005, 2004 and 2003 total $265,001, $237,712 and $220,524, respectively. Valuation allowances have been provided in each year as the Company historically has not been able to utilize its net operating losses.

Following is a summary of deferred tax assets and liabilities:

	December 31, 2005	December 31, 2004	December 31, 2003
Deferred Tax Assets
Loss carryforwards US operations	$332,325	$237,712	—
Loss carryforwards foreign subsidiary	595,664	—	—
Debt on foreign subsidiary capital leases	2,047,277	—	—
Valuation Allowance	(265,001)	237,712	—
	2,710,265	—	—

Deferred Tax Liabiliites
Property and equipment US operations	67,324	—	—
Property and equipment foreign subsidiary	4,319,428	—	—
	4,386,752	—	—

Net Deferred Tax Liability	$1,676,487	—	—

At December 31, 2003, the Company had net operating loss carryforwards of $32,986,147 and tax credit carryforwards of $245,769. As a result of its restructuring on May 2, 2003, the Company realized income for federal income tax purposes of approximately $84,000,000 through cancellation of indebtedness. The Company did not incur any current tax liability as a result of the restructuring, but lost substantially all of its tax attributes as of January 1, 2004, which included net operating losses and tax credit carryforwards. Since January 1, 2004 the Company has sustained net operating losses and, upon acquisition of Trace, has acquired operating losses attributable to its foreign subsidiary expiring as follows:

	US Operations	Foreign Operations	Total
2007	—	$42,900	$42,900
2008	—	832,260	832,260
2009	—	344,058	344,058
2014	—	241,098	241,098
2025	634,000	—	634,000
2026	345,000	—	345,000
	$979,000	$1,460,316	$2,439,316

Capital Losses Not Expiring	—	$604,890	$604,890

NOTE 9.                                            UNREGISTERED COMMON STOCK AND WARRANTS

On December 1, 2005, the Company completed a private placement of $30,837,500 of its common stock and warrants to purchase common stock, net of offering costs of approximately $1,860,696 and 274,050 warrants issued. The Company sold 24,670,000 shares of its common stock at a per share price of $1.25, and warrants to purchase an additional 2,467,000 shares of common stock. The warrants are exercisable at a price of $2.00 per share, may be exercised at any time after the date of issuance and expire five years after the date of issuance.

On December 30, 2005, the Company filed a registration statement on Form S-1, registering for resale the shares of common stock acquired by the selling shareholders as well as the shares of common stock to be issued upon exercise of the warrants. In the event the registration statement is not declared effective within 150 days of the filing date or if the registration statement is unavailable for sales after the initial effectiveness, then the Company is required to pay each purchaser an amount of liquidated damages in cash equal to the aggregate purchase price of such purchaser’s securities multiplied by 2% for every thirty days that the registration statement is unavailable for sales. Beginning with June, 2006 we will be required to pay a total of $616,750 in liquidated damages to the purchasers for each monthly period the registration statement is not declared effective or if the registration statement is unavailable for sales after the initial effectiveness. Subsequent to year end, we negotiated a cap on the payment of liquidated damages equal to a maximum of 10% of the aggregate purchase price of each purchasers’ securities. As a result, liquidated damage payments would not exceed a total of $3,083,750.

The Company considers the warrant agreement to be a derivative and has classified the warrants as a liability at fair value on the balance sheet. Information regarding the valuation of the warrants is as follows:

	December 1, 2005	December 31, 2005
Weighted average fair value of warrants	1.89	2.40
Black Scholes assumptions:
Dividend rate	—	—
Average risk free interest rate	4.44%	4.35%
Average volatility	159%	159%
Contractual life in years	5.0	4.9

The change in the fair value of the warrants between December 1, 2005 and December 31, 2005, has been reflected as a warrant expense in the accompanying statement of operations.

As of December 31, 2005, the unregistered issued shares of common stock have been classified as temporary equity due to the liquidated damages provision in the Company’s registration right agreements.

Following the agreement with each of the investors to limit the amount of liquidated damages, the Company believes that the maximum 10% payment for liquidated damages reflects a reasonable estimate of the difference in fair values between registered and unregistered shares. As a result, during the first quarter of 2006, both the common stock and warrants will be reclassified as a permanent equity.

During June 2006, the Company negotiated a waiver of liquidated damages with the holders of approximately 95% of the Common Stock and warrants sold to investors in the December 2005 private placement.  The Company is not obligated to pay any liquidated damages to such holders due to the registration statement not being declared effective by the SEC by July 10, 2006. On July 7, 2006, the Company paid an aggregate of $28,501 in liquidated damages to the remaining holders of shares of Common Stock purchased in the 2005 private placement that did not execute a waiver of liquidated damages.

NOTE 10.                                     ACQUISITION OF TRACE ENERGY SERVICES LTD.

General

On December 1, 2005, the Company acquired all of the issued and outstanding capital stock of Trace Energy Services Ltd. (“Trace”), a Calgary, Alberta, Canada based company, pursuant to the terms of a Stock Purchase Agreement among the Company and the holders of all the outstanding capital stock of Trace for approximately $16,442,000 in a combination of cash and stock. The results of operations for Trace for the month of December, 2005 are included in the consolidated financial results of the Company for the year ended December 31, 2005. Trace provides 2-D and 3-D seismic surveys, using both analog and digital seismic acquisition equipment for a wide range of customers exploring for oil and natural gas in Canada and the United States.

The acquisition of Trace has significantly increased the Company’s inventory of seismic acquisition equipment, from a channel count of 14,000 channels of seismic acquisition equipment prior to the Trace acquisition to a channel count of 32,000 channels of seismic acquisition equipment upon completion of the Trace acquisition. The Trace acquisition also significantly upgraded the Company’s technical capabilities as Trace equipment includes 3,000 stations of I/O System IV VectorSeis seismic acquisition equipment, which provides the Company with the ability to record shear wave data. In addition to increasing the Company’s operational and technical capabilities, the Trace acquisition should allow for better utilization of the acquired seismic acquisition equipment by redirecting that equipment to appropriate markets during what has traditionally been seasonal slow periods in Canada. The Trace acquisition has also increased the Company’s roster of highly skilled and experienced seismic acquisition field crew personnel. The benefits derived from the Trace acquisition, should allow the Company to pursue and profitably complete seismic surveys in a wide variety of terrains, climate conditions and geological basins.

Purchase Price

The Trace acquisition has been accounted for as a business combination. Assets acquired and liabilities assumed have been recorded at their fair values as of December 1, 2005. The

Company completed the Trace acquisition for approximately $16,442,000 in a combination of cash and stock, as further outlined below:

Cash paid or payable to acquire the outstanding stock of Trace	$17,362,000
Cash acquired in acquisition	(3,020,000)
Net cash paid or payable to acquire the outstanding stock of Trace	14,342,000
Shares issued (1,000,000 shares of Geokinetics Common Stock values at $2.10 per share)	2,100,000
Total Purchase Price	$16,442,000

In accordance with the Stock Purchase Agreement, the cash paid was $35,000,000 Canadian, increased for Trace’s non-restricted cash balances and decreased for Trace’s bank debt, transaction costs and employee option expenses. The value of the 1,000,000 common shares issued was determined based on the average market closing price during the period 2 days before and after the closing of the acquisition.

Under business combination accounting, the total purchase price was allocated to Trace’s net tangible and identifiable intangible assets based on their estimated fair values as of December 1, 2005 as set forth below. The allocation of the purchase price was based upon an independent appraisal of the equipment, as well as the Company’s estimates and assumptions.

In $ 000’s
Accounts receivable	$8,118
Deferred charges	$810
Other current assets	$723
Property and equipment	$29,227
Goodwill	$2,699
Intangible assets	$1,195
Accounts payable and accrued liabilities	$(9,461)
Bank indebtedness	$(1,556)
Current portion long term debt	$(4,041)
Deferred revenue and other current liabilities	$(1,027)
Long term debt	$(4,478)
Capital lease obligations	$(4,136)
Deferred tax liabilities	$(1,631)
Purchase Price	$16,442

The following table sets forth the components of intangible assets associated with the acquisition at December 31, 2005:

Intangible Assets	Fair Value ($000’s)	Accumulated Amortization ($000’s)	Net Book Value ($000’s)	Useful Life
Goodwill	$2,699	N/A	$2,699	Indefinite
Customer Relationships	$1,195	$10	$1,185	5 Years
Total Intangible Assets:	$3,894	$10	$3,884

Of the approximate $3.9 million of acquired intangible assets, approximately $2.7 million was assigned to goodwill and is not subject to amortization and approximately $1.2 million was classified as identifiable intangibles with an expected life of five years. The fair value of intangible assets was based on an estimate of start up costs avoided by acquiring Trace’s established customer base. Amortization of the intangible assets noted above will be $239,000 for each of the fiscal years 2006 through 2010.

The excess of the purchase price over the net book value of Trace totaled approximately $9.3 million. Of this amount, $5.4 million was allocated to property and equipment and $3.9 million was allocated to goodwill and intangibles as detailed above. The $9.3 million is not deductible for tax purposes.

Pro Forma Financial Information

The unaudited financial information in the table below summarizes the combined results of operations of Geokinetics and Trace, on a pro forma basis, as though the companies had been combined as of the beginning of each of the periods presented. The pro forma financial information is presented for informational purposes only and is not indicative of the results of operations that would have been achieved if the acquisition had taken place at the beginning of each of the periods presented. The pro forma financial information for all periods presented includes the business combination accounting effect on adjustments to depreciation on acquired property, amortization charges from acquired intangible assets, acquisition costs reflected in historical statements of operations for periods prior to the Stock Purchase Agreement, adjustments to interest expense and related tax effects.

	Unaudited Results Year Ended December 31:
In thousands, except per share data	2005	2004
Revenue	$97,381,527	$77,790,099
(Loss) from continuing operations	$(2,695,951)	$(2,082,467)
Basic net (loss) per share	$(0.05)	$(0.04)
Diluted net (loss) per share	$(0.05)	$(0.04)

NOTE 11.                                     RELATED PARTY TRANSACTIONS

On April 25, 1997, the Company obtained a $500,000 short-term financing from two individuals who were subsequently elected directors at the annual shareholders meeting on November 20, 1997. The Company issued 12% senior notes to the individuals, which were exchanged on July 18, 1997, for 458,333 shares of the Company’s common stock, 15,625 shares of Series A preferred stock and 592,009 shadow warrants. As part of this financing transaction, the Company entered into a consulting agreement with a director on July 18, 1997, pursuant to which, in consideration of certain strategic planning and other consulting services to be provided to the Company and its subsidiaries by that individual, he was to be paid a quarterly consulting fee equal to one half of 1% of the total investment made by him and certain other persons in debt and equity securities of the Company that were outstanding as of the end of each quarter during the three-year term of such agreement. This agreement was not renewed after the initial three-year term. At both December 31, 2005 and 2004, the Company owed the director $389,873 in consulting fees under the terms of the agreement, which amounts are included as amounts due to officers and shareholders on the Company’s balance sheet. This amount is payable upon demand. The Company has no immediate plans to pay this obligation but will satisfy the obligation should a demand for payment be received.

In 1997, the Company entered into an investment monitoring agreement with an investment group, under which the Company will pay the investment group an annual fee of $25,000. Two directors of the Company are the two partners of the sole managing member of the investment group. As of December 31, 2004 the investment group had divested itself of its original investment in the Company. At both December 31, 2005 and 2004, the Company owed the investment group $162,500 in consulting fees under this agreement, which amounts are included as amounts due to officers and shareholders on the Company’s balance sheet. This amount is payable upon demand. The Company has no immediate plans to pay this obligation but will satisfy the obligation should a demand for payment be received.

A director of the Company is of counsel to a law firm which provides legal services to the Company related to financing and private placement offering activities. In connection with these activities, the Company incurred legal costs from the director’s law firm during the years ended December 31, 2005, 2004 and 2003, respectively of $42,575, $37,707 and $144,051.

Three of the Company’s directors participated in the private placement of Convertible Preferred Stock described in Note 13. Their combined purchases totaled 5,579 shares of Convertible Preferred Stock representing $1,673,700 of the total offering. Upon conversion of the Convertible Preferred Stock in December, 2005, these directors received in the aggregate 5,913,740 shares of common stocks of the Company.

Three of the Company’s directors participated in the private placement of common stock and warrants to purchase common stock described in Note 9. Their combined purchases totaled 4,800,000 shares of common stock representing $6,000,000 of the total offering. The directors also received warrants to purchase 480,000 shares of the Company’s common stock.

During 2005 and 2004, the Company’s seismic acquisition segment performed and completed a seismic survey for Carrizo Oil & Gas, Inc. (“Carrizo”). The project was bid to Carrizo at prevailing market rates at the time and the survey was conducted according to industry standards. The seismic survey generated revenues of $1,116,263 in 2005 and $1,183,254 in 2004. A director of the Company serves as Chairman of the Board of Carrizo.

NOTE 12.                                     RESTRUCTURING OF ACCRUED LEASE BALANCE AND EQUIPMENT LEASE

On April 14, 2004, the Company and GeoLease, the holder of the Company’s seismic acquisition equipment lease, agreed to a comprehensive restructuring of the lease pursuant to Amendment No. 2 of the Equipment Lease (“Amendment No. 2”). Pursuant to the restructuring, the Company is allowed to pay GeoLease the outstanding accrued lease obligation as of April 30, 2004 (totaling $4,170,419) in 48 monthly installments beginning May 1, 2004 and ending with a final payment in April, 2008. The outstanding balance accrues interest at 8% per annum. Under the terms of Amendment No. 2, the Company is also required to make mandatory annual prepayments of the outstanding accrued lease obligation should the Company have positive “Free Cash Flow” (as defined in Amendment No. 2) as calculated for each of the calendar years ending December 31, 2004 through December 31, 2007 until the balance is paid in full. At the year end of each period, the Company will calculate its consolidated “Free Cash Flow” and for the  period  ended  December  31, 2004  pay  37.5%  of  its  calculated  “Free  Cash  Flow”  as  a prepayment to GeoLease and in each of the subsequent yearly periods pay 50% of its calculated “Free Cash Flow” to GeoLease. Any such prepayment will be applied to the last installments of the outstanding accrued lease obligation first. Amendment No. 2 also required the Company to make prepayments of cash proceeds received pursuant to certain financing transactions and certain sales of assets outside the ordinary course of business. No payments are due to GeoLease as a result of the calculation of the Company’s “Free Cash Flow” for the period ended December 31, 2004. GeoLease also agreed to relinquish any right it had under Amendment No. 2 to receive cash proceeds received by the Company from its private placement of preferred stock on November 30, 2004, as described in Note 13.

The GeoLease liability as reflected on the Company’s Consolidated Balance Sheet at December 31, 2004 totaled $3,328,552. In accordance with the terms of the restructuring outlined above, $1,072,495 was classified as a current liability, amount expected to be paid in the next twelve months, and $2,256,057 was classified as a long term liability.

Under the terms of Amendment No. 2 the Company’s ongoing monthly lease payments were reduced from $62,400 to $31,200 per month for the period beginning May 1, 2004 until October 31, 2004, further reduced to $21,200 per month for the period beginning November 1, 2004 until April 30, 2005, further reduced to $11,200 per month for the period beginning May 1, 2005 until April 30, 2007 and further reduced to $5,600 per month for the period beginning May 1, 2007 until April 30, 2008. Rental expense under this lease amounted to $163,200, $448,000 and $499,200 for the years ended December 31, 2005, 2004 and 2003, respectively.

In conjunction with the Company’s private placement of common stock described in Note 9, the GeoLease accrued lease obligation, totaling approximately $3,328,000 was paid in full on December 1, 2005. The Company made an additional payment of approximately $239,000 to GeoLease on December 1, 2005, representing a buyout of the lease’s underlying equipment.

NOTE 13.                                     PRIVATE PLACEMENT OF REDEEMABLE PREFERRED STOCK

On November 30, 2004, the Company completed a $2,499,900 equity financing from private investment sources. The financing consisted of an issue of 8,333 shares of Series A Senior Convertible Preferred Stock (“Convertible Preferred Stock”) priced at $300 per share, which is convertible into common at $.30 cents per share. The Convertible Preferred Stock accrues dividends at the rate of 6% per annum, compounded annually which are payable in cash when, and if, declared. All unpaid dividends are cumulative and accrue, compounded annually, regardless of whether or not the Company has funds legally available for the payment of such dividends. The Convertible Preferred Stock is convertible, at the option of the holder thereof, at any time after the date of issuance. The Convertible Preferred Stock is automatically converted into common stock immediately upon the Company’s sale of common stock in an underwritten public offering a) at a price per share yielding the Company net proceeds of not less than $1.20, b) resulting in net proceeds to the Company and selling shareholders, if any, of not less than $20,000,000 and c) after which the Company’s common stock is listed on NYSE, AMEX or the NASDAQ National Market. If, at any time after October 31, 2009, the holders of not less than 51% of the Convertible Preferred Stock then outstanding deliver written notice to the Company of such holders desire to redeem all outstanding Convertible Preferred Stock, if not previously converted, the Convertible Preferred Stock shall be redeemed. At any time after October 31, 2011, the Company is entitled to redeem all outstanding Convertible Preferred Stock, if not previously converted.

Upon completion of the Company’s Convertible Preferred Stock offering on November 30, 2004, the Company recognized a beneficial conversion feature charge of $2,499,000 as a result of the conversion feature of the Convertible Preferred Stock being below market on the date of issuance.  The Company’s closing price for its common stock on November 30, 2004 was quoted at $0.75 cents; The Convertible Preferred Stock is convertible into common stock at $0.30 cents per share or 8,333,000 shares of common stock. As a result, the intrinsic value of the beneficial conversion feature is $0.45 per share ($0.75 cents minus $0.30 cents). The total value of the beneficial conversion feature would be $3,749,850 (8,333,000 shares multiplied by $0.45 cents).  However, this exceeds the proceeds received from the Convertible Preferred Stock offering and as a result the beneficial conversion feature is limited to the total proceeds of $2,499,900.  The Company recorded the beneficial conversion feature charge as a reduction of additional paid in capital because the Company had a retained deficit.

The Company incurred issuance costs of approximately $116,000. The amount of Convertible Preferred Stock recorded on the Company’s Balance Sheet was initially reduced for these issuance costs.  These costs were to be accreted to the Convertible Preferred Stock over a five year period, the earliest point at which the holders may redeem the Convertible Preferred Stock.

In conjunction with the Company’s December, 2005 private placement of common stock described in Note 9, the Company’s Convertible Preferred Stock was converted into common stock of the Company. The Company issued 8,832,980 shares of common stock to facilitate the conversion, based on the conversion price of $.30 cents per share and the accumulation of accrued dividends from December, 2004.

NOTE 14.                                     OUTSTANDING OPTIONS AND WARRANTS

Under the 2002 Stock Awards Plan adopted at the Company’s 2002 Annual Meeting, the Company may grant stock options and other awards to key executive, management and other personnel. It is the intention to make such grants at prices equal to or exceeding the market value at the date of grant, although this is not a requirement of the plan and may not be true in all cases. In general, options become exercisable over a three year period from the date of grant and expire ten years after the date of grant. Prior to adoption of the 2002 Plan, the Company had granted stock options under several previously adopted plans. The Company does not intend to make any additional grants of stock options or other awards under these prior plans.

The Company, at its 2005 annual meeting, will seek approval of an amendment to the 2002 Stock Awards Plan to increase the number of shares reserved for issuance under the plan from 3,351,556 to 5,581,566. In anticipation of receiving the necessary stockholder approval, options totaling 1,927,500 were conditionally awarded during 2005. Assuming approval of the plan amendment, shares available for future option grants at December 31, 2005, totaled 328,434.

During fiscal 2005, the Company issued stock options, subject to shareholder approval, to certain employees with exercise prices below the market value of the Company’s common stock in the date of grant. In accordance with the requirements of APB 25, the Company has recorded stock-based compensation for the difference between the exercise price of the stock options and the market value of the Company’s stock at the grant date. During fiscal year 2005, the Company recorded stock-based compensation of $522,031 related to these options. Stock-based compensation expense is currently recognized over the vesting period of the awards, generally three years. Excluding the impact of the adoption of FAS 123R, future compensation expense to be recognized through fiscal 2007 associated with these grants will be $923,594.

The following table summarizes information about stock option transactions:

	December 31, 2005		December 31, 2004
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding at beginning of Year	3,222,262	$0.24	3,043,532	$0.21

Awards:
Granted	2,032,500	1.24	430,000	0.61
Exercised	8,000	0.52	—	—
Forfeited	1,640	50.00	251,270	0.50

Outstanding at December 31	5,245,122	0.61	3,222,262	0.24

Exercisable at December 31	2,638,247	$0.45	931,849	$0.25

The following table summarizes information about stock options outstanding at December 31, 2005:

Range of Exercise Prices	Number of Options Outstanding	Weighted Average Exercise Price	Weighted Average Contract Life Remaining In Years	Number of Options Exercisable	Weighted Average Exercise Price

$0-$1	3,257,622	$0.21	7.9	1,985,747	$0.18
$1-$2	1,957,500	$1.26	9.9	652,500	1.26
$2-$3	30,000	2.05	9.8	—	—
$3-$4	—	—	—	—	—
Over $4	—	—	—	—	—

	5,245,122			2,638,247

Warrants

A summary of outstanding warrants issued in connection with notes payable and private placement offerings is as follows:

	Shares	Exercise Price

Outstanding at December 31, 2004	10,050	$0.02-18.00
Warrants issued	2,746,050	1.24-2.00
Warrants exercised, surrendered or called	50	18.00

Outstanding at December 31, 2005	2,756,050	$0.02-2.00

NOTE 15.                                     COMMITMENTS

Operating Leases

The Company currently leases office space at One Riverway, Houston, Texas for its headquarters and domestic subsidiary operations under a lease which expires in November 2007. The Company’s annual rent under this lease totaled approximately $407,000 for 2005 and $413,000 for both 2004 and 2003.

The Company’s seismic acquisition subsidiary leases vehicles for use in field operations under various forty-two month leases. Rental expense under these leases amounted to $412,840, $229,980 and $138,565 for the years ended December 31, 2005, 2004 and 2003, respectively.

The Company restructured its lease agreement for seismic acquisition equipment on April 14, 2004. Under the terms of the agreement, rental expense amounted to $163,200, $448,000 and $499,200 for the years ended December 31, 2005, 2004 and 2003.

The Company leased seismic acquisition equipment from an equipment vendor under an agreement which permitted the Company to apply monthly rental payments toward the purchase of the equipment. The lease payments totaled $1,146,675 for 2005, $430,000 for 2004 and $0.00 for 2003. The Company had an option to purchase this equipment and exercised this option  during the third quarter of 2005.

Trace Energy Services Ltd., acquired on December 1, 2005, leases office space, under leases maturing between 2008 and 2015 and leases vehicles for use in field operations, under leases maturing between 2006 and 2008.  The amount of future commitments outlined below includes amounts for these commitments.

Rental expense under the leases recorded in the consolidated financial statements amounted to $2,286,763, $1,684,445 and $1,102,177 for the years ended December 31, 2005, 2004 and 2003, respectively. Aggregate future minimum rental payments under the various lease agreements including the base rent, the average operating costs and lease amendment are as follows:

For the Years Ending December 31,	Amount
2006	$1,439,291
2007	1,093,335
2008	402,972
2009	210,805
Thereafter	999,021
$4,145,424

NOTE 16.                                     MAJOR CUSTOMERS

Revenues from major customers, which exceeded ten percent of total revenues, are as follows:

	For the Years Ended
	December 31, 2005	December 31, 2004
Customer A	$8,054,487	$11,093,481
Customer B	6,799,250	—
Customer C	6,248,388	—
Customer D	—	5,567,875
Customer E	—	5,440,980

No customer of the Company’s seismic data processing segment accounted for ten percent or more of the Company’s consolidated revenues.

NOTE 17.                                     CONCENTRATION OF CREDIT RISK

Financial instruments, which potentially subject the Company to concentration of credit risk, consist primarily of unsecured trade receivables. In the normal course of business, the Company provides credit terms to its customers. Accordingly, the Company performs ongoing credit evaluations of its customers and maintains allowances for possible losses which, when realized, have been within the range of management’s expectations. Management believes that all receivables at December 31, 2005 are collectible and no allowance is required. The allowance for doubtful accounts was approximately $76,800 at December 31, 2004.

The Company generally provides services to a relatively small group of key customers that account for a significant percentage of the accounts receivable of the Company at any given time. The Company’s key customers vary over time. The Company extends credit to various companies in the oil and gas industry, including its key customers, for the acquisition of seismic data, which results in a concentration of risk. This concentration of credit risk may be affected by changes in the economic or other conditions of the Company’s key customers and may accordingly impact the Company’s overall credit risk.

The Company has cash in bank and short-term investments which, at times, may exceed federally insured limits. At December 31, 2005 and 2004, respectively, the Company had cash balances which exceeded federally insured limits by approximately $12,300,000 and $2,800,000. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and short-term investments.

The Company conducts operations outside the United States at both its seismic acquisition and data processing segments. These operations expose the Company to market risks from changes in foreign exchange rates. However, to date, the level of activity has not been of a material nature.

NOTE 18.                                     SENIOR EXECUTIVE INCENTIVE PROGRAM

The Board of Directors has adopted a Senior Executive Incentive Program (the “Senior Executive Incentive Program”), pursuant to which the Company’s senior executives and key employees may earn annual bonus compensation based upon the Company’s performance in relation to its cash flow. Specifically, at the end of each fiscal year, the Board shall determine and establish an annual bonus pool (the “Bonus Pool”) equal to 10% of the Company’s consolidated earnings before depreciation, interest and taxes (“EBITDA”) for such fiscal year less capital expenditure budget overages not previously approved by the Company’s Board of Directors. No Bonus Pool shall be established for any fiscal year if the Company’s consolidated earnings before interest and taxes (“EBIT”) for such year is negative. The Board of Directors will allocate the Bonus Pool among the participants in the Senior Executive Incentive Program in its sole discretion, subject to the terms of any employment agreements with the participants in the program. Bonuses, if any, awarded under the Senior Executive Incentive Program will be determined by the Board of Directors and paid within 90 days after the end of the fiscal year for which the Bonus Pool has been determined.

For the year ended December 31, 2005, the criteria for the Senior Executive Incentive Program was met. In March, 2006 bonuses totaling $240,000 were paid to five senior executives and key employees under the plan parameters. These bonuses were expensed and accrued on the Company’s books and records during fiscal 2005 as the amounts were established and earned based on the Company’s 2005 results and incentive program criteria. In addition, the Board of Directors also authorized the payment of $195,000 in discretionary bonuses to the same individuals. These bonuses were expensed during fiscal 2006 as they were awarded at the discretion of the board outside the incentive plan criteria. These were also distributed in March, 2006.

As previously disclosed by the Company on Form 8-K, after reviewing the results of the Company’s operations for the fiscal year ended December 31, 2004, the Board determined that, although not all requirements for establishment of a Bonus Pool were satisfied, a substantial portion of the necessary criteria were satisfied. Therefore, on February 23, 2005, the Board determined to award bonuses to six senior executives and key employees. On March 4, 2005, discretionary bonuses were awarded to such senior executives and key employees in the aggregate amount of $190,000. These bonuses were expensed during fiscal 2005 as they were awarded at the discretion of the board outside the incentive plan criteria.

For the year ended December 31, 2003 the criteria for the Senior Executive Incentive Program was met and an accrual totaling $405,000 to the bonus pool was recorded.

NOTE 19.                                     SEGMENT DISCLOSURES AND RELATED INFORMATION

Description of Reportable Segments

The Company has two reportable segments, seismic acquisition and data processing. The seismic acquisition segment acquires data for clients by conducting seismic shooting operations in the Rocky Mountain and Gulf Coast regions of North America. The seismic data processing segment operates a processing center in Houston, Texas which processes seismic data for oil and gas exploration companies worldwide, and opened a processing center during the fourth quarter of 2004 in the United Kingdom.

Measurement of Segment Profit or Loss and Segment Assets

The accounting policies of the segments are the same as those described in the Summary of Significant Accounting Policies. The Company evaluates performance based on earnings or loss from operations before interest, taxes, depreciation and amortization. There are no inter-segment sales or transfers.

Factors Management used to Identify Reportable Segments

The Company’s reportable segments are strategic business units that offer different services to clients. Each segment is managed separately, has a different client base, and requires unique and sophisticated technology.

The following table sets forth the Company’s significant information from reportable segments:

	For the Year Ended December 31, 2005
	Seismic Acquisition	Data Processing	Totals
Revenues from External Customers	$58,177,257	$3,997,774	$62,175,031

Segment Earnings (Loss) before Interest, Taxes, Depreciation and Amortization	5,867,207	(3,146,979)	2,720,228

Interest and Other Revenue	8,445	—	8,445

Interest Expense	438,178	87,909	526,087

Depreciation and Amortization	1,050,140	427,697	1,477,837

Income Tax	51,358	—	51,358

Segment Profit (Loss)	4,335,976	(3,662,585)	673,391

Segment Assets(1)	60,568,812	2,870,956	63,439,768

Expenditures for Segment Assets(2)	4,571,261	469,353	5,040,614

(1) Seismic acquisition assets include goodwill and intangibles totaling $3.9 million

(2) Seismic acquisition expenditures do not include assets acquired through the Trace acquisition as outlined in Note 10

The following table sets forth the Company’s significant information from reportable segments:

	For the Year Ended December 31, 2004
	Seismic Acquisition	Data Processing	Totals
Revenues from External Customers	$39,469,562	$3,675,268	$43,144,830

Segment Earnings (Loss) before Interest, Taxes, Depreciation and Amortization	4,558,828	(2,754,052)	1,804,776

Interest and Other Revenue	1,619	399	2,018

Interest Expense	344,440	87,734	432,174

Depreciation and Amortization	520,485	326,142	846,627

Income Tax	—	—	—

Segment Profit (Loss)	3,695,522	(3,167,529)	527,993

Segment Assets	6,581,460	2,333,495	8,914,955

Expenditures for Segment Assets	335,605	468,931	804,536

The following table sets forth the Company’s significant information from reportable segments:

	For the Year Ended December 31, 2003
	Seismic Acquisition	Data Processing	Totals

Revenues from External Customers	$32,289,682	$3,659,208	$35,948,890

Segment Earnings (Loss) before Interest, Taxes, Depreciation and Amortization	5,743,352	(1,117,180)	4,626,172

Interest and Other Revenue	1,738	3,000	4,738

Interest Expense	1,494,495	2,337,338	3,831,833

Depreciation and Amortization	1,372,759	417,790	1,790,549

Gain on Financial Restructuring	2,882,637	—	2,882,637

Income Tax	—	—	—

Segment Profit (Loss)	5,760,473	(3,869,308)	1,891,165

Segment Assets	8,516,817	7,602,231	16,119,048

Expenditures for Segment Assets	848,892	329,931	1,178,823

The Company’s geographic revenue and asset locations are as follows:

Substantially all of the Company’s revenue and the locations of substantially all long-lived assets were geographically within the US during 2005, 2004, and 2003. At December 31, 2005 and December 31, 2004 approximately $641,000 and $98,000 (respectively) of long-lived assets, were located outside the US.

RECONCILIATION OF REPORTABLE SEGMENT REVENUES, PROFIT OR LOSS AND ASSETS

	2005	2004	2003
REVENUES
Total revenues for reportable segments	$62,175,031	$43,144,830	$35,948,890
Total consolidated revenues	$62,175,031	$43,144,830	$35,948,890

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AMORTIZATION, AND RESTRUCTURING
Total for reportable segments	$2,720,228	$1,804,776	$4,626,172
Unallocated corporate expense	(1,302,649)	(980,538)	(976,600)
Total consolidated earnings before interest, taxes, depreciation and amortization	$1,417,579	$824,238	$3,649,572

PROFIT OR LOSS
Total profit for reportable segments	$673,391	$527,993	$1,891,115
Unallocated amounts:
Corporate expenses net of interest earnings	(1,195,170)	(956,338)	(963,660)
Interest expense on corporate indebtedness	(10,635)	(8,923)	(9,773)
Depreciation and amortization	(3,220)	(4,078)	(3,264)
Gain on financial restructuring	—	—	80,947,938
Warrant Expense	(1,385,883)	—	—
Total consolidated profit (loss)	$(1,921,517)	$(441,346)	$81,862,356

INTEREST REVENUE
Total interest revenue for reportable segments	$8,445	$2,018	$4,738
Unallocated amounts:
Corporate consolidated cash management	107,479	24,200	12,940
Total consolidated interest revenue	$115,924	$26,218	$17,678

INTEREST EXPENSE
Total interest expense for reportable segments	$526,087	$432,174	$3,831,883
Unallocated amounts:
Corporate interest expense	10,635	8,923	9,773
Total consolidated interest expense	$536,722	$441,097	$3,841,656

DEPRECIATION AND AMORTIZATION
Total depreciation and amortization for reportable segments	$1,477,837	$846,627	$1,790,549
Unallocated amounts:
Depreciation and amortization	3,220	4,078	3,264
Total consolidated depreciation and amortization	$1,481,057	$850,705	$1,793,813

ASSETS
Total assets for reportable segments (1)	$63,439,768 (1)	$8,914,955 (1)	$16,119,048	(1)
Unallocated corporate assets	11,283,237	2,661,599	3,893,554
Elimination of net intercompany receivables	—	—	(5,592,951	) (1)
Total consolidated assets	$74,723,005	$11,576,554	$14,419,651

(1)                                  Total assets for reportable segments at December 31, 2003 includes net intercompany receivables of $5,592,951. Total assets for reportable segments at December 31, 2005 and 2004 are reported net of intercompany receivables of $0.00 and $2,906,176 (respectively).

EXHIBIT 31.1

CERTIFICATION BY CHIEF EXECUTIVE OFFICER

PURSUANT TO RULES 13a-14(a) AND 15d-14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

(Section 302 of the Sarbanes-Oxley Act of 2002)

I, David A. Johnson, certify that:

1.                                       I have reviewed this annual report on Form 10-K of Geokinetics Inc.

2.                                       Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.                                       Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.                                       The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a - 15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)                                      Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)                                     Designed such internal control over financial reporting or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)                                      Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)                                     Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.                                       The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

a)                                      all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)                                     any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: July 20, 2006	/s/ David A. Johnson
David A. Johnson, President and Chief Executive Officer

EXHIBIT 31.2

CERTIFICATION BY CHIEF FINANCIAL OFFICER

PURSUANT TO RULES 13a-14 AND 15d-14

OF THE SECURITIES EXCHANGE ACT OF 1934

(Section 302 of the Sarbanes-Oxley Act of 2002)

I, Thomas J. Concannon, certify that:

1.                                       I have reviewed this annual report on Form 10-K of Geokinetics Inc.

2.                                       Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.                                       Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.                                       The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a)                                      Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)                                     Designed such internal control over financial reporting or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)                                      Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)                                     Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.                                       The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent functions):

a)                                      all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b)                                     any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: July 20, 2006	/s/ Thomas J. Concannon
Thomas J. Concannon,
Vice President and Chief Financial Officer

EXHIBIT 32.1

Certification of Principal Executive Officer Pursuant to 18 U.S.C. § 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the Annual Report of Geokinetics Inc. (the “Company”) on Form 10-K for the period ending December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date:   July 20, 2006

/s/ David A. Johnson
David A. Johnson, President and Chief Executive Officer

EXHIBIT 32.2

Certification of Chief Financial Officer Pursuant to 18 U.S.C. § 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with Annual Report of Geokinetics Inc. (the “Company”) on Form 10-K for the period ending December 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)           The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date:   July 20, 2006

/s/ Thomas J. Concannon
Thomas J. Concannon
Vice President and Chief Financial Officer

GEOKINETICS INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David A. Johnson and Scott A. McCurdy as proxies, each with full power of substitution, and authorizes them to vote as designated on the reverse side, all the shares of common stock of Geokinetics Inc. (the “Company”) held on record by the undersigned on Monday, September 18, 2006 (the “Record Date”) and in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held at the Omni Houston Hotel, Four Riverway, Houston, TX 77056 at 2:00 p.m. central time on Wednesday, November 1, 2006, or any adjournment thereof, with all powers which the undersigned would possess if present at the meeting.

Address Change/Comments (Mark the corresponding box on the reverse side)

 FOLD AND DETACH HERE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 THROUGH 5.							Mark Here	☐
for Address
Change or
Comments
PLEASE SEE REVERSE SIDE

1.	ELECTION OF DIRECTORS of the Company	FOR all nominees	WITHHOLD				FOR	AGAINST	ABSTAIN
		listed to the left	AUTHORITY		3.	APPROVAL OF CHARTER AMENDMENT TO EFFECT REVERSE STOCK SPLIT	☐	☐	☐
01 William R. Ziegler,		(except as marked	to vote for all nominees
02 David A. Johnson,		to the contrary below)	listed to the left
03 Christopher M. Harte,		☐	☐
04 Steven A. Webster,							FOR	AGAINST	ABSTAIN
05 Gary M. Pittman					4.	RATIFICATION OF APPOINTMENT OF UHY, LLP as independent public accountants of the Company	☐	☐	☐

(Instruction: to withhold authority to vote for any individual nominee, write in the nominee’s name on the line below.)							FOR	AGAINST	ABSTAIN
					5.	APPROVAL OF POLICY FOR ISSUANCE OF STOCK AS PART OF ANNUAL COMPENSATION FOR NON-EMPLOYEE BOARD MEMBERS	☐	☐	☐

		FOR	AGAINST	ABSTAIN
2.	APPROVAL OF AMENDMENT TO 2002 STOCK AWARDS PLAN TO INCREASE NUMBER OF SHARES AUTHORIZED UNDER PLAN	☐	☐	☐	6.	In their discretion, the proxies are authorized to vote upon any other matter that properly may come before the meeting or any adjournment thereof.

Signature	Signature	Date

NOTE:  Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

 FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

OR
INTERNET		TELEPHONE
http://www.proxyvoting.com/gokn.ob		1-866-540-5760
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.